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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                              TRANSACTION AGREEMENT

                                     BETWEEN

                             GREAT-WEST LIFECO INC.

                                       AND

                        CANADA LIFE FINANCIAL CORPORATION

                          MADE AS OF FEBRUARY 14, 2003

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                                TABLE OF CONTENTS

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ARTICLE 1  INTERPRETATION.................................................................................1

1.1        Definitions....................................................................................1

1.2        Interpretation Not Affected by Headings, etc...................................................8

1.3        Rules of Construction..........................................................................8

1.4        Date For Any Action............................................................................8

1.5        Subsidiaries...................................................................................8

1.6        Schedules......................................................................................9

1.7        Accounting Matters.............................................................................9

1.8        Material Adverse Change and Material Adverse Effect............................................9

ARTICLE 2  THE TRANSACTION...............................................................................10

2.1        The Transaction...............................................................................10

2.2        Approvals and Recommendations.................................................................10

2.3        Capital Reorganization........................................................................10

2.4        Issuance of Lifeco Shares.....................................................................13

2.5        Calling of Meeting............................................................................13

2.6        Circular......................................................................................13

2.7        Securities Compliance.........................................................................14

2.8        Preparation of Filings........................................................................14

2.9        Stock Options.................................................................................15

2.10       Rights Plan...................................................................................17

2.11       Action Consistent With the Transaction........................................................17

2.12       Election......................................................................................17

2.13       Proration.....................................................................................18

2.14       Fractional Shares.............................................................................20

2.15       Small Lots....................................................................................20

2.16       Payments......................................................................................21

2.17       Local Currency................................................................................21

2.18       Share Repurchase Adjustment...................................................................21

2.19       Deferred Stock Unit Plan......................................................................21

ARTICLE 3  PUBLICITY AND PROXY SOLICITATION..............................................................21
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3.1        Publicity.....................................................................................21

3.2        Proxy Solicitation............................................................................22

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF CLFC........................................................22

4.1        Organization and Standing.....................................................................22

4.2        Capitalization................................................................................22

4.3        Authority and No Conflicts....................................................................23

4.4        No Defaults...................................................................................24

4.5        Absence of Certain Changes or Events..........................................................24

4.6        Public Disclosure.............................................................................24

4.7        Financial Statements and Financial Matters....................................................25

4.8        Employment Matters............................................................................26

4.9        Litigation....................................................................................27

4.10       Tax...........................................................................................27

4.11       Pension and Employee Benefits.................................................................28

4.12       Compliance with Laws and Permits; Regulatory Matters..........................................29

4.13       Restrictions on Business Activities...........................................................30

4.14       Brokerage and Finders' Fees...................................................................30

4.15       U.S. Securities Law Matters...................................................................30

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF LIFECO......................................................30

5.1        Organization and Standing.....................................................................30

5.2        Capitalization................................................................................31

5.3        Authority and No Conflicts....................................................................31

5.4        No Defaults...................................................................................32

5.5        Absence of Certain Changes or Events..........................................................32

5.6        Public Disclosure.............................................................................33

5.7        Financial Statements..........................................................................33

5.8        Litigation....................................................................................34

5.9        Taxes.........................................................................................34

5.10       Compliance with Laws and Permits; Regulatory Matters..........................................35

5.11       Restriction on Business Activities............................................................36
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5.12       Brokerage and Finders' Fees...................................................................36

5.13       U.S. Securities Law Matters...................................................................36

ARTICLE 6  COVENANTS RELATING TO THE TRANSACTION.........................................................36

6.1        Conduct of Business by CLFC...................................................................36

6.2        Covenants of Lifeco...........................................................................41

6.3        Access to Information and Confidentiality.....................................................42

6.4        Regulatory Approvals..........................................................................43

6.5        Third Party Consents..........................................................................44

6.6        Co-operation..................................................................................44

6.7        Solicitation of Acquisition Proposals.........................................................45

6.8        Request for Access to Confidential Information and Right to Match.............................46

6.9        Notice of Superior Proposal...................................................................47

6.10       Adjourning or Postponing the Meeting..........................................................48

6.11       Insurance.....................................................................................49

ARTICLE 7  CONDITIONS....................................................................................49

7.1        Mutual Conditions.............................................................................49

7.2        Additional Conditions to the Obligations of Lifeco............................................50

7.3        Additional Conditions to the Obligations of CLFC..............................................51

7.4        Closing Matters...............................................................................52

ARTICLE 8  ARTICLES. TERMINATION, AMENDMENT AND WAIVER...................................................52

8.1        Termination...................................................................................52

8.2        Effect of Termination.........................................................................53

8.3        Termination Fee and Expenses..................................................................53

8.4        Amendment.....................................................................................55

8.5        Waiver........................................................................................55

ARTICLE 9  GENERAL.......................................................................................55

9.1        Investigation.................................................................................55

9.2        Alternative Structure.........................................................................55

9.3        Notices.......................................................................................55

9.4        Assignment....................................................................................56
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9.5        Binding Effect................................................................................56

9.6        Third Party Beneficiaries.....................................................................57

9.7        Further Assurances............................................................................57

9.8        Expenses......................................................................................57

9.9        Governing Law.................................................................................57

9.10       Time of Essence...............................................................................57

9.11       Entire Agreement..............................................................................57

9.12       Severability..................................................................................57

9.13       Remedies......................................................................................57

9.14       Counterparts..................................................................................58
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                   AMENDED AND RESTATED TRANSACTION AGREEMENT

      This amended and restated agreement is made as of February 14, 2003, and is between Great-West Lifeco Inc. ("Lifeco") and Canada Life Financial Corporation ("CLFC").

RECITALS

A. The board of directors of CLFC has determined that the Transaction is in the best interests of CLFC, has determined to recommend to CLFC Common Shareholders that they vote in favour of the Transaction and has determined to take all reasonable action to support and effect the Transaction.

B. CLFC and Lifeco entered into a transaction agreement dated February 14, 2003 which agreement is amended and restated by this Agreement

      The parties agree as follows.

                                    ARTICLE 1
                                 INTERPRETATION

1.1   DEFINITIONS. In this Agreement:

      "ACQUISITION PROPOSAL" means (other than the transactions contemplated by this Agreement or permitted by section 6.1 of this Agreement) (i) any merger, amalgamation, arrangement, share exchange, take-over bid, recapitalization, consolidation or business combination involving, directly or indirectly, CLFC or any of its Material Subsidiaries, (ii) any acquisition of assets representing 25% or more of the book value (on a consolidated basis) of the assets of CLFC and its Subsidiaries, taken as a whole (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in a single transaction or a series of related transactions, (iii) any acquisition of beneficial ownership of 25% or more of the CLFC Common Shares in a single transaction or a series of related transactions, (iv) any reinsurance arrangement outside the ordinary course of business that is material to CLFC, (v) any acquisition by CLFC of any assets or securities of another person (other than acquisitions of capital stock or assets or securities of any other person that, individually or in the aggregate, are not material to CLFC and its Subsidiaries, taken as a whole), (vi) any sale of treasury shares, or securities convertible, exercisable or exchangeable for treasury shares, which exceeds 25% of the outstanding voting securities of CLFC or a Material Subsidiary of CLFC or rights or interests therein or thereto, or (vii) any BONA FIDE proposal, or public announcement of an intention, to do any of the foregoing, and includes any amendment to an Acquisition Proposal;

      "APPROVAL DATE" means the date on which all of the approvals specified in paragraphs 7.1(a),(c),(d), and (e) and paragraph 7.3(a) have been obtained;

      "BUSINESS DAY" means any day other than a Saturday, Sunday or statutory holiday in Toronto, Ontario and Winnipeg, Manitoba;

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                                       -2-

      "CANADA LIFE" means The Canada Life Assurance Company, a company existing under the ICA and a wholly-owned Subsidiary of CLFC;

      "CAPITAL REORGANIZATION" has the meaning specified in subsection 2.3(1);

      "CASH ALTERNATIVE" has the meaning specified in paragraph 2.13(1)(a);

      "CIRCULAR" means the notice of the Meeting and accompanying information circular of CLFC to be prepared and sent to CLFC Common Shareholders in contemplation of the Meeting;

      "CLFC COMMON SHAREHOLDERS" means the registered holders of CLFC Common Shares and CLFC Ownership Statements;

      "CLFC COMMON SHARES" means the common shares in the capital of CLFC, including the associated rights under the Rights Plan;

      "CLFC EXPENSE FEE" means $15 million;

      "CLFC MATERIAL SUBSIDIARIES" means Canada Life, Canada Life Capital Corporation Inc., Canada Life International Holdings Limited, Canada Life Insurance Company of America, The Canada Life Group (U.K.) Ltd. and Canada Life Limited;

      "CLFC OPTIONS" means the options to purchase CLFC Common Shares granted under the Management Incentive Plans;

      "CLFC OWNERSHIP STATEMENT" means a share ownership statement issued by CLFC as a record of the CLFC Common Shares owned by a CLFC Common Shareholder following the demutualization of Canada Life;

      "CLFC PLANS" has the meaning specified in subsection 4.11(1);

      "CLFC PREFERRED SHARES" has the meaning specified in section 4.2;

      "CLFC PUBLIC DISCLOSURE DOCUMENTS" has the meaning specified in subsection 4.6(2);

      "CLFC RETIREMENT PLANS" has the meaning specified in subsection 4.11(2);

      "CLICS" means the Canada Life Capital Securities issued by the Canada Life Capital Trust, which, in certain circumstances, are exchangeable for preferred shares of Canada Life and/or CLFC Common Shares as described in the prospectus of Canada Life Capital Trust dated March 7, 2002;

      "CLICS TRANSACTION" means the offering of $450 million of CLiCS in March, 2002 by Canada Life Capital Trust as described in the prospectus of Canada Life Capital Trust dated March 7, 2002;

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                                      -3-

      "CLOSING DATE" means the later of (i) July 2, 2003 and (ii) the twelfth Business Day after the Approval Date or such other date as may be agreed to by the parties;

      "CLOSING TIME" means 8:00 a.m. (Toronto time) on the Closing Date;

      "COMBINATION ALTERNATIVE" has the meaning specified in paragraph
      2.13(1)(e);

      "COMMON SHARE ALTERNATIVE" has the meaning specified in paragraph 2.13(1)(d);

      "COMMISSIONER" means the Commissioner of Competition appointed under the COMPETITION ACT (Canada);

      "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement dated January 20, 2003 between CLFC and Lifeco;

      "DEPOSITARY" has the meaning specified in section 2.14;

      "DISSENT RIGHTS AGREEMENT" means the dissent rights agreement to be made as at the date of the Circular between CLFC, Lifeco and each Dissenting Shareholder substantially in the form of the agreement attached hereto as Schedule B;

      "DISSENTING SHAREHOLDER" means a CLFC Common Shareholder who dissents from the Transaction Resolution in accordance with the Dissent Rights Agreement;

      "ELECTED CONSIDERATION" means the consideration payable to (i) Dissenting Shareholders pursuant to the terms of the Dissent Rights Agreement and
      (ii) all other CLFC Common Shareholders pursuant to section 2.13;

      "ELECTING SHAREHOLDER" has the meaning specified in subsection 2.13(2);

      "ELECTION DATE" means the date determined pursuant to section 2.12, after taking into account any changes made pursuant to such section;

      "ELIGIBLE SHAREHOLDER" means a CLFC Common Shareholder who: (i) is resident in Canada for purposes of the Tax Act and is not exempt from tax under the Tax Act, or (ii) is not resident in Canada for purposes of the Tax Act and whose Exchangeable Shares constitute taxable Canadian property (as defined in the Tax Act), provided that any gain realized by such non-resident from the disposition of Exchangeable Shares would not be exempt from Canadian tax by virtue of an applicable international tax treaty to which Canada is a party, or (iii) is a partnership that owns Exchangeable Shares if one or more of its members would be an Eligible Shareholder if such member held such Exchangeable Shares directly;

      "ENVIRONMENTAL LAWS" means all applicable Laws, including applicable common Law, relating to the protection of the environment (including air, surface water, groundwater and soil) and public health and safety;

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      "EXCHANGE OPTION" has the meaning specified in subsection 2.9(4);

      "EXCHANGEABLE SHARES" has the meaning specified in paragraph 2.3(1)(a);

      "FORM F-8" means a registration statement on Form F-8 that may be filed with the SEC by Lifeco in connection with the issuance of the Lifeco Shares in the United States pursuant to the Transaction and any of the amendments or supplements thereto;

      "FORM F-80" means a registration statement on Form F-80 that may be filed with the SEC by Lifeco in connection with the issuance of the Lifeco Shares in the United States pursuant to the Transaction and any of the amendments or supplements thereto;

      "GOVERNING DOCUMENTS" means, with respect to any person, the letters patent, certificate or articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, unanimous shareholder agreement or declaration or other similar governing documents of such person;

      "GREAT WEST LIFE" means The Great-West Life Assurance Company;

      "HSR ACT" means the HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 of the United States of America;

      "ICA" means the INSURANCE COMPANIES ACT (Canada);

      "KNOWLEDGE" means, with respect to Lifeco, to the knowledge, after reasonable inquiry, of R.L. McFeetors, Co-President and Chief Executive Officer of Lifeco, and, with respect to CLFC, to the knowledge, after reasonable inquiry, of D.A. Nield, Chairman and Chief Executive Officer of CLFC;

      "LAWS" means any law, statute, rule, regulation, by-law, judgment or order of general application, or any direction, policy, guideline, bulletin, ruling, judgment, order or requirement, including of a Regulatory Authority (whether or not having the force of law, but if it does not have the force of law being of a nature such that a prudent financial institution would comply);

      "LETTER OF ELECTION AND TRANSMITTAL" means the letter of election and transmittal providing for, among other things, the selection of the form of the Elected Consideration and the transmittal of share certificates representing CLFC Common Shares to the Depositary;

      "LIABILITY" means any liability, obligation, claim or cause of action of any kind or nature, whether absolute, accrued, contingent or other and whether known or unknown, including any liability, obligation, claim or cause of action arising pursuant to, or as a result of, any insurance or other contract;

      "LIFECO CA" has the meaning specified in subsection 6.3(3);

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                                       -5-

      "LIFECO COMMON SHARES" means the common shares in the capital of Lifeco;

      "LIFECO EXPENSE FEE" means $30 million;

      "LIFECO OPTIONS" has the meaning specified in section 5.2;

      "LIFECO PUBLIC DISCLOSURE DOCUMENTS" has the meaning specified in subsection 5.6(2);

      "LIFECO SERIES E SHARES" means the 4.80% Non-Cumulative First Preferred Shares, Series E of Lifeco having the attributes substantially as set out in Schedule C-1 to this Agreement;

      "LIFECO SERIES F SHARES" means the 5.90% Non-Cumulative First Preferred Shares, Series F of Lifeco having the attributes substantially as set out in Schedule C-2 to this Agreement;

      "LIFECO SHARES" means, as applicable, the Lifeco Common Shares, the Lifeco Series E Shares and the Lifeco Series F Shares;

      "LIFECO STOCK OPTION PLAN" means the Great-West Lifeco Inc. Stock Option Plan. "MCCSR" means the Minimum Continuing Capital and Surplus Requirements for life insurance companies contained in Guideline A of OSFI dated October l997, as amended from time to time;

      "MANAGEMENT INCENTIVE PLANS" means the 2003 Annual Incentive Compensation Plans, the 2003 Long Term Incentive Plan, the 1995 Long Term Incentive Plan (as amended), the Directors Share Purchase Plan, the Canada Life Financial Corporation Stock Option Plan, the Canada Life Financial Corporation Deferred Stock Unit Plan dated February 6, 2001 and the following CLFC employee share purchase plans: the CLFC Employee Share Purchase Plan dated as of January 1, 2001, the Canada Life Assurance (Ireland) Limited Share Ownership Scheme and the Canada Life UK Division All Employee Share Plan;

      "MATERIAL SUBSIDIARY" means a Subsidiary (i) the assets of which exceed 10% of the total assets of the ultimate parent corporation on a consolidated basis as at the end of the last completed fiscal year of the ultimate parent corporation or (ii) of which the ultimate parent corporation's direct or indirect equity interest in the income (before income taxes and extraordinary items) exceeds 10% of such income of the ultimate parent corporation on a consolidated basis during the last completed fiscal year of the ultimate parent corporation, and in the case of CLFC, has the meaning specified under "CLFC Material Subsidiaries";

      "MAXIMUM CASH CONSIDERATION" has the meaning specified in clause 2.3(1)(a)(i);

      "MAXIMUM COMMON SHARE CONSIDERATION" has the meaning specified in clause 2.3(1)(a)(i);

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      "MAXIMUM SERIES E CONSIDERATION" has the meaning specified in clause
      2.3(1)(a)(i);

      "MAXIMUM SERIES F CONSIDERATION" has the meaning specified in clause 2.3(1)(a)(i);

      "MEETING" means the special meeting of CLFC Common Shareholders to be held to consider the Transaction Resolution;

      "MINISTER" means the Minister of Finance of Canada;

      "MISREPRESENTATION" has the meaning specified in the Securities Act;

      "NON-ELECTING SHAREHOLDERS" has the meaning specified in subsection
      2.13(3);

      "OSC" means the Ontario Securities Commission;

      "OSFI" means the Office of the Superintendent of Financial Institutions established pursuant to the OFFICE OF THE SUPERINTENDENT OF FINANCIAL INSTITUTIONS ACT (Canada);

      "OUTSIDE DATE" means July 31, 2003 or such other date as agreed upon in writing by the parties;

      "OVER REQUESTED CONSIDERATION" has the meaning specified in subsection 2.13(2);

      "PERSON" includes any individual, firm, partnership, joint venture, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, unincorporated association or organization, Regulatory Authority, syndicate or other entity, whether or not having legal status;

      "REGULATORY APPROVALS" means the rulings, consents, orders, exemptions, permits and other approvals of Regulatory Authorities as set out in Schedule A;

      "REGULATORY AUTHORITY" means any (i) supranational, multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency, association, institution, or other similar authority, (ii) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under, or for the account of, any of the foregoing, (iii) industry, self-regulatory organization or any stock exchange or (iv) minister, secretary or other governmentally appointed individual, in each case, whether domestic or foreign, and includes the Commissioner, the Minister and the Superintendent;

      "REPRESENTATIVES" has the meaning specified in subsection 6.3(1);

      "RIGHTS PLAN" means the shareholder rights plan of CLFC established pursuant to a shareholders rights agreement dated April 3, 2000 between CLFC and Montreal Trust Company of Canada as it may be amended from time to time;

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      "SEC" means the U.S. Securities and Exchange Commission;

      "SECURITIES ACT" means the SECURITIES ACT (Ontario);

      "SECURITIES LAWS" means the Securities Act, other Canadian provincial securities laws, regulations and rules, United States federal and state securities laws and any other applicable Laws regulating the issuance of, or the trading in, securities;

      "SERIES E ALTERNATIVE" has the meaning specified in paragraph 2.13(1)(b);

      "SERIES F ALTERNATIVE" has the meaning specified in paragraph 2.13(1)(c);

      "SUBSIDIARY" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which such specified body corporate exercises direction or control or which is in a like relation to a Subsidiary;

      "SUPERINTENDENT" means the Superintendent of Financial Institutions appointed pursuant to the OFFICE OF THE SUPERINTENDENT OF FINANCIAL INSTITUTIONS ACT (Canada);

      "SUPERIOR PROPOSAL" means an Acquisition Proposal that (i) if completed in accordance with its terms, would result in a transaction more favourable to CLFC and the CLFC Common Shareholders than the Transaction, (ii) would have a greater value per CLFC Common Share than the Transaction, and (iii) is reasonably capable of completion without undue delay having regard to the nature, scope and size of CLFC and its business and the regulatory environment in which it and its Subsidiaries operate;

      "TAX" and "TAXES" have the respective meanings specified in subsection 4.10(6);

      "TAX ACT" means the INCOME TAX ACT (Canada);

      "TAX ELECTION PACKAGE" means a package consisting of: (a) two copies of Federal Election Form T-2057 or, if the holder of the Exchangeable Shares is a partnership as indicated on the Letter of Election and Transmittal, two copies of Federal Election Form T-2058; (b) if the holder of the Exchangeable Shares is required to file income tax returns in Quebec as indicated on the Letter of Election and Transmittal, then two copies of the Quebec Tax Election Form TP-518V or any replacement form released by the Quebec tax authority or, if the holder of the Exchangeable Shares is required to file in Quebec and is a partnership as indicated on the Letter of Election and Transmittal, then three copies of Quebec Tax Election Form TP-529V or any replacement form released by the Quebec tax authority; and
      (c) a tax election filing authorization letter (two copies if the holder is required to file in Quebec as indicated on the Letter of Election and Transmittal);

      "TAX RETURNS" has the meaning specified in subsection 4.10(6);

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                                       -8-

      "TERMINATION FEE" means a fee of $287,315,000;

      "TRANSACTION" means the Capital Reorganization and implementation of the Capital Reorganization and acquisition by Lifeco of the Exchangeable Shares at the Closing Time through the steps set out in subsection 2.3(2);

      "TRANSACTION RESOLUTION" means a special resolution of the CLFC Common Shareholders voting as a class approving the Transaction and consenting to the waiver of the application of the Rights Plan to the Transaction;

      "UNDER REQUESTED CONSIDERATION has the meaning specified in subsection 2.13(2);

      "U.S. EXCHANGE ACT" means the United States SECURITIES EXCHANGE ACT OF 1934, as amended;

      "U.S. HOLDER" means any person whose address appears on the share registers (including, in the case of CLFC, the registers of holders of CLFC Ownership Statements) maintained by or on behalf of CLFC or Lifeco, as applicable, as being located in the United States;

      "U.S. SECURITIES ACT" means the United States SECURITIES ACT OF 1933; and

      "U.S. TAX CODE" has the meaning specified in subsection 4.10(4).

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and other parts and the use of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

1.3 RULES OF CONSTRUCTION. Unless otherwise specifically indicated or the context otherwise requires, (i) all references to "dollars" or "$" mean Canadian dollars, (ii) words importing the singular include the plural and vice versa and words importing any gender include all genders, (iii) "include," "includes" and "including" are deemed to be followed by the words "without limitation" and (iv) references to a statute are to the statute as amended or replaced from time to time and include any regulations, rules, guidelines, bulletins and policy statements made under the statute.

1.4 DATE FOR ANY ACTION. If the date on which any action is required to be taken under this Agreement by either party is not a Business Day, that action will be required to be taken on the next day that is a Business Day.

1.5 SUBSIDIARIES. To the extent any covenants in this Agreement relate, directly or indirectly, to a Subsidiary of either party, each such provision will be construed as a covenant by such party to cause such Subsidiary to perform the required action.

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1.6   SCHEDULES. The following are the Schedules attached to, and forming part of, this Agreement:

      Schedule A                -     Regulatory Approvals

      Schedule B                -     Form of Dissent Rights Agreement

      Schedule C-1              -     Lifeco Series E Term Sheet

      Schedule C-2              -     Lifeco Series F Term Sheet

      Schedule 4.1              -     Organization and Standing

      Schedule 4.6(3)           -     Public Disclosure

      Schedule 4.8(1)           -     Employment Matters

      Schedule 4.8(2)           -     Collective Bargaining Agreements

      Schedule 4.9              -     Litigation

      Schedule 4.11             -     Pension & Employment Benefits

      Schedule 6.1(1)(b)(iv)     -    Excluded Transactions in the Course of
                                      Implementation

      Schedule 6.1(1)(b)(vi)     -    Lifeco Dividend Dates

      Schedule 6.1(1)(d)(i)      -    2003 Long-Term Incentive Grant

      Schedule 6.11                   CLFC D&O Policies

1.7 ACCOUNTING MATTERS. Unless otherwise stated, subject to subsection 331(4) of the ICA, all accounting terms used in this Agreement have the meanings attributed to them under Canadian generally accepted accounting principles and all determinations of an accounting nature required to be made will be made in a manner consistent with Canadian generally accepted accounting principles.

1.8 MATERIAL ADVERSE CHANGE AND MATERIAL ADVERSE EFFECT. The terms "material adverse change" and "material adverse effect" mean, in respect of Lifeco or CLFC, any change, effect, event, occurrence or change in state of facts that is, or would reasonably be expected to be, material and adverse to the business, assets, Liabilities, financial condition, results of operations or long term prospects of Lifeco or CLFC, respectively, and their respective Subsidiaries, taken as a whole, other than any change, effect, event, occurrence or change in state of facts relating to (i) general political, financial or economic conditions or the state of securities markets in general, including any reduction in major market indices, (ii) the life insurance industry in general or the financial services industry in general, and not specifically relating to Lifeco or CLFC, respectively, or their respective Subsidiaries, (iii) changes in insurance and similar Laws of general applicability or interpretations of those Laws by Regulatory Authorities, or (iv) this Agreement, the Transaction or the announcement thereof. For the purposes of interpreting the terms "material adverse change" and "material adverse effect", a decrease in the market price of the Lifeco Shares or the CLFC Common Shares, as the case may be, will not in and of itself constitute a "material adverse change" or "material adverse effect" except to the extent such decrease is attributable to, or arises as a consequence of, any change, effect, event, occurrence or change in state of facts that would otherwise constitute a material adverse change in respect of, or have a material adverse effect on, Lifeco or CLFC, as the case may be.

                                    ARTICLE 2
                                 THE TRANSACTION

2.1 THE TRANSACTION. Subject to the terms and conditions of this Agreement, CLFC and Lifeco agree to the Transaction and will use, and each agrees that it will cause its respective Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to support approval of and to complete the Transaction.

2.2   APPROVALS AND RECOMMENDATIONS.

(1) CLFC represents and warrants that its board of directors, following consultation with its advisors, has determined unanimously:

      (a) to recommend to the CLFC Common Shareholders that they vote to approve the Transaction; and

      (b) that this Agreement is in the best interests of CLFC and its shareholders.

(2) CLFC represents and warrants that its board of directors has obtained advice from its financial advisors, BMO Nesbitt Burns Inc. and Credit Suisse First Boston LLC, that the aggregate consideration offered by Lifeco in connection with the Transaction is fair, from a financial point of view, to the CLFC Common Shareholders.

(3) The Circular will include, among other things, (i) the unanimous recommendation of the board of directors of CLFC as described in subsection (1), and (ii) the favourable opinions of BMO Nesbitt Burns Inc. and Credit Suisse First Boston LLC which have been received and which state that the aggregate consideration offered by Lifeco in connection with the Transaction is fair, from a financial point of view, to the CLFC Common Shareholders.

2.3   CAPITAL REORGANIZATION.

(1) The Transaction will be effected by means of a reorganization of CLFC's share capital (the "Capital Reorganization"), which will comprise the following:

      (a) the by-laws of CLFC will be amended by CLFC's board of directors prior to the Meeting (which amendment will be confirmed and ratified by the CLFC Common

      Shareholders upon their approval of the Transaction Resolution at the Meeting) to, in addition to the matters set forth in paragraph (b), create a new class of voting shares (the "Exchangeable Shares") ranking junior to the CLFC Preferred Shares and equal to the CLFC Common Shares and having rights, privileges, restrictions and conditions that include the following and that are otherwise consistent with this Agreement:

      (i) each Exchangeable Share (other than those held by Dissenting Shareholders) will be automatically exchanged at the Closing Time for the Elected Consideration, which shall be delivered by Lifeco in accordance with the procedure set forth in section 2.13 and provided that the aggregate Elected Consideration payable to holders of Exchangeable Shares other than Dissenting Shareholders will consist, and be in the form of: (A) $4,372,161,384 in cash less estimated amounts payable pursuant to clause (1)(a)(ii) and any reductions made pursuant to subsection 2.9(5) and section 2.18 (the "Maximum Cash Consideration"); (B) 24,000,000 Lifeco Series E Shares (the "Maximum Series E Consideration"); (C) 8,000,000 Lifeco Series F Shares (the "Maximum Series F Consideration"); and (D) 55,958,505 Lifeco Common Shares (the "Maximum Common Share Consideration"),

      (ii) each Exchangeable Share held by a Dissenting Shareholder will be exchanged at the Closing Time in accordance with the procedures set forth in the Dissent Rights Agreement for the right to receive an amount equal to the fair value in cash of such shareholder's CLFC Common Shares from Lifeco, provided that for the purposes of determining the Maximum Cash Consideration pursuant to clause (i) above, each Exchangeable Share held by a Dissenting Shareholder will be deemed to have been exchanged for $44.50 in cash at the Closing Time,

      (iii) all Exchangeable Shares will be transferred to Lifeco at the Closing Time in exchange for (A) in the case of CLFC Common Shareholders who are not Dissenting Shareholders, the delivery by Lifeco to the holders thereof of the applicable Elected Consideration or, (B) in the case of Dissenting Shareholders, the right to receive from Lifeco an amount equal to the fair value in cash of such shareholders' CLFC Common Shares, in each case automatically and immediately after the step contemplated in paragraph 2.3(1)(b) and without any act required of the holders of Exchangeable Shares, and

      (iv) upon completion of the transfer of all Exchangeable Shares to Lifeco pursuant to clause (iii) above, the Exchangeable Shares will become convertible at the option of the holder thereof into CLFC Common Shares;

(b)   the by-laws of CLFC will be amended in the manner set forth in paragraph
      (a) to change the CLFC Common Shares, other than any CLFC Common Shares owned beneficially by Lifeco or its Subsidiaries that have not been allocated to a segregated or other investment fund established and maintained by any of such Subsidiaries, into Exchangeable Shares at the Closing Time on the basis of one Exchangeable Share for each CLFC Common Share, which change shall occur on a tax-free rollover basis for CLFC Common Shareholders who hold CLFC Common Shares as capital property under subsection 86(1) of the Tax Act; and

      (c) the entering into of the Dissent Rights Agreement to provide CLFC Common Shareholders with a dissent right substantially similar to the dissent right in section 190 of the CANADA BUSINESS CORPORATIONS ACT, except that any payment in respect of their Exchangeable Shares would be made by Lifeco only in cash and otherwise on the terms set out in the Dissent Rights Agreement.

(2) At the Closing Time, the following steps will occur in the following order:

      (a) each CLFC Common Share, except those beneficially owned by Lifeco or any of its Subsidiaries that have not been allocated to a segregated or other investment fund established and maintained by any of such Subsidiaries, will be changed into one Exchangeable Share, which change shall occur on a tax-free rollover basis for CLFC Common Shareholders who hold CLFC Common Shares as capital property under subsection 86(1) of the Tax Act;

      (b) each Exchangeable Share will be transferred to Lifeco automatically, in exchange for (i) in the case of each Exchangeable Share not held by a Dissenting Shareholder, the appropriate Elected Consideration and (ii) in the case of each Exchangeable Share held by a Dissenting Shareholder, the right provided in the Dissent Rights Agreement; and

      (c) Lifeco will convert the Exchangeable Shares acquired by it as contemplated by paragraph (b) into CLFC Common Shares in accordance with the share conditions of the Exchangeable Shares.

(3) CLFC will give Lifeco a reasonable opportunity to review and comment on the share conditions for the Exchangeable Shares and the amendments and changes to CLFC's by-laws required to effect the Capital Reorganization, and the share conditions and amendments and changes shall be in form and content satisfactory to Lifeco, acting reasonably.

(4) Lifeco will make a joint election with a holder of Exchangeable Shares (hereinafter for purposes of this subsection, a "Shareholder") under subsection 85(1) or 85(2) of the Tax Act (and, in either case, the corresponding provision of any applicable provincial income tax legislation) (a "Tax Election") only if the Shareholder is an "Eligible Shareholder" at all relevant times and the Shareholder has duly completed and provided to Lifeco a Tax Election Package in the manner and within the time set out below and the Shareholder receives Lifeco Shares only or in combination with cash upon disposition of its Exchangeable Shares. No Tax Election will be made with any Shareholder who is not an

      Eligible Shareholder. A Shareholder who completes the Tax Election Package and forwards such package to Lifeco will be considered to have represented to Lifeco that the Shareholder is an Eligible Shareholder.

      A duly completed Tax Election Package together with any required supporting schedules must be signed and forwarded by a Shareholder to Lifeco on or before the day that is 120 days after the Closing Date (the "Tax Election Date"). Lifeco will not be obliged to execute any Tax Election received by Lifeco after the Tax Election Date. Any Shareholder who does not ensure that Lifeco has received a duly completed Tax Election Package on or before the Tax Election Date will not be entitled to benefit from the "rollover" provisions in subsections 85(1) and 85(2) of the Tax Act or their provincial equivalents.

      Lifeco agrees to execute any properly completed Tax Election contained in a Tax Election Package received on or before the Tax Election Date by Lifeco from a Shareholder (together with the required tax election filing authorization letter) and to forward such Tax Election by mail within 30 days after the receipt thereof by Lifeco to the appropriate tax authorities with a copy to such Shareholder. Any late filing penalties shall be the responsibility of and shall be paid by the Shareholder.

2.4 ISSUANCE OF LIFECO SHARES. Lifeco will take all steps necessary to issue the Lifeco Shares on the exchange of the Exchangeable Shares, in each case as validly issued and fully-paid and non-assessable shares in the capital of Lifeco.

2.5 CALLING OF MEETING. CLFC will take all actions necessary under the ICA and other applicable Laws to call, give notice of and hold the Meeting as soon as reasonably practicable after the date of this Agreement on a date selected by CLFC, in consultation with Lifeco, which is expected to be May 5, 2003.

2.6   CIRCULAR.

(1) As soon as reasonably practicable, CLFC will prepare the Circular together with any other documents required by the ICA, Securities Laws or other applicable Laws to be sent to CLFC Common Shareholders in connection with the approval of the Transaction Resolution.

(2) CLFC will give Lifeco a reasonable opportunity to review and comment on the Circular and all other documentation contemplated by subsection (1) (including the form of proxy and the Letter of Election and Transmittal), but Lifeco recognizes that whether or not its comments are appropriate will be determined by CLFC, acting reasonably; provided that all information relating to Lifeco or the Lifeco Shares which is included in the Circular shall be in form and content satisfactory to Lifeco, acting reasonably, before the Circular or such documentation is sent to the CLFC Common Shareholders or filed with securities Regulatory Authorities as required by applicable Securities Laws.

(3) CLFC will cause the Circular and any other documentation required in connection with the Meeting to be sent to each CLFC Common Shareholder as required by applicable Laws and filed with securities Regulatory Authorities as required by applicable Securities Laws as soon as reasonably practicable after the date of this Agreement and in any event in sufficient time to comply with the minimum delivery requirements to hold the Meeting on the date specified in section 2.5.

2.7   SECURITIES COMPLIANCE.

(1) Lifeco and CLFC will use their respective reasonable best efforts to obtain all orders required from applicable Regulatory Authorities to permit the issuance and first trade of the Lifeco Shares issuable on exchange of the Exchangeable Shares and on the exercise of Exchange Options as contemplated by subsection 2.9(4), without qualification with, or approval of, or the filing of any prospectus or similar document or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Regulatory Authority under applicable Securities Laws, or the fulfillment of any other legal requirement in any jurisdiction (other than, with respect to such first trades, any restrictions on transfer by reason of a holder being a "control person" for purposes of applicable Securities Laws and other exceptions or requirements of general application).

(2) Lifeco will file with the SEC Form F-8 or Form F-80, including a prospectus consisting of the Circular and any other information required to be contained therein, before any offering documents are sent to CLFC shareholders who are U.S. holders and will make all other submissions or filings required to be made by Lifeco under applicable United States Securities Laws relating to the Transaction, and CLFC will make all required filings under applicable United States Securities Laws relating to the vote on the Transaction Resolution.

2.8   PREPARATION OF FILINGS.

(1)   Lifeco and CLFC will cooperate with each other in:

      (a) the preparation of any applications for orders and the preparation of any other documents reasonably determined by Lifeco or CLFC to be necessary to discharge their respective obligations under applicable Securities Laws in connection with the Transaction and the other obligations under this Agreement;

      (b) the taking of any action that may be required under applicable Securities Laws in connection with the issuance of the Lifeco Shares on the exchange of the Exchangeable Shares and on the exercise of Exchange Options; and

      (c) the taking of any action that may be required under the ICA and state insurance Laws in the United States and the applicable insurance laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

(2) Each of Lifeco and CLFC will promptly furnish to the other all information concerning it as may be required to effect the actions described in subsection (1) and sections 2.6 and 2.7, and each covenants that none of the information furnished or to be furnished by it in connection with such actions or otherwise in connection with the Transaction or the other transactions contemplated by this Agreement will contain any misrepresentation.

(3) Except with respect to the information relating to or provided by Lifeco for inclusion in the Circular, CLFC will ensure that the Circular complies with all applicable Laws and, in particular, that the Circular does not contain any misrepresentation. Lifeco will prepare all PRO FORMA financial statements required by applicable Laws to be included in the Circular and will ensure that all information, including such PRO FORMA financial statements, relating to Lifeco or provided by it for inclusion in the Circular, complies with all applicable Laws and does not contain any misrepresentation. Lifeco will ensure that the PRO FORMA financial statements prepared by it for inclusion in the Circular present fairly the PRO FORMA financial position of Lifeco for the relevant periods, after giving effect to the Transaction and the other transactions contemplated by this Agreement and are prepared in accordance with applicable Securities Laws and with Canadian generally accepted accounting principles. CLFC will ensure that the Circular complies in all material respects with applicable Securities Laws and provides CLFC Common Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Meeting; provided, however, that Lifeco will provide all information required in respect of Lifeco and the Lifeco Shares in order that the Circular complies with applicable Securities Laws and that CLFC Common Shareholders will be provided with information in respect of Lifeco and the Lifeco Shares in sufficient detail to permit them to form a reasoned judgment concerning the matters with respect thereto to be placed before them at the Meeting.

(4) Each of Lifeco and CLFC will promptly notify the other if at any time before or after the Meeting it becomes aware that the Circular, the Form F-8 or Form F-80, as applicable, or any application for an order referred to in subsection (1) contains any misrepresentation, or otherwise requires an amendment or supplement to the Circular, the Form F-8 or Form F-80, as applicable, or such application. In any such event, Lifeco and CLFC will co-operate in the preparation of a supplement or amendment to the Circular, the Form F-8 or Form F-80, as applicable, or other document and, if required, will cause it to be filed with the relevant securities Regulatory Authorities and/or distributed to the CLFC Common Shareholders, as required by Securities Laws.

2.9   STOCK OPTIONS.

(1) CLFC shall make commercially reasonable efforts to amend the Management Incentive Plans to cause all unvested CLFC Options to vest 10 days prior to the Election Date, including obtaining (and providing copies to Lifeco) not later than May 15, 2003 all approvals and consents required under the Management Incentive Plans and all required Regulatory Approvals in connection with the matters contemplated by this subsection.

(2) CLFC covenants and agrees to make commercially reasonable efforts, prior to the Closing Date, to establish to the satisfaction of Lifeco, acting reasonably, that:

      (a)   no holder of a CLFC Option is a corporation;

      (b) no holder of a CLFC Option is a person that at any time during the one year period ending at the Closing Time was a "specified shareholder" of CLFC for purposes of the Tax Act, as such term is applied in subparagraph 88(1)(c)(vi) of the Tax Act; and

      (c) if all holders of CLFC Options were a single person, such person would not be a person that at any time during the one year period ending at the Closing Time was a "specified shareholder" of CLFC for purposes of the Tax Act, as such term is applied in subparagraph 88(1)(c)(vi) of the Tax Act.

(3) If (A) CLFC is unable to establish to the satisfaction of Lifeco, acting reasonably, that the matters set out in clauses (a), (b) and (c) of subsection (2) are true; and (B) Lifeco has not received prior to the Closing Date a comfort letter from the Department of Finance (Canada) ("Finance") satisfactory to Lifeco acting reasonably (a "Satisfactory Comfort Letter") confirming that Finance intends to recommend an amendment to the Tax Act such that the rights (including rights to acquire Lifeco Common Shares) which would be acquired by all holders of CLFC Options if the amendment of the Management Incentive Plans described in subsection
      (4) below were made would not constitute property acquired in substitution for any property owned (directly or indirectly) by CLFC for purposes of paragraph 88(1)(c) of the Tax Act, then CLFC agrees that it shall make commercially reasonable efforts to amend the Management Incentive Plans prior to the Closing Time such that all such unexercised CLFC Options will expire immediately after the Closing Time, including obtaining (and providing copies to Lifeco) not later than May 15, 2003 all approvals and consents required under the Management Incentive Plans and all required Regulatory Approvals in connection with the matters contemplated by this subsection.

(4) If (A) CLFC is able to establish to the satisfaction of Lifeco, acting reasonably, that the matters set out in clauses (a), (b) and (c) of subsection (2) are true, or (B) Lifeco has received prior to the Closing Date a Satisfactory Comfort Letter, subject to the receipt of the approval of the Toronto Stock Exchange, CLFC will amend the Management Incentive Plans prior to the Closing Time such that each unexercised CLFC Option outstanding at the Closing Time will be exchanged (effective immediately after completion of the step described in paragraph 2.3(2)(b)) for an option (an "Exchange Option") under the Management Incentive Plans to acquire only that number of Lifeco Common Shares as is equal to the number of CLFC Common Shares that were issuable on exercise of such CLFC Option immediately prior to the Closing Time multiplied by 1.1849 and rounded down to the nearest whole number at an exercise price per Lifeco Common Share equal to the quotient determined by dividing the exercise price per CLFC Common Share at which such CLFC Option was exercisable immediately prior to the Closing Time by 1.1849, rounded up to the nearest cent and to provide that all unexercised Exchange Options shall automatically expire 45 days after the Closing Date. Lifeco will take all steps necessary in order to issue the Lifeco Common Shares issuable on the exercise of Exchange Options in accordance with the terms of the Management Incentive Plans, as so amended, and in order that such Lifeco Shares will be freely tradeable by the holders thereof as contemplated by subsection 2.7(1) and Lifeco will make commercially reasonable efforts to establish a facility with one or more investment dealers to facilitate the cashless exercise of such options, at no cost to Lifeco. CLFC will make commercially reasonable efforts to obtain (and provide copies to Lifeco) not later than May 15, 2003 all approvals and consents required under the Management Incentive Plans and all required Regulatory Approvals in connection with the matters contemplated by this subsection.

(5) At the Closing Time, the Maximum Cash Consideration specified in clause 2.3(1)(a)(i)(A) shall be reduced by an amount equal to the product of (i) the aggregate number of CLFC Common Shares originally issuable upon exercise of the CLFC Options outstanding at the Closing Time, and (ii) $44.50.

2.10 RIGHTS PLAN. Subject to applicable Law, CLFC will not waive the application of the Rights Plan, including redeeming any of the outstanding rights issued under the Rights Plan, or take any other action that would limit the application of the Rights Plan to any transaction, including an Acquisition Proposal, other than a Superior Proposal that consists of a specific offer that is not conditional upon access or continued access to confidential or material non-public information relating to CLFC or its Subsidiaries, unless (i) it is permitted to do so under the Rights Plan and (ii) it has complied with sections 6.7, 6.8 and 6.9 and the five day period under paragraph 6.9(1)(d) has elapsed. Any such waiver or other action taken by CLFC will not be effective if the Transaction Resolution has been approved at the Meeting.

2.11 ACTION CONSISTENT WITH THE TRANSACTION. Neither Lifeco nor CLFC will take, or will permit any of its respective Subsidiaries to take, any action, and each of them will refrain, and will cause its respective Subsidiaries to refrain, from taking any action, that would be inconsistent with this Agreement or the completion of the Transaction or that would reasonably be expected to prevent or materially delay the approval of or completion of the Transaction, except as permitted or contemplated by this Agreement. In particular, CLFC will not change the date of or adjourn, postpone or cancel (or propose to adjourn, postpone or cancel) the Meeting without Lifeco's prior written consent (not to be unreasonably withheld), except as provided in section 6.10 or as required by valid shareholder action.

2.12  ELECTION.

(1) In order for a CLFC Common Shareholder to elect (i) one of the forms of Elected Consideration offered pursuant to the Transaction and to be considered an "Electing Shareholder" and (ii) the other options contemplated by this Article 2, such CLFC Common Shareholder's duly completed Letter of Election and Transmittal, together with the documents contemplated in the Letter of Election and Transmittal to be included therewith, must be received by the Depositary by 4:00 p.m. (Toronto time) on the Election Date (as defined herein).

(2) The "Election Date" shall be June 26, 2003, unless Lifeco in its sole judgment determines that the Closing Date is not reasonably likely to occur on July 2, 2003. In such case, the Election Date shall be changed to such date as Lifeco expects to be no later than three Business Days before the Closing Date. If the Election Date is changed. CLFC shall provide at least 10 days' notice of such change by means of publication in generally the same publications and manner in which CLFC publishes notices of the record date for meetings of CLFC Common Shareholders.

(3) For greater certainty, the Election Date may be changed more than once, provided that all changes are made in accordance with the terms of this section and provided further that all other provisions of this Agreement, including subsection 8.1(d), shall continue to apply unamended.

2.13  PRORATION.

(1) Each CLFC Common Shareholder (other than Dissenting Shareholders) may, subject to subsection (2), elect to receive Elected Consideration in respect of all Exchangeable Shares held by such CLFC Common Shareholder consisting of:

      (a) $44.50 in cash, multiplied by the number of CLFC Common Shares designated for cash consideration by such CLFC Common Shareholder, provided that such number may not exceed the total number of CLFC Common Shares then held by such CLFC Common Shareholder, less CLFC Common Shares in respect of which designations are made by such shareholder under paragraphs (b), (c) and (d) (the "Cash Alternative"); or

      (b) 1.78 Lifeco Series E Shares, multiplied by the number of CLFC Common Shares designated for Series E Share consideration by such CLFC Common Shareholder, provided that such number may not exceed the total number of CLFC Common Shares then held by such CLFC Common Shareholder, less CLFC Common Shares in respect of which designations are made by such shareholder under paragraphs (a), (c) and (d) (the "Series E Alternative"); or

      (c) 1.78 Lifeco Series F Shares, multiplied by the number of CLFC Common Shares designated for Series F Share consideration by such CLFC Common Shareholder, provided that such number may not exceed the total number of CLFC Common Shares then held by such CLFC Common Shareholder, less CLFC Common Shares in respect of which designations are made by such shareholder under paragraphs (a), (b) and (d) (the "Series F Alternative"); or

      (d) 1.1849 Lifeco Common Shares, multiplied by the number of CLFC Common Shares designated for Lifeco Common Share consideration by such CLFC Common Shareholder, provided that such number may not exceed the total number of CLFC Common Shares then held by such CLFC Common Shareholder, less CLFC Common Shares in respect of which designations are made by such shareholder under paragraphs (a), (b) and (c) (the "Common Share Alternative"); or

      (e) any combination of the forms of consideration referred to in paragraphs (a) to (d) above, in accordance with the provisions of paragraphs (a) to (d) above, provided that the total number of CLFC Common Shares in respect of which all such elections are made does not exceed the total number of CLFC Common Shares then held by such CLFC Common Shareholder (the "Combination Alternative").

(2) If, on the Closing Date, proper elections have been made in respect of CLFC Common Shares which, if complied with by Lifeco, would result in Lifeco paying the holders thereof in excess of any of the Maximum Cash Consideration, the Maximum Common Share Consideration, the Maximum Series E Consideration or the Maximum Series F Consideration (the form(s) of Elected Consideration for which the relevant maximum would be exceeded being referred to herein as the "Over Requested Consideration", and the other form(s) of Elected Consideration for which the relevant maximum would not be exceeded being referred to herein as the "Under Requested Consideration"), then the following rules shall be applied to allocate the Elected Consideration among all of the CLFC Common Shareholders who have properly elected the form or forms of consideration that each such shareholder wishes to receive (each such shareholder being referred to as an "Electing Shareholder"):

      (a) an Electing Shareholder who has properly elected Under Requested Consideration shall be entitled to receive such Under Requested Consideration in the form that such Electing Shareholder elected in respect of all CLFC Common Shares in respect of which such proper election was made;

      (b) an Electing Shareholder who has properly elected a particular form of Over Requested Consideration shall receive a portion of such Over Requested Consideration based on the proportion that the number of CLFC Common Shares in respect of which the particular form of Over Requested Consideration was elected by such Electing Shareholder is of the total number of CLFC Common Shares in respect of which that particular form of Over Requested Consideration was elected, such that all such Electing Shareholders receive, in the aggregate, the maximum applicable type of Elected Consideration;

      (c) the balance of the Elected Consideration to be received by an Electing Shareholder in respect of all such shareholder's CLFC Common Shares which remain unallocated as a result of the operation of paragraph (b) ("Unallocated CLFC Common Shares") shall be in the form of a proportion of each form of the Under Requested Consideration remaining after taking into account the allocations made pursuant to paragraph (a), based upon the number of Unallocated CLFC Common Shares held by such Electing Shareholder as a proportion of the total number of (i) all Unallocated CLFC Common Shares and
            (ii) all CLFC Common Shares held by Non-Electing Shareholders (as defined in subsection (3)); provided that all Electing Shareholders will receive in respect of their Unallocated CLFC Common Shares, and all Non-Electing Shareholders will receive in respect of their CLFC Common Shares, the same relative proportions, as nearly as may be practical, of each form of the remaining Under Requested Consideration.

(3) If there are CLFC Common Shares in respect of which a proper election was not made, then the following rules shall be applied to allocate the Elected Consideration to the holders (the "Non-Electing Shareholders") of such shares: each Non-Electing Shareholder will be entitled to receive a proportion of each form of the Under Requested Consideration remaining after taking into account the allocations made to the Electing Shareholders pursuant to paragraph (2)(a), based upon the number of CLFC Common Shares held by such Non-Electing Shareholder as a proportion of the total number of (i) all Unallocated CLFC Common Shares and (ii) all CLFC Common Shares held by Non-Electing Shareholders; provided that all Electing Shareholders will receive in respect of their Unallocated CLFC Common Shares, and all Non-Electing Shareholders will receive in respect of their CLFC Common Shares, the same relative proportions, as nearly as may be practical, of each form of the remaining Under Requested Consideration.

(4) For greater certainty, in any case where a CLFC Common Shareholder receives more than one form of consideration for that shareholder's Exchangeable Shares, such shareholder shall be considered for all purposes to have disposed of each individual Exchangeable Share for such combined consideration in such a manner that the amount of each form of consideration received for any one Exchangeable Share shall be equal to the amount of such form of consideration received for every other Exchangeable Share previously held by such CLFC Common Shareholder.

2.14 FRACTIONAL SHARES. Each person who would, as a result of the Transaction, otherwise be entitled to a fractional interest in a Lifeco Share will receive in lieu of such fractional interest a cash payment equal to such person's proportionate share of the proceeds (after deducting fees and expenses) received by a depositary chosen by Lifeco (the "Depositary") on the sale of whole Lifeco Shares of such class representing an accumulation of all fractional interests in Lifeco Shares to which all such persons would otherwise be entitled. The Depositary will sell such Lifeco Shares involved on the Toronto Stock Exchange as soon as commercially reasonable, but in any event no later than three Business Days following the Closing Date. The aggregate proceeds (after deducting fees and expenses) of such sale will be remitted by the Depositary, proportionately in relation to the respective fractions, among the persons otherwise entitled to receive fractional interests in Lifeco Shares of such class.

2.15 SMALL LOTS. Each person who would as a result of the Transaction, otherwise be entitled to receive an amount of any class of Lifeco Shares numbering less than 100 shares (a "Small Lot"), shall be entitled to receive, provided that such person properly so elects (a "Small Lot Election") in lieu of such Small Lot, a cash payment equal to such person's proportionate share of the proceeds (after deducting fees and expenses) received by the Depositary on behalf of such person on the sale of all Lifeco Shares of such class for which a Small Lot Election was made. The Depositary will sell such Lifeco Shares on the Toronto Stock Exchange as soon as commercially reasonable, but in any event no later than three Business Days following the

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                                      -21-

Closing Date. The aggregate proceeds (after deducting fees and expenses) of such sale will be distributed by the Depositary, proportionately in relation to the respective number of Lifeco Shares of such class in respect of which an electing person made a Small Lot Election as a proportion of the total number of Lifeco Shares of such class in respect of which a Small Lot Election was made to such electing person.

2.16 PAYMENTS. Lifeco shall make commercially reasonable efforts to cause to be paid to each CFLC Common Shareholder each form of Elected Consideration (including any amounts payable pursuant to sections 2.14 and 2.15) as soon as commercially practicable after the quantum of each such form to be paid to each CLFC Common Shareholder has been determined.

2.17 LOCAL CURRENCY. CLFC Common Shareholders resident in the United States, the United Kingdom and Ireland who are entitled to receive cash from Lifeco pursuant to the Transaction (which for the purposes of this section shall include any payments payable to such shareholders pursuant to sections 2.14 or 2.15) will be paid the local currency equivalent of such cash, at the rate of exchange obtained by Lifeco for such exchange (which shall be made by Lifeco within 3 Business Days of the date of payment) at no cost to Lifeco, except that where such a CLFC Common Shareholder so elects, Lifeco shall make such cash payments to such CLFC Common Shareholder in Canadian currency.

2.18 SHARE REPURCHASE ADJUSTMENT. The Maximum Cash Consideration specified in clause 2.3(1)(a)(i)(A) shall be reduced by an amount equal to the product of (x) the aggregate number of CLFC Common Shares acquired by CLFC or any of its Subsidiaries subsequent to December 31, 2002 and prior to the Closing Time and
(y) $44.50.

2.19  DEFERRED STOCK UNIT PLAN.

(1) CLFC will cause all required steps to be taken to formally terminate the granting of any additional units under the Canada Life Financial Corporation Deferred Stock Unit Plan dated February 6, 2001 (the "DSU Plan") as soon as reasonably possible.

(2) Lifeco will use commercially reasonable efforts to make adjustments to units granted under the DSU Plan and amendments to the DSU Plan to attempt to preserve the tax benefit of the DSU Plan to its participants and will honor the terms of the DSU Plan in accordance therewith.

                                    ARTICLE 3
                        PUBLICITY AND PROXY SOLICITATION

3.1   PUBLICITY.

(1) Each of Lifeco and CLFC will consult with the other with respect to any press release or other public written statements relating to the Transaction or this Agreement with a view to achieving co-ordinated and consistent public news releases and other public written statements. Neither Lifeco nor CLFC will issue any such press release or make any such public written statement prior to consulting with the other, except as may be required by

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                                      -22-

      applicable Laws or by obligations pursuant to any listing agreement with a stock exchange, but only after using its reasonable commercial best efforts to consult the other party, taking into account the time constraints to which it is subject as a result of such Laws or obligations.

(2) Each of Lifeco and CLFC will provide the other with a reasonable opportunity to review and comment on any material change report filed pursuant to applicable Canadian Securities Laws in respect of this Agreement and the Transaction.

3.2 PROXY SOLICITATION. CLFC will retain, in consultation with Lifeco, Merrill Lynch & Co. and one or more other firms to act as proxy solicitation agents (the "Soliciting Agents") in connection with the Meeting to solicit proxies in favour of the Transaction. CLFC will be responsible for the cost of the Soliciting Agents, which costs will be determined by Lifeco in consultation with CLFC.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF CLFC

      CLFC  represents and warrants to Lifeco as follows:

4.1   ORGANIZATION AND STANDING.

(1) CLFC and each of its Subsidiaries has been duly incorporated, organized or formed and is validly existing under the Laws of its jurisdiction of incorporation, organization or formation and has full corporate power and authority to own, lease and operate its properties and to conduct its businesses as currently conducted, and except as disclosed in Schedule 4.1 is duly qualified, licensed or registered to carry on business in each jurisdiction in which the nature of the business conducted by it or the ownership, leasing or operation of its properties requires it to be so qualified, licensed or registered, except where, individually or in the aggregate, the failure to be so qualified, licensed or registered would not have a material adverse effect on CLFC.

(2) The definition of "CLFC Material Subsidiaries" contains a complete and accurate list of each of the Material Subsidiaries of CLFC. For each CLFC Material Subsidiary, CLFC has provided to Lifeco a list of (i) the nature of its legal organization and (ii) the jurisdiction of its organization or formation. CLFC owns beneficially, directly or indirectly, all the outstanding shares (or equivalent equity or ownership interests) of the CLFC Material Subsidiaries and all such shares (or equivalent equity or ownership interests) are owned free of any liens, security interests, claims of third parties or other encumbrances.

(3) CLFC has made available to Lifeco complete and accurate copies of its governing documents.

4.2 CAPITALIZATION. As of the date hereof, the authorized share capital of CLFC consists of an unlimited number of common shares and an unlimited number of non-voting preferred shares, issuable in series, of which one series, non-cumulative redeemable Series B preferred shares (the "CLFC Preferred Shares") has been created. As of the close of business on February 14, 2003 there are issued and outstanding no more than 160,400,000 CLFC Common Shares and 6,000,000 CLFC Preferred Shares, and there are no other shares of any class or series outstanding. As of the close of business on February 14, 2003, there are no more than 3,100,000 CLFC Common Shares issuable upon the exercise of CLFC Options and there are no CLFC Common Shares issuable upon the exercise of any other options, warrants or conversion or exchange rights, other than the Rights Plan. As of December 31, 2002, less than 25% of the CLFC Common Shares were held by U.S. holders. Except as set forth above, and other than CLFC Common Shares issuable pursuant to the Management Incentive Plans or the CLiCS Transaction, there are no options, warrants or other rights, shareholder rights plans (other than the Rights Plan), agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by CLFC of any shares of CLFC or any of its Subsidiaries (including CLFC Common Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of CLFC (including CLFC Common Shares) or any of its Subsidiaries. All outstanding CLFC Common Shares and CLFC Preferred Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights, and all CLFC Common Shares issuable upon the exercise of outstanding CLFC Options in accordance with their respective terms have been duly authorized and, upon issuance, will be validly issued as fully paid and non-assessable and will not be subject to any pre-emptive rights. Other than the CLFC Options, there are no securities of CLFC or of any Subsidiary outstanding which have the right to vote generally (or are convertible into or exchangeable for securities having the right to vote generally) with the CLFC Common Shareholders on any matter. There are no outstanding or other obligations of CLFC or any CLFC Material Subsidiary to repurchase, redeem or otherwise acquire any securities of CLFC or any CLFC Material Subsidiary or with respect to the voting or disposition of any outstanding securities of any of the Material Subsidiaries of CLFC.

4.3   AUTHORITY AND NO CONFLICTS.

(1) CLFC has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. CLFC has taken all necessary corporate action to authorize the execution and delivery by it of and the performance of its obligations under this Agreement.

(2) This Agreement has been duly executed and delivered by CLFC and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally and by general principles of equity.

(3) None of the execution and delivery of this Agreement by CLFC, the performance by it of its obligations under this Agreement or the completion of the transactions contemplated by this Agreement will:

      (a) conflict with, or violate any provision of, the governing documents of CLFC or any of its Subsidiaries;

      (b) subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in section 6.3(2)(b) being made or obtained, violate or conflict with or result in a breach of any Laws applicable to CLFC or any of its Subsidiaries; or

      (c) result in the imposition of any encumbrance, charge or lien on any of CLFC's assets or the assets of any of its Subsidiaries;

except, in the case of clauses (b) and (c), for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on CLFC or materially impair its ability to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

4.4 NO DEFAULTS. None of CLFC or any of the CLFC Material Subsidiaries is in default under or in violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, or permit the termination or acceleration of, or give rise to other rights in favour of any party under, any term, condition or provision of (i) their respective governing documents, (ii) any agreement, mortgage, indenture, lease, license or other obligation or instrument to which CLFC or any of the CLFC Material Subsidiaries is a party or by which CLFC or any of the CLFC Material Subsidiaries or any of its or their property is bound or subject, except, in the case of clause (ii), defaults, violations, terminations or accelerations that, individually or in the aggregate, would not have a material adverse effect on CLFC or materially impair its ability to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as publicly announced or as disclosed in the CLFC Public Disclosure Documents filed prior to the date of this Agreement, since December 31, 2002, CLFC and the CLFC Material Subsidiaries have conducted their respective businesses only in the ordinary course in a manner consistent with past practice and there has not been any material adverse change with respect to CLFC or any event, occurrence or development that would reasonably be expected to have a material adverse effect on CLFC or that may materially and adversely affect the ability of CLFC to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

4.6   PUBLIC DISCLOSURE.

(1) CLFC is a reporting issuer under the Securities Act and other applicable Canadian Securities Laws and is not in material default of the requirements of the Securities Act or any such other applicable Securities Laws. CLFC has filed on a timely basis all required forms and documents with the SEC since January 1, 2001, each of which has complied in all material respects with all applicable requirements of the U.S. Securities Act and the U.S. Exchange Act, as in effect on the dates such forms and documents were filed. Since January 1, 2000, no subsidiary of CLFC has filed, or has been required to file, any form, report or other document with the SEC under Sections 13(a) or 15(d) of the U.S.

      Exchange Act. The CLFC Common Shares are not listed on any stock exchange or traded in any over-the-counter market other than the Toronto Stock Exchange and the New York Stock Exchange.

(2) After giving effect to subsequent filings in relation to matters covered in earlier filings, the public filings made by CLFC under the Securities Act, the U.S. Exchange Act and other applicable Securities Laws (the "CLFC Public Disclosure Documents") since January 1, 2001 do not contain any misrepresentation. CLFC has not filed any confidential material change report with the OSC or any other securities authority or regulators or any stock exchange or other self-regulatory authority.

(3) Since January 1, 2002, other than as disclosed in Schedule 4.6(3), CLFC has not received written notice from any Regulatory Authority that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by such Regulatory Authority. Since January 1, 2002, CLFC's independent auditors have not informed CLFC that they have any material questions, challenges or disagreements regarding or pertaining to CLFC's accounting policies or practices. Neither CLFC nor any of its Subsidiaries has used any off-balance sheet special purpose entities in connection with material financing arrangements.

4.7   FINANCIAL STATEMENTS AND FINANCIAL MATTERS.

(1) The consolidated financial statements of CLFC (including any related notes) included in any CLFC Public Disclosure Documents (i) have been prepared, subject to subsection 331(4) of the ICA, in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved, (ii) comply in all material respects with the requirements of the ICA and applicable Securities Laws and (iii) fairly present, in all material respects, the consolidated financial position of CLFC and the segregated funds of any of CLFC's Subsidiaries and the results of operations, cash flows and changes in the net assets of such segregated funds on a consolidated basis as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal recurring year end adjustments, none of which will be material.

(2) Since December 31, 2002, there has not been any change by CLFC or any of its Subsidiaries in their accounting policies, methods, practices or principles that is material to CLFC's consolidated financial statements, other than as disclosed in Note 1 to CLFC's 2002 annual financial statements.

(3) The aggregate actuarial reserves, other actuarial amounts and provisions held by CLFC in respect of Liabilities relating to insurance contracts of it (if any) and its Subsidiaries as established or reflected in its last published audited consolidated financial statements or in other reports or statements filed with insurance Regulatory Authorities (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, (iii) were based on sound actuarial assumptions, (iv) met the requirements of the ICA in all material respects, and (v) were adequate at such date under generally accepted actuarial standards consistently applied to cover the total amount of the reasonably accepted matured and unmatured Liabilities of it and its Subsidiaries under all their outstanding insurance contracts; and it and its Subsidiaries own assets of sufficient kind, quality and other characteristics to meet the requirements of, in the case of it and its Subsidiaries regulated pursuant to the ICA, the ICA, and in the case of Subsidiaries regulated other than pursuant to the ICA, all other applicable insurance Laws.

(4) None of CLFC or any of its Subsidiaries has any Liabilities other than (i) Liabilities reflected in accordance with Canadian generally accepted accounting principles in CLFC's latest published audited consolidated financial statements, (ii) Liabilities incurred or arising since the date of such financial statements in the ordinary course of business consistent with past practice, (iii) Liabilities which would not, individually or, in the aggregate, have a material adverse effect on CLFC, or (iv) Liabilities assumed in connection with the acquisition of the German business of Prudential U.K. plc on January 2, 2003.

(5) The information provided by or on behalf of CLFC to Lifeco with respect to CLFC's MCCSR and "embedded value" has been compiled based on reasonable underlying data and assumptions, including actuarial assumptions and reserves, and such information concerning CLFC's MCCSR is accurate in all material respects as of the date to which it pertains.

4.8   EMPLOYMENT MATTERS.

(1) Except as described in the CLFC Public Disclosure Documents or Schedule 4.8(1), none of CLFC or any of its Subsidiaries is a party to any employment, consulting, severance or termination of employment agreement other than agreements that may be terminated in accordance with those CLFC severence policies which have been disclosed in writing to Lifeco between February 14, 2003 and February 28, 2003, or on reasonable notice or reasonable payment in lieu of notice in accordance with applicable Laws.

(2) Other than as disclosed in Schedule 4.8(2), none of CLFC or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or any other labour contract applicable to any employees of CLFC or its Subsidiaries. There is no strike or labour dispute, slowdown, lockout or stoppage pending or, to the knowledge of CLFC, threatened against or affecting CLFC or any of its Subsidiaries. To the knowledge of CLFC, there are no current union organizing activities involving employees of CLFC.

(3) There are no current or pending or, to the knowledge of CLFC, threatened proceedings before any board or tribunal or claims with respect to employment and labour Laws, including employment and labour standards, unfair labour practices, employment discrimination, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations, other than such proceedings and claims which, individually or in the aggregate, would not have a material adverse effect on CLFC.

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                                      -27-

4.9 LITIGATION. Except as disclosed in Schedule 4.9, there are no claims, actions, proceedings or investigations pending or, to the knowledge of CLFC, threatened against CLFC or any of its Subsidiaries before any arbitrator or Regulatory Authority (and CLFC and its Subsidiaries have no knowledge of any facts that are likely to give rise to any such claim, action, proceeding or investigation), including in relation to the sales or marketing of its insurance contracts or other products or services or the environment that would be reasonably expected to have a material adverse effect on CLFC or prevent or materially delay the transactions contemplated by this Agreement.

4.10  TAX.

(1) A representation with respect to Taxes contained in this section shall be deemed to be accurate unless an inaccuracy contained therein would, individually or in the aggregate, have a material adverse effect on CLFC.

(2) CLFC and each of its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it and all such Tax Returns are complete and correct in all material respects. CLFC and each of its Subsidiaries has paid all Taxes which are due and payable by it, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the most recently published financial statements of CLFC. CLFC's most recently published consolidated financial statements contain adequate provision, in accordance with Canadian generally accepted accounting principles, for Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns, and, since the date of such statements, neither CLFC nor any of its Subsidiaries has incurred a liability for a material amount of Taxes otherwise than in the ordinary course of business. CLFC and each of its Subsidiaries has made adequate provision, in accordance with Canadian generally accepted accounting principles, in its books and records for any amount of Taxes material to CLFC on a consolidated basis and accruing in respect of any accounting period ending after the period covered by such financial statements.

(3) There are no actions, suits, proceedings, investigations, audits or claims made (or, to the knowledge of CLFC, threatened) against CLFC or any of its Subsidiaries in respect of Taxes or any matters under discussion with any Regulatory Authority relating to Taxes asserted by any such authority, in each case, which may have a material adverse effect on CLFC, net of provisions in respect thereof in the most recent published financial statements of CLFC. There have been no waivers of statutes of limitations or objections to any assessments or reassessments involving Taxes given, filed or requested with respect to CLFC or any of its Subsidiaries except in circumstances where the Taxes under objection have been paid or adequate provision for the payment thereof has been made. All liabilities of CLFC and the CLFC Material Subsidiaries for federal and provincial income and capital taxes have been assessed by the Canada Customs and Revenue Agency and, where applicable, Canadian provincial, tax authorities for all fiscal years up to and including the fiscal year ended December 31, 2001.

(4) None of CLFC or any of its Subsidiaries (i) has made an election to be treated as a "consenting corporation" under subsection 341(f) of the United States Internal Revenue Code of 1986 (the "U.S. Tax Code") or (ii) is a party to any Tax sharing or other similar agreement or arrangement or any Tax indemnification agreement of any nature with any other person (other than in agreements with CLFC or any of its Subsidiaries) pursuant to which CLFC or any of its Subsidiaries has or could have any material liabilities in respect of Taxes. CLFC has not made an election under subsection 897(i) of the U.S. Tax Code to be treated as a domestic corporation for purposes of section 897, 1445 and 6039C of the U.S. Tax Code.

(5) CLFC and each of its Subsidiaries has collected, withheld and remitted all Taxes required to be collected, withheld and remitted by it within the time required by applicable Laws.

(6) "Tax" and "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any taxing authority (Canada or foreign), including income taxes (including any tax on or based on net income, gross income, income as specially defined, earnings, profits or selected items of income, earning or profits), taxes under Part XII.3 or any Part or provision of the Tax Act, capital gains taxes, corporation taxes, capital acquisition taxes, capital taxes, gross receipts taxes, environmental taxes, taxes on registered investments or in respect of excessive holdings of foreign property, sales taxes, use taxes, AD VALOREM taxes, value added taxes, transfer taxes, franchise taxes, license taxes, disability taxes, withholding taxes, payroll taxes, employment taxes, employer health taxes, pension plan premiums, excise taxes, severance, social security or social insurance premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes or duties, occupation taxes, premium taxes, property taxes, alternative or add-on minimum taxes, goods and services taxes, customs duties or other taxes, fees, imposts, assessments or charges of any kind whatsoever, together with any interest and any penalties or fines or additional amounts imposed and any interest, fines, penalties, additional taxes and additions to tax imposed with respect to the foregoing. "Tax Returns" means all returns, reports, information returns, tax slips and statements filed or required to be filed in connection with Taxes.

4.11  PENSION AND EMPLOYEE BENEFITS.

(1) Each registered, supplementary or other pension, retirement, profit sharing, bonus, savings, deferred compensation, stock option, purchase, appreciation, group insurance or other material employee or retiree benefit plans, programs or arrangements, formal or informal, oral or written, maintained or contributed to by CLFC or any of its Material Subsidiaries (each plan, program or arrangement, a "CLFC Plan") has been administered, established, invested, and operated in material compliance with its terms and all applicable Laws and all required contributions or premiums thereunder have been made in material compliance with (i) all applicable Laws or other legislative, administrative or judicial promulgations applicable to such CLFC Plan and (ii) the terms of such CLFC Plan.

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                                      -29-

(2) Schedule 4.11 identifies (x) each CLFC Plan which is a pension plan, supplementary pension plan or retiree benefits plan maintained or contributed to by CLFC or any of its Material Subsidiaries (each such plan, a "CLFC Retirement Plan") and (y) each banked vacation pay, short-term disability, long-term disability and deferred commission arrangement maintained or contributed to by CLFC or any of its Material Subsidiaries for their employees employed in Canada (each a "CLFC Post-Employment Arrangement"). Except for plans identified as such in
      Schedule 4.11, the assets of each CLFC Retirement Plan and each CLFC Post-Employment Arrangement are at least equal to its liabilities as at the dates and determined using the actuarial methods and assumptions identified in Schedule 4.11.

(3) No CLFC Plan is a multi-employer plan within the meaning of applicable pension Laws. No commitments have been made to increase the benefits under any CLFC Plan, except as required by applicable Laws. No circumstance presently exists pursuant to which any CLFC Plan may be required to be wound up, in whole or in part, have its registration, qualification or other regulatory status revoked or be required to pay any material amounts of Taxes, fees or penalties under applicable Laws.

4.12  COMPLIANCE WITH LAWS AND PERMITS; REGULATORY MATTERS.

(1) CLFC and its Subsidiaries are in compliance with all applicable Laws (including Environmental Laws) except for any failure which (alone or together with any other such failure) has not had and would not reasonably be expected to have a material adverse effect on CLFC.

(2) CLFC and its Subsidiaries hold all authorizations, licenses, permits, consents, certificates, approvals and orders where the failure to hold the same would reasonably be expected to have a material adverse effect on CLFC, and all are valid and in good standing, are not subject to any qualifications or restrictions, and are not, and (on the basis of facts or circumstances known to CLFC at the date of this Agreement) would not reasonably be expected to be, the subject of any suspension, modification or revocation or proceedings related thereto, that, in any case (alone or together with other such matters) would reasonably be expected to have a material adverse effect on CLFC, and CLFC and its Subsidiaries are not, and (on the basis of facts or circumstances known to CLFC at the date of this Agreement) would not reasonably be expected to be, subject to any restrictive injunction or order of, or agreement with, any Regulatory Authority that (alone or together with other such matters) would reasonably be expected to have a material adverse effect on CLFC and CLFC is not aware of anything which would result in it or its Subsidiaries not being able to renew all authorizations, licenses, permits, consents, certificates, approvals and orders where the failure to hold the same would reasonably be expected to have a material adverse effect on CLFC. No person has any voting rights with respect to CLFC, other than any such rights which may arise as the result of holding CLFC Common Shares or CLFC Preferred Shares.

(3) No order has been made in respect of CLFC or any of its Subsidiaries under subsection 515(3) of the ICA, no prudential agreement has been entered into by CLFC or any of its

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                                      -30-

      Subsidiaries under section 675.1 of the ICA, no direction has been issued to CLFC or any of its Subsidiaries under section 676 of the ICA and no order is in force against CLFC or any of its Subsidiaries under section 1031 of the ICA.

4.13 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree (a "Complaint") binding on CLFC or any of its Subsidiaries that has, or could be reasonably expected to have, the effect of prohibiting, restricting or impairing any business practice of CLFC or any of the CLFC Material Subsidiaries or, upon completion of the Transaction, Lifeco or any of its Subsidiaries, or the conduct of business by CLFC or any of the CLFC Material Subsidiaries, or, upon completion of the Transaction, Lifeco or any of its Subsidiaries, other than any Complaint which (alone or together with any other such Complaint) has not had and would not reasonably be expected to have a material adverse effect on CLFC or Lifeco.

4.14 BROKERAGE AND FINDERS' FEES. Except for CLFC's obligations to BMO Nesbitt Burns Inc. and Credit Suisse First Boston LLC, none of CLFC or any of its Subsidiaries has incurred or will incur any brokerage, finders' or similar fee in connection with the Transaction or the other transactions contemplated by this Agreement. CLFC has disclosed to Lifeco all the material financial and other terms of the retainer agreements with its financial advisors. At the Closing Date, there will not be any material obligations of CLFC in favour of the financial advisors.

4.15 U.S. SECURITIES LAW MATTERS. CLFC is incorporated or organized under the Laws of Canada or a Canadian province or territory, is a foreign private issuer (as that term is defined in Rule 3b-4 of the U.S. Exchange Act) and meets all the other eligibility requirements of Form F-8 and Form F-80 for a company participating in a business combination. CLFC is not an investment company or a company "controlled" by an investment company (as those terms are defined under the United States INVESTMENT COMPANY ACT OF 1940, as amended).

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF LIFECO

      Lifeco represents and warrants to CLFC as follows

5.1   ORGANIZATION AND STANDING.

(1) Lifeco and each of its Subsidiaries has been duly incorporated, organized or formed and is validly existing under the Laws of its jurisdiction of incorporation, organization or formation and has full corporate power and authority to own, lease and operate its properties and to conduct its businesses as currently conducted, and is duly qualified, licensed or registered to carry on business in each jurisdiction in which the nature of the business conducted by it or the ownership, leasing or operation of its properties requires it to be so qualified, licensed or registered, except where, individually or in the aggregate, the failure to be so qualified, licensed or registered would not have a material adverse effect on Lifeco.

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                                      -31-

(2) Lifeco has made available to CLFC complete and accurate copies of its governing documents.

5.2 CAPITALIZATION. As of the date hereof, the authorized share capital of Lifeco consists of an unlimited number of First Preferred Shares, issuable in series, an unlimited number of Second Preferred Shares, issuable in series, an unlimited number of Class A Preferred Shares issuable in series and an unlimited number of common shares. As of December 31, 2002 there were issued and outstanding no more than 366,376,712 Lifeco Common Shares, 4,000,000 First Preferred Shares Series C, 8,000,000 First Preferred Shares Series D and 5,192,242 Class A Preferred Shares Series 1 and there are no other shares of any class or series outstanding. As of December 31, 2002, options had been duly granted and were outstanding permitting the holders to purchase a total of 10,030,737 Lifeco Common Shares (the "Lifeco Options"). Except as set forth above, and other than Lifeco Common Shares issuable pursuant to the Lifeco Stock Option Plan and pursuant to share purchase agreements between Lifeco and Investors Group Inc. (as to 2,662,000 Lifeco Common Shares) and between Lifeco and Power Financial Corporation (as to 21,302,000 Lifeco Common Shares), and Lifeco Common Shares issuable upon conversion of the Lifeco First Preferred Shares Series C and Lifeco First Preferred Shares Series D and Lifeco Common Shares issuable pursuant to Great-West Life Trust Securities, there are no options, warrants or other rights, shareholder rights plans, agreements or commitments of any character whatsoever requiring the issuance, sale or transfer by Lifeco of any shares of Lifeco or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of Lifeco. As of December 31, 2002, less than 25% of the Lifeco Common Shares were held by U.S. holders. All outstanding Lifeco Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights, and all Lifeco Common Shares issuable upon the exercise of outstanding Lifeco Options in accordance with their respective terms have been duly authorized and, upon issuance, will be validly issued as fully paid and non-assessable and will not be subject to any pre-emptive rights. Other than the Lifeco Options and the Lifeco First Preferred Shares, there are no securities of Lifeco or of any Subsidiary outstanding which have the right to vote generally (or are convertible into, or exchangeable for, securities having the right to vote generally) with the holders of Lifeco Shares on any matter. There are no outstanding contractual or other obligations of Lifeco or any Subsidiary to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any outstanding securities of any of Lifeco's Material Subsidiaries. There are no outstanding contractual or other obligations of Lifeco or any Material Subsidiary of Lifeco to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any outstanding securities of any of the Material Subsidiaries of Lifeco.

5.3   AUTHORITY AND NO CONFLICTS.

(1) Lifeco has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement. Lifeco has taken all necessary corporate action to authorize the execution and delivery by it of, and the performance of, its obligations under this Agreement.

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                                      -32-

(2) This Agreement has been duly executed and delivered by Lifeco and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally and by general principles of equity.

(3) None of the execution and delivery of this Agreement by Lifeco, the performance by it of its obligations under this Agreement or the completion of the transactions contemplated by this Agreement will:

      (a) conflict with, or violate any provision of the governing documents of Lifeco or any of its Subsidiaries;

      (b) subject to the consents, approvals, orders, authorizations, registrations, declarations or filings referred to in section 6.3(2)(b) being made or obtained, violate or conflict with, or result in a breach of, any Laws applicable to Lifeco or any of its Subsidiaries; or

      (c) result in the imposition of any encumbrance, charge or lien on any of Lifeco's assets or the assets of any of its Subsidiaries;

      except, in the case of clauses (b) and (c), for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on Lifeco or materially impair its ability to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

5.4 NO DEFAULTS. None of Lifeco or any of its Material Subsidiaries is in default under or in violation of, and there has been no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default or violation of, or permit the termination or acceleration of, any term, condition or provision of (i) their respective governing documents, or (ii) any agreement, mortgage, indenture, lease, license or other obligation or instrument to which Lifeco or any of its Subsidiaries is a party or by which Lifeco or any of its Subsidiaries or any of its or their property is bound or subject, except, in the case of clause (ii), defaults, violations, terminations or accelerations that, individually or in the aggregate, would not have a material adverse effect on Lifeco or materially impair its ability to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as publicly announced or as disclosed in the Lifeco Public Disclosure Documents filed prior to the date of this Agreement, since December 31, 2002, Lifeco and its Material Subsidiaries have conducted their respective businesses only in the ordinary course in a manner consistent with past practice and there has been no material adverse change with respect to Lifeco or any event, occurrence or development that would reasonably be expected to have a material adverse effect on Lifeco or that may materially and adversely affect the ability of Lifeco to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

5.6   PUBLIC DISCLOSURE.

(1) Lifeco is a reporting issuer under the Securities Act and other applicable Canadian Securities Laws and is not in material default of the requirements of the Securities Act or other applicable Securities Laws. The Lifeco Common Shares are listed on the Toronto Stock Exchange.

(2) After giving effect to subsequent filings in relation to matters covered in earlier filings, the public filings made by Lifeco under the Securities Act and other applicable Securities Laws (the "Lifeco Public Disclosure Documents") do not contain any misrepresentation. Lifeco has not filed any confidential material change report with the OSC or any other securities authority or regulator or any stock exchange or other self regulatory authority.

(3) Since January 1, 2002, Lifeco has not received written notice from any Regulatory Authority that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by such Regulatory Authority. Since January 1, 2002, Lifeco's independent auditors have not informed Lifeco that they have any material questions, challenges or disagreements regarding or pertaining to Lifeco's accounting policies or practices. Neither Lifeco nor any of its Subsidiaries has used any off-balance sheet special purpose entities in connection with material financing arrangements.

5.7   FINANCIAL STATEMENTS.

(1) The consolidated financial statements of Lifeco (including any related notes) included in any Lifeco Public Disclosure Documents (i) have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved, (ii) comply in all material respects with the requirements of applicable Securities Laws, and (iii) fairly present, in all material respects, the consolidated financial position of Lifeco as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of unaudited financial statements, to normal recurring year end adjustments, none of which will be material.

(2) Since December 31, 2002, there has not been any change by Lifeco or any of its Subsidiaries in their accounting policies, methods, practices or principles that is material to Lifeco's consolidated financial statements.

(3) The aggregate actuarial reserves, other actuarial amounts and provisions held by Lifeco in respect of Liabilities relating to insurance contracts of its Subsidiaries as established or reflected in its last published audited consolidated financial statements (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated in accordance with sound actuarial principles, (iii) were based on sound actuarial assumptions, (iv) met the requirements of applicable insurance Laws in all material respects, and
      (v) were adequate at such date under generally accepted actuarial standards consistently applied to cover the total amount of the reasonably accepted matured and unmatured Liabilities of it and its Subsidiaries under all

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                                      -34-

      their outstanding insurance contracts; and it and its Subsidiaries own assets of sufficient kind, quality and other characteristics to meet the requirements of applicable insurance Laws.

(4)   None of Lifeco or any of its Subsidiaries has any Liabilities other than,
      (i) Liabilities reflected in accordance with Canadian generally accepted accounting principles in Lifeco's latest published audited consolidated financial statements, (ii) Liabilities incurred or arising since the date of such financial statements in the ordinary course of business consistent with past practice or (iii) Liabilities which would not, individually or in the aggregate, have a material adverse effect on Lifeco.

5.8   LITIGATION.

(1) Except as disclosed in the Lifeco Public Disclosure Documents, there are no claims, actions, proceedings or investigations pending or, to the knowledge of Lifeco, threatened against Lifeco or any of its Subsidiaries before any arbitrator or Regulatory Authority (and Lifeco and its Subsidiaries have no knowledge of any facts that are likely to give rise to any such claim, action, proceeding or investigation), including in relation to the sales or marketing of its insurance contracts or other products or services or the environment that would be reasonably expected to have a material adverse effect on Lifeco, or prevent or materially delay the transactions contemplated by this Agreement.

5.9   TAXES.

(1) A representation with respect to Taxes contained in this section shall be deemed to be accurate unless an inaccuracy contained therein would, individually or in the aggregate, have a material adverse effect on Lifeco.

(2) Lifeco and each of its Subsidiaries has duly and timely filed all Tax Returns required to be filed by it and all such Tax Returns are complete and correct in all material respects. Lifeco and each of its Subsidiaries has paid all Taxes which are due and payable by it, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the most recently published financial statements of Lifeco. Lifeco's most recently published consolidated financial statements contain adequate provision, in accordance with Canadian generally accepted accounting principles, for Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns, and, since the date of such statements, neither Lifeco nor any of its Subsidiaries has incurred a liability for a material amount of Taxes otherwise than in the ordinary course of business. Lifeco and each of its Subsidiaries has made adequate provision, in accordance with Canadian generally accepted accounting principles, in its books and records for any amount of Taxes material to Lifeco on a consolidated basis and accruing in respect of any accounting period ending after the period covered by such financial statements.

(3) There are no actions, suits, proceedings, investigations or claims made (or to the best of its knowledge, threatened) against Lifeco or any of its Subsidiaries in respect of Taxes or any matters under discussion with any Regulatory Authority relating to Taxes asserted by any such authority, in each case, which may have a material adverse effect on Lifeco, net of provisions in respect thereof in the most recent published financial statements of Lifeco. There have been no waivers of statutes of limitations or objections to any assessments or reassessments involving Taxes given, filed or requested with respect to Lifeco or any of its Subsidiaries except in circumstances where the Taxes under objection have been paid or adequate provision for the payment thereof has been made. All liabilities of Lifeco and its Subsidiaries for federal and provincial income and capital taxes have been assessed by the Canada Customs and Revenue Agency and, where applicable, Canadian provincial authorities for all fiscal years up to and including the fiscal year ended December 31, 2001.

(4) None of Lifeco or any of its Subsidiaries (i) has made an election to be treated as a "consenting corporation" under subsection 341(f) of the U.S. Tax Code or (ii) is a party to any Tax sharing or other similar agreement or arrangement or any Tax indemnification agreement of any nature with any other person (other than in agreements with Lifeco or any of its Subsidiaries) pursuant to which Lifeco or any of its Subsidiaries has or could have any material liabilities in respect of Taxes. Lifeco has not made an election under section 897(i) of the U.S. Tax Code to be treated as a domestic corporation for purposes of sections 897, 1445 and 6039C of the U.S. Tax Code.

(5) Lifeco and each of its Subsidiaries has collected, withheld and remitted all Taxes required to be collected, withheld and remitted by it within the time required by applicable Laws.

5.10  COMPLIANCE WITH LAWS AND PERMITS; REGULATORY MATTERS.

(1) Lifeco and its Subsidiaries are in compliance with all applicable Laws (including Environmental Laws) except for any failure which (alone or together with any other such failure) has not had, and would not reasonably be expected to have, a materially adverse effect on Lifeco.

(2) Lifeco and its Subsidiaries hold all authorizations, licenses, permits, consents, certificates, approvals and orders where the failure to hold the same would reasonably be expected to have a material adverse effect on Lifeco, and all are valid and in good standing, are not subject to any qualifications or restrictions, and are not, and (on the basis of facts or circumstances known to Lifeco at the date of this Agreement) would not reasonably be expected to be, the subject of any suspension, modification or revocation or proceedings related thereto, that, in any case (alone or together with other such matters) would reasonably be expected to have a material adverse effect on Lifeco, and Lifeco and its Subsidiaries are not, and (on the basis of facts or circumstances known to Lifeco at the date of this Agreement) would not reasonably be expected to be, subject to any restrictive injunction or order of, or agreement with, any Regulatory Authority that (alone or together with other such matters) would reasonably be expected to have a material adverse effect on Lifeco and Lifeco is not aware of anything which would result in it or its Subsidiaries not being able to renew all authorizations, licenses, permits, consents, certificates, approvals and orders where the failure to hold the same would reasonably be expected to have a material adverse effect on Lifeco.

(3) No order has been made in respect of Great-West Life or any of its Subsidiaries under subsection 515(3) of the ICA, no prudential agreement has been entered into by Great-West Life or any of its Subsidiaries under section 675.1 of the ICA, no direction has been issued to Great-West Life or any of its Subsidiaries under section 676 of the ICA and no order is in force against Great-West Life or any of its Subsidiaries under section 1031 of the ICA.

5.11 RESTRICTION ON BUSINESS ACTIVITIES. There is no injunction, order or decree (a "Complaint") binding on Lifeco or any of its Subsidiaries that has, or could reasonably be expected to have, the effect of prohibiting, restricting or impairing any business practice of Lifeco or any of its Material Subsidiaries, other than any Complaint which (alone or together with any other such Complaint) has not had and would not reasonably be expected to have a material adverse effect on Lifeco.

5.12 BROKERAGE AND FINDERS' FEES. None of Lifeco or any of its Subsidiaries has incurred or will incur any brokerage, finders' or similar fee in connection with the Transaction, except that Lifeco has employed Merrill Lynch & Co. as its financial advisor.

5.13 U.S. SECURITIES LAW MATTERS. Lifeco is incorporated or organized under the Laws of Canada or a Canadian province or territory, is a foreign private issuer (as that term is defined in Rule 3b-4 of the U.S. Exchange Act) and meets all the other eligibility requirements of Form F-8 and Form F-80 for a company participating in a business combination. Lifeco is not an investment company or a company "controlled" by an investment company (as those terms are defined under the United States INVESTMENT COMPANY ACT OF 1940, as amended).

                                    ARTICLE 6
                      COVENANTS RELATING TO THE TRANSACTION

6.1   CONDUCT OF BUSINESS BY CLFC.

(1) CLFC agrees that, until the earlier of the Closing Time and the termination of this Agreement in accordance with section 8.1, unless Lifeco otherwise agrees in writing or except as contemplated by this
      Agreement:

      (a) it will conduct, and will cause each of its Subsidiaries to conduct, its and their respective businesses only in, and not take any action except in, the ordinary course of business and consistent with past practice;

      (b) it will not, and it will not permit any of its Subsidiaries to, do any of the following:

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                                      -37-

            (i) make or propose to make any change in its or their dividend, underwriting, investments or other insurance practices in any material respect;

            (ii) accept, cede or retrocede reinsurance except (A) in accordance with existing reinsurance agreements or in the ordinary course of business, consistent with past practice and (B) in transactions with a newly established Subsidiary of CLFC in Barbados;

            (iii) enter into, or make any commitment to enter into, any significant new line of business;

            (iv) authorize, or enter into, any agreement, arrangement or understanding with respect to, (A) any acquisition of businesses, assets or securities, the value of the consideration for which (including assumed debt or other obligations) would exceed $25 million (including in a series of related transactions) or, taken together with any other acquisitions made in reliance on this clause, would exceed $50 million in the aggregate or (B) any disposition of businesses, assets or securities, the value of the consideration for which (including assumed debt or other obligations) would exceed $25 million (including in a series of related transactions) or, taken together with any other dispositions made in reliance on this clause, would exceed $50 million in the aggregate, other than, in either case,
                    (x) any transactions in the course of its or their regular investment management operations effected at fair market value, at arm's length and in the exercise of reasonable business judgment, and (y) the transactions in the course of implementation at the date of this Agreement set out in
                    Schedule 6.1(1)(b)(iv);

            (v) amend or propose to amend its or their governing documents except as may be required by applicable Laws;

            (vi) subdivide, consolidate or reclassify any of its or their outstanding securities, or declare, set aside or pay any dividend or other distribution (in cash or any other property) with respect to its or their securities, except dividends payable on the CLFC Preferred Shares and distributions and dividends in respect of securities related to the CLiCS Transaction, in each case payable in accordance with their terms with record and payment dates consistent with past practice and regular quarterly cash dividends on the CLFC Common Shares of $0.20 per share which such dividends will be declared with record dates the same as the record dates for the payment of Lifeco Common Shares which dates are as set out on Schedule 6.1(1)(b)(vi);

            (vii) issue, sell, pledge, reserve, set aside, dispose of or encumber, repurchase, redeem or otherwise acquire, any of its or their shares or any securities or obligations convertible into, exercisable or exchangeable for, or any rights, warranties or options to acquire, any such shares, except
                    (A) pursuant to the terms of the CLFC Plans (other than the Management Incentive Plans), (B) as required by the terms of any securities outstanding on the date of this Agreement,
                    (C) pursuant to fully vested CLFC Options granted prior to the date of this Agreement, (D) purchases or other acquisitions in connection with the CLFC share purchase plans forming part of the Management Incentive Plans, and
                    (E) inter-affiliate transactions related to the establishment of a new Barbados reinsurance Subsidiary of CLFC;

            (viii)  reorganize, amalgamate or merge with any other person;

            (ix) incur or commit to incur, in excess of $25 million in any single transaction or series of related transactions or $50 million in the aggregate, any indebtedness for borrowed money or purchase money indebtedness or assume or guarantee any indebtedness except for borrowings in the ordinary course of business and consistent with past practice; or

            (x) amend or propose to amend the Management Incentive Plans except as contemplated by sections 2.9 and 2.19;

      (c) it will use its commercially reasonable efforts, and cause each of its Subsidiaries to use its commercially reasonable efforts, to preserve intact its respective business organizations and goodwill, to keep available the services of its officers and employees and to maintain satisfactory relations with suppliers, agents, distributors, customers and others having business relationships with it or its Subsidiaries;

      (d) except as required by applicable Laws or any agreement to which CLFC or any of its Subsidiaries is a party at the date of this Agreement and, in the case of clauses (i) and (ii), except for ordinary course salary and compensation increases for 2003 as have already been approved by CLFC, it will not, and it will not permit any of its Subsidiaries to do any of the following:

            (i) other than as contemplated by section 2.9, increase the amount of (or accelerate the payment or vesting of) any benefit or amount payable under any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy providing for compensation or benefits to any former, present or future director, officer or employee of CLFC or any of its Subsidiaries, except for payments under the CLFC 2003 Long Term Incentive Plan authorized by the board of directors of Canada Life, as set out on Schedule 6.1(1)(d)(i);

            (ii) increase (or enter into any commitment or arrangement to increase) the compensation or benefits, or otherwise extend, expand or enhance the engagement, employment or any related rights, of any former, present or future director, officer, employee or consultant of CLFC or any of its

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                                      -39-

                    Subsidiaries, except for (1) annual increases to employee and officers of its Subsidiaries' European operations which have been proposed for approval by the board of directors of these Subsidiaries in the normal course, (2) bonus arrangements designed to retain key employees in an aggregate amount not exceeding 25% of the base salary of 10% of employees and officers, and (3) normal increases for persons who are not directors or officers made in the ordinary course of business consistent with past practice; provided that in no event shall the overall compensation budget increase by more than 4.5% on an annual basis in the aggregate as a result of increases or payments made in accordance with this clause;

            (iii) accelerate the release of, or the expiry date of any hold period relating to, any CLFC Common Shares held in the CLFC Plans except as contemplated by this Agreement, or otherwise amend, vary or modify such plans or the Management Incentive Plans except as may be reasonably necessary to give effect to, or adjust for the effects of, transactions contemplated by this Agreement;

            (iv) adopt, establish, enter into or implement, or permit any of its Subsidiaries to adopt, establish, enter into or implement, any employee benefit plan, policy, severance or termination agreement providing for any form of benefits or other compensation to any former, present or future director, officer or employee of CLFC or any of its Subsidiaries holding, in the case of any officer or employee, a position of vice president or any position senior thereto or amend, or permit any of its Subsidiaries to amend, any employee benefit plan, policy, severance or termination agreement; or

            (v) other than with respect to the payment of ordinary course dividends, collect or contribute funds or make grants or allocations in respect of: (A) the 2003 Long Term Incentive Plan, (B) the 1995 Long Term Incentive Plan (as amended),
                    (C) the Directors Share Purchase Plan, (D) the CLFC Employee Share Purchase Plan dated as of January 1, 2001, (E) the Canada Life Assurance (Ireland) Limited Share Ownership Scheme and (F) the Canada Life UK Division All Employee Share Plan, on or after June 15, 2003, or such other date as may be agreed to by the parties (and CLFC shall provide all affected plan participants with appropriate notice thereof);

      (e) it will not pay, discharge, satisfy, compromise or settle (i) any claim or Liability in excess of $30 million prior to it being due, or (ii) any claims or Liabilities prior to their being due which, individually or in the aggregate, are in excess of $30 million, other than in CLFC's ordinary course of business, consistent with past practice; and it will not permit any of its Subsidiaries to do any of the foregoing;

      (f) except as required by applicable Laws, it will not enter into, terminate or waive any provision of, exercise any option or relinquish any contractual rights under, or modify in any material respect, any agreement, guarantee, lease or other commitment or obligation which is material to CLFC or any agreement or commitment which involves payments or receipts by CLFC or any of its Subsidiaries of more than $10 million over the term of such agreement or commitment, and it will not permit any of its Subsidiaries to do any of the foregoing;

      (g) it will not enter into or agree to enter into, or permit any of its Subsidiaries to enter into or agree to enter into, any agreement or commitment providing for the outsourcing of (i) services (excluding legal, audit, actuarial and accounting services) where such agreement or commitment, individually or in the aggregate, involves payments by CLFC or any of its Subsidiaries of more than $1.5 million over the term of such agreement or commitment or payment of more than $1.5 million to terminate any such agreement or commitment or (ii) systems (for the purposes of this paragraph, a service or system shall be deemed to be outsourced if it is undertaken by a third party unrelated to CLFC and is currently or could reasonably be expected to be undertaken by CLFC or its Subsidiaries);

      (h) it will not make any change, and it will not permit any of is Subsidiaries to make any change, to its or their existing accounting practices, methods and principles except as required by the ICA or by Canadian generally accepted accounting principles as advised by CLFC's independent auditors, other than as disclosed in Note 1 to CLFC's 2002 annual financial statements;

      (i) except as permitted by subsection 6.8(3), it will not enter into any confidentiality or standstill agreement relating to the acquisition or disposition of securities (other than in connection with a transaction permitted under section 6.1(1)(b)(iv)), amend, release any third party from its obligations or grant any consent under any confidentiality or standstill provision relating to the acquisition or disposition of securities (other than in connection with a transaction permitted under section 6.1(1)(b)(iv)) or fail to enforce fully any such provision, and it will not permit any of its Subsidiaries to do any of the foregoing;

      (j) it will not take or fail to take, and it will not permit any of its Subsidiaries to take or fail to take, any action that would cause any of CLFC's representations or warranties in this Agreement to be untrue in any material respect (or, where already qualified by materiality, in any respect) or would reasonably be expected to prevent or materially impede, interfere with or delay any of the transactions contemplated by this Agreement;

      (k) it will use its reasonable best efforts to list the Exchangeable Shares on the Toronto Stock Exchange; and

      (l)   it will use its reasonable best efforts to complete the Transaction.

(2)   CLFC will promptly advise Lifeco in writing:

      (a) of any event, condition or circumstance that might reasonably be expected to cause any representation or warranty of CLFC in this Agreement to be untrue or inaccurate at the Closing Time (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

      (b) of any material adverse change affecting CLFC or any event, occurrence or development which would be reasonably expected to have a material adverse effect on CLFC; and

      (c) of any material breach by CLFC of any of its covenants, obligations or agreements contained in this Agreement.

6.2   COVENANTS OF LIFECO.

(1) Lifeco agrees that, until the earlier of the Closing Time and the termination of this Agreement in accordance with section 8.1, unless CLFC otherwise agrees in writing or except as contemplated by this Agreement:

      (a) it will not adopt or propose to adopt any amendments to its governing documents that would have a materially adverse impact on its ability to perform its obligations under this Agreement;

      (b) it will not authorize, or enter into, any agreement with respect to any acquisition of a person or business and will not acquire a person or business, the value of the consideration for which would exceed $2 billion individually or in the aggregate, (whether by way of take-over bid, purchase, merger, reorganization, recapitalization, consolidation, business combination or otherwise and including in a series of related transactions);

      (c) it will not authorize, or enter into, any agreement with respect to any disposition of a person or business and will not dispose of a person or business where the purchase or sale price would exceed $25 million (whether by way of take-over bid, purchase, merger, reorganization, recapitalization, consolidation, business combination or otherwise and including in a series of related transactions) other than any transactions in the course of its regular investment management operations effected at fair market value, at arm's length and in the exercise of reasonable business judgment;

      (d) it will not subdivide, consolidate or reclassify any of its outstanding securities, or declare, set aside or pay any dividend or other distribution (in cash or any other property) with respect to its securities or permit any of its Subsidiaries to do the foregoing, except amounts payable pursuant to previously issued debentures and preferred shares, and regular quarterly cash dividends on the Lifeco Common Shares all with record and payment dates consistent with past practice;

      (e)   it will use its reasonable best efforts to complete the Transaction;

      (f) it will not make any change, and it will not permit any of its Subsidiaries to make any change, to its or their existing accounting practices, methods and principles except as required by the ICA or by Canadian generally accepted accounting principles as advised by Lifeco's independent auditors; and

      (g) it will not take or fail to take, and it will not permit any of its Subsidiaries to take or fail to take, any action that would cause any of Lifeco's representations or warranties in this Agreement to be untrue in any material respect or would reasonably be expected to prevent or materially impede, interfere with or delay any of the transactions contemplated by this Agreement.

(2)   Lifeco will promptly advise CLFC in writing:

      (a) of any event, condition or circumstance that might reasonably be expected to cause any representation or warranty of Lifeco in this Agreement to be untrue or inaccurate at the Closing Time (or, in the case of any representation or warranty made as of a specified date, as of such specified date);

      (b) of any material adverse change affecting Lifeco or any event, occurrence or development that would be reasonably expected to have a material adverse effect on Lifeco; and

      (c) of any material breach by Lifeco of any of its covenants, obligations or agreements contained in this Agreement.

(3) Lifeco will use its reasonable best efforts to list on the Toronto Stock Exchange the Lifeco Shares issuable to holders of Exchangeable Shares on the automatic exchange of the Exchangeable Shares and to ensure that those Lifeco Shares are "freely tradeable" under applicable Securities Laws, subject to customary exceptions.

6.3   ACCESS TO INFORMATION AND CONFIDENTIALITY.

(1) Subject to the Confidentiality Agreement and the Lifeco CA and applicable Laws, until the Closing Time, CLFC will furnish promptly (and will cause each of its Subsidiaries to furnish promptly) to Lifeco and its officers, employees, counsel, accountants and other authorized representatives, advisors and agents ("Representatives") all information concerning its business, properties and personnel as Lifeco and its Representatives may reasonably request for the purposes of (i) completing the Transaction, including for the purposes of planning the integration of the parties' and their respective Subsidiaries' businesses, (ii) preparing submissions to Regulatory Authorities in respect of the Transaction, and (iii) preparing the information that Lifeco is required to prepare for inclusion in the Circular and related documents.

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                                      -43-

(2) CLFC shall, from and after the date of this Agreement, diligently and promptly investigate and analyze (and, where to do so could be expected to facilitate a more accurate or speedier investigation or analysis, employ external counsel or consultants to investigate and analyze) the following matters:

      (a) the identification of (i) all jurisdictions in which CLFC or any of its Subsidiaries carries on business or is otherwise required to be licensed or registered and (ii) all licenses or registrations held by CLFC or any of its Subsidiaries; and

      (b) the identification of any consent, approval, order or authorization of, or registration, declaration or filing with, any third party (other than a Regulatory Authority) that is required by or in respect to CLFC or any of its Subsidiaries in connection with the execution and delivery of this Agreement by CLFC, the performance of its obligations under this Agreement, the Capital Reorganization or the completion of the Transaction, other than filings and other actions required under Securities Laws as are contemplated by this Agreement and any other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, would not individually or in the aggregate have a material adverse effect on CLFC or materially impair its ability to perform its obligations under this Agreement.

      Subject to the Confidentiality Agreement and the Lifeco CA, until the Closing Time, CLFC will furnish promptly (and will cause each of its Subsidiaries to furnish promptly) to Lifeco and its Representatives the results of such investigations and analyses and portions thereof as they are substantively completed. Such reports may be made orally or by way of summary where final written reports are not available, which oral or summary reports shall be followed promptly by written reports.

(3) The Confidentiality Agreement and the confidentiality agreement dated February 14, 2003 between Lifeco and CLFC (the "Lifeco CA") will continue to apply and will apply to any Confidential Information (as defined in such agreements) made available to either party or its Representatives.

6.4   REGULATORY APPROVALS.

(1) Each of Lifeco and CLFC will use its commercially reasonable efforts to obtain all Regulatory Approvals and all other approvals under Laws that are applicable in connection with the Transaction as soon as is reasonably practicable and in any event not later than the Closing Time.

(2) Subject to sections 2.7 and 2.8, the terms of the Confidentiality Agreement and the Lifeco CA and applicable Laws, each of Lifeco and CLFC will make and co-operate in the making of all filings and applications and submissions of information under all Laws which are applicable in connection with the Transaction and the other transactions contemplated by this Agreement and will take all reasonable actions in connection therewith, including in connection with the Regulatory Approvals, and by participating and appearing in any proceedings of either party before Regulatory Authorities, and will use its reasonable efforts to co-ordinate the parties' discussions with and responses to all Regulatory Authorities where both parties are seeking to obtain significant approvals or make significant filings.

(3) Subject to sections 2.7 and 2.8, the terms of the Confidentiality Agreement and the Lifeco CA and applicable Laws, each of Lifeco and CLFC will consult with each other in making any filings with any Regulatory Authority with respect to such filings. CLFC will (i) enable Lifeco to review and comment on all such filings that are significant prior to their release, (ii) consider all such comments reasonably and in good faith,
      (iii) provide a copy of each such filing to Lifeco, and (iv) consult with Lifeco in connection with all material enquiries from or with any material Regulatory Authority and the possible resolution of all material issues. Lifeco will, to the extent that CLFC reasonably requires non-sensitive information included in any such filing made by Lifeco in order to make one or more of its own filings, provide any such non-sensitive information to CLFC, which CLFC shall use exclusively for that purpose.

6.5 THIRD PARTY CONSENTS. Each of Lifeco and CLFC will use its commercially reasonable efforts to obtain consents, waivers or approvals from other parties to material contracts, material agreements, material guarantees, material leases, material debt obligations or other material commitments or material obligations to which it is or any of its Subsidiaries is a party or by which it or they are bound that are applicable in connection with the Transaction and the other transactions contemplated by this Agreement as soon as is reasonably practicable and in any event not later than the Closing Time.

6.6   CO-OPERATION.

(1) Each of Lifeco and CLFC will use its commercially reasonable efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary or advisable to complete the Transaction and the other transactions contemplated by this Agreement, and fully to perform and carry out the terms and intent of this Agreement. In particular, each of Lifeco and CLFC will use its reasonable best efforts:

      (a) to defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated by this Agreement;

      (b) to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; and

      (c) to effect all necessary registrations, filings and submissions of information required by Regulatory Authorities in connection with the transactions contemplated by this Agreement.

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                                      -45-

(2) Prior to the Closing Time, at the request of Lifeco, CLFC will, and CLFC will cause its Subsidiaries to, cooperate with Lifeco, its Representatives, its Subsidiaries and their Representatives in connection with business transactions including sales of assets or shares, reinsurance transactions, reorganizations, joint ventures or dispositions of any part of the undertaking of CLFC and its Subsidiaries that Lifeco proposes be undertaken at or following the completion of the Transaction. Such cooperation will include providing assistance with any regulatory filings or notices and causing CLFC or its applicable Subsidiaries to enter into any agreements with respect to such matters as Lifeco shall reasonably request, so long as all such agreements are made conditional upon completion of the Transaction.

6.7   SOLICITATION OF ACQUISITION PROPOSALS.

(1) CLFC will immediately close all data rooms (other than data rooms established in connection with the disposition of CLFC's Puerto Rican and Bahamian operations), cease and cause to be terminated any existing solicitation, encouragement, activity, discussion or negotiation with any person by CLFC, any of its Subsidiaries or any of its or its Subsidiaries' Representatives with respect to any Acquisition Proposal, whether or not initiated by CLFC, and, in connection therewith, CLFC will request (and preserve all rights it has to require) the return or destruction of information regarding CLFC and its Subsidiaries previously provided to any such person or any other person and will request (and preserve all rights it has to require) the destruction of all materials including or incorporating any information regarding CLFC and its Subsidiaries.

(2) Subject to section 6.8, CLFC will not do any of the following or permit any of its Subsidiaries or any of its or its Subsidiaries' Representatives to do any of the following:

      (a) solicit, initiate, invite, assist, facilitate, promote, encourage or entertain any inquiry or the making of any proposal to it or its shareholders from any person which constitutes, or may reasonably be expected to lead to, (in either case in one transaction or a series of transactions) an Acquisition Proposal;

      (b) enter into or participate in or continue any discussions or negotiations regarding, agree to or endorse or recommend, or enter into or propose to enter into any agreement, arrangement or understanding in relation to, an Acquisition Proposal; or

      (c) furnish to any person any information with respect to the business, properties, operations, prospects or condition (financial or otherwise) of CLFC or any of its Subsidiaries in circumstances under which it knows, or it ought reasonably to know, that such information will be used by the recipient in connection with, or in order to make or evaluate making, an Acquisition Proposal.

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                                      -46-

6.8   REQUEST FOR ACCESS TO CONFIDENTIAL INFORMATION AND RIGHT TO MATCH.

(1) CLFC will notify Lifeco as soon as possible (and in any event within 24 hours of receipt) of any BONA FIDE written Acquisition Proposal of which its senior management or board of directors becomes aware, or any request for non-public information relating to it or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of it or any of its Subsidiaries by any person that informs it or any of its Subsidiaries or any of its Representatives that such person is considering making, or has made, an Acquisition Proposal. Such notice must include a description of the material terms and conditions of any proposal and provide such details of the proposal, inquiry or contact as Lifeco may reasonably request, including the identity of the person making such proposal, inquiry or contact. If such Acquisition Proposal consists of a specific offer which is not conditional upon access or continued access to confidential or material non-public information and includes a request for access to confidential or material non-public information regarding CLFC and the CLFC Board of Directors determines in good faith that (i) if such Acquisition Proposal were made it would be or would reasonably be expected to result in a Superior Proposal and (ii) after consultation with its financial and legal advisors, it is necessary for the directors to do so in order to discharge properly their fiduciary duties and the CLFC Board of Directors wishes to provide the person making such Acquisition Proposal with access to such confidential and material non-public information, then CLFC shall provide notice of the Acquisition Proposal including all relevant details thereof to Lifeco.

(2) Lifeco shall have the right to match the terms of any Acquisition Proposal made pursuant to subsection (1) for a period of 48 hours from the time that it receives from CLFC notice of the Acquisition Proposal and the request for information and the relevant details of the Acquisition Proposal, and upon Lifeco agreeing to amend this Agreement and the terms of the Transaction to provide for terms that to CLFC and to CLFC Common Shareholders are as favourable as, or superior to, the terms of the Acquisition Proposal, CLFC will not enter into any discussions or negotiations with or provide any confidential or material non-public information to the person making such Acquisition Proposal.

(3) If Lifeco does not exercise the right provided by subsection (2) in the manner set out therein, then, and only in that case, but subject to the execution of a confidentiality agreement substantially similar to the Confidentiality Agreement, the directors of CLFC may provide such person with access to information regarding CLFC, provided that CLFC sends a copy of any such confidentiality agreement to Lifeco immediately on its execution and Lifeco is provided with a list of or copies of the information provided to, such person and immediately provided with access to similar information to which such person was provided and that in no event shall any such information be provided until at least 48 hours after Lifeco has received from CLFC the notice of the request therefor as provided in subsection (1).

(4) CLFC will be responsible for the breach of this section by any of its Subsidiaries or Representatives.

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                                      -47-

6.9   NOTICE OF SUPERIOR PROPOSAL.

(1) CLFC may accept, approve, recommend or enter into an agreement, arrangement or understanding in respect of an Acquisition Proposal, if such Acquisition Proposal consists of a specific offer which is not conditional upon access or continued access to confidential or material non-public information, (provided that this section shall not apply to a confidentiality agreement that complies with subsection 6.8(3)) on the basis that it constitutes a Superior Proposal, provided that:

      (a) it gives notice to Lifeco that it proposes to do so, promptly after so determining;

      (b) after consultation with its financial and legal advisors, the board of directors of CLFC has determined that it would be necessary for the directors to take that action in order to discharge properly their fiduciary duties;

      (c) it provides to Lifeco a copy of the agreement relating to the Acquisition Proposal, if any;

      (d) it provides Lifeco with the opportunity, for a period of five days from the later of the dates that Lifeco received notice under (i) paragraph (a) and (ii) subsection 6.8(1), to negotiate to amend this Agreement and the terms of the Transaction to provide for terms that to CLFC and the CLFC Common Shareholders are (in the good faith determination of the directors of CLFC) as favourable as, or superior to, the terms of the Superior Proposal;

      (e) if at any time during but not later than the end of the five day period provided for in paragraph (d), Lifeco elects to make a proposal that (in the good faith belief of the directors of Lifeco) provides for terms that to CLFC, and the CLFC Common Shareholders are as favourable as, or superior to, the terms of the Superior Proposal and delivers to CLFC an executed amendment to this Agreement reflecting the new proposal, the directors of CLFC will:

            (i) call and hold a meeting of the directors (or the appropriate committee thereof) to consider Lifeco's proposal as soon as reasonably possible but not later than 48 hours after receipt of such proposal;

            (ii) in good faith consider such proposal and permit Lifeco and its Representatives to make a presentation to the meeting in respect of the relative merits of Lifeco's proposal and the Superior Proposal but not otherwise to attend or participate in the meeting or the deliberation of the directors; and

            (iii) not later than the date the meeting is required to be held under clause (i), determine and advise Lifeco as to whether CLFC's board of directors has determined that Lifeco's proposal provides for terms that to CLFC and the

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                                      -48-

                    CLFC Common Shareholders are as favourable as, or superior to, the terms of the Superior Proposal; and

      (f) in the event that the determination referred to in clause (e)(iii) is made in the affirmative by CLFC's board of directors, immediately thereafter execute the amendment to this Agreement delivered by Lifeco pursuant to paragraph (e) and not take any actions in furtherance or support of the Superior Proposal.

(2) If despite its consideration of any proposal made by Lifeco under paragraph (1)(e), the board of directors of CLFC continues to believe, in good faith, and after consultation with its financial advisors and outside counsel, that the Superior Proposal continues to be a Superior Proposal, and therefore rejects Lifeco's amended proposal, then, CLFC may terminate this Agreement (which termination, for greater certainty, will not relieve CLFC of its obligations to pay the Termination Fee to Lifeco as provided in subsection 8.3(7)).

(3) Each successive material modification of any Acquisition Proposal will constitute a new Acquisition Proposal for purposes of sections 6.7, 6.8 and 6.9 and for the purposes of the requirements under paragraphs 6.8(2) and 6.9(1)(e) to start an additional 48 hours' or five business days' notice period, respectively.

(4) CLFC will not have any rights under sections 6.8 and 6.9 after the Meeting if the Transaction Resolution is approved at the Meeting.

(5) CLFC will not release any person from any confidentiality agreement or standstill agreement by which such person is bound unless such person has made a Superior Proposal which has been accepted pursuant to subsection
      (2) and the provisions of such subsection have been fulfilled.

6.10  ADJOURNING OR POSTPONING THE MEETING.

(1) Where at any time before the Meeting CLFC has provided Lifeco with a notice under subsection 6.8(1) or paragraph 6.9(1)(a), an Acquisition Proposal has been publicly disclosed or announced and either the 48 hour period provided by subsection 6.8(2) or the five day period provided by subsection 6.9(1)(d) has not elapsed, then, subject to applicable Laws, at Lifeco's request, CLFC will postpone or adjourn the Meeting at the Meeting (but not beforehand without Lifeco's consent) to a date acceptable to Lifeco but not later than 20 days after the scheduled date of the Meeting.

(2) If CLFC provides Lifeco with notice under subsection 6.8(1) or paragraph 6.9(1)(a) on a date that is less than either the 48 hour period or the five day period referred to in subsection (1) before the date of the Meeting and Lifeco has not made a proposal in accordance with paragraph 6.9(1)(e) that the directors of CLFC have determined in accordance with paragraph 6.9(1)(e) provides for terms that to CLFC and the CLFC Common Shareholders are as favourable as, or superior to, the terms of the Superior Proposal in respect of which notice was given under paragraph 6.9(1)(a), subject to applicable Laws, CLFC may postpone or adjourn the Meeting to a date that is at least five

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                                      -49-

      Business Days but not more than 10 Business Days after the scheduled date of the Meeting.

6.11 INSURANCE. Lifeco agrees that, for the period from and including the Closing Date until six years after the Closing Date, it will cause CLFC or any successor to CLFC to maintain CLFC's current insurance policies (as set out in Schedule 6.11, the "CLFC D&O Policies") or equivalent policies or provide equivalent protection subject in either case to terms and conditions no less advantageous to "Insured Persons" (which means "Insured Person" as such term is defined in the CLFC D&O Policies and "insured individuals" as defined in the CLFC Fiduciary Liability Policy) than those contained in the CLFC D&O Policies, for all present and former Insured Persons, covering claims made prior to or within six years from and after the Closing Date for actions taken or not taken on or after June 1, 1995 while they were Insured Persons. Lifeco also agrees that after the expiration of such six year period it will use reasonable commercial efforts to cause the Insured Persons (other than former directors and officers of CLFC as at the date of this Agreement) to be covered under its then existing directors' and officers' insurance policy, if any, for actions taken or not taken on or after June 1, 1995 while they were Insured Persons. After the Closing Date Lifeco will indemnify the Insured Persons consistent with the practice of Lifeco in respect of its own directors and officers and Pension Trustees for actions while they were Insured Persons. Insured Persons who become directors or officers of Lifeco or a Subsidiary of Lifeco will be entitled to indemnification as provided in Lifeco's governing documents. Lifeco agrees for the benefit of the Insured Persons that "equivalent protection" within the meaning of this section 6.11 means that Lifeco will pay on behalf of each Insured Person all Loss which the Insured Person becomes legally obligated to pay on account of any Claim made against such Insured Person for any Wrongful Act (as such terms, whether or not capitalized, are defined in the CLFC D&O Policies) as if Lifeco were the insurer under the CLFC D&O Policies (the "Indemnity"), subject to the terms and conditions thereof, with Lifeco waiving all rights of set-off in respect of such Indemnity, and agreeing not to assert any defenses other than those contained in the CLFC D&O Policies, in response to any claim for Indemnity made by an Insured Person. The provisions of this section are intended to be for the benefit of, and will be enforceable by, each of the Insured Persons and their heirs or representatives, and are in addition to and not in substitution for any rights to indemnification or contribution or cause of action that any persons may have by contract or otherwise.

                                    ARTICLE 7
                                   CONDITIONS

7.1 MUTUAL CONDITIONS. The obligations of Lifeco and CLFC to complete the Transaction are subject to the satisfaction of the following conditions (each of which is for their mutual benefit) on or before the Closing Date (and in any event before the Closing Time):

      (a) the Transaction Resolution has been approved by the CLFC Common Shareholders at the Meeting in the manner required by the ICA or other applicable Laws;

      (b) no provision of any applicable Laws and no judgment, injunction, order or decree is in effect which restrains or enjoins or otherwise prohibits the Transaction or the other transactions contemplated by this Agreement;

      (c) the Regulatory Approvals in Schedule A have been obtained (except where the failure to obtain any such approvals would not, individually or in the aggregate, have a material adverse effect on Lifeco and CLFC on a combined basis, in the reasonable opinion of Lifeco, or except where the failure to obtain any such approvals would not, individually or in the aggregate, affect the listing or "free tradeability" of the Lifeco Shares to be issued to holders of Exchangeable Shares) and such Regulatory Approvals do not in the reasonable opinion of Lifeco impose or contain terms and conditions which would, individually or in the aggregate, have a material adverse effect on Lifeco and CLFC and their Subsidiaries on a combined basis;

      (d) in the opinion of Lifeco, acting reasonably, all other consents, waivers, permits, orders and approvals of any Regulatory Authority, in connection with, or required to permit, the Transaction have been obtained and all waiting periods have expired, where the failure to obtain or the non-expiry of the same would constitute a criminal offence, or would, individually or in the aggregate, have a material adverse effect on Lifeco and CLFC and their Subsidiaries on a combined basis;

      (e)   the Exchangeable Shares shall be listed on the Toronto Stock
            Exchange;

      (f)   this Agreement has not been terminated pursuant to Article 8; and

      (g) the Form F-8 or Form F-80 shall have been filed with the SEC before any offering documents are sent to CLFC shareholders who are U.S. holders and no stop order suspending its effectiveness shall have been issued by the SEC and be in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC.

7.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF LIFECO. The obligation of Lifeco to complete the Transaction will be subject to the satisfaction of the following conditions (each of which is for the exclusive benefit of Lifeco and may be waived by it on or before the Closing Date):

      (a) CLFC has performed or complied with, in all material respects, each of its obligations, agreements and covenants in this Agreement to be performed and complied with by it on or before the Closing Time;

      (b) the representations and warranties made by CLFC in this Agreement are true and correct in all material respects (or, where such representations and warranties are qualified by materiality, in all respects) as of the Closing Date as if made on and as of such date (except for any representations and warranties made as of a specified date, which will be true and correct in all material respects or in all respects, as appropriate, as of such specified date);

      (c) since the date of this Agreement, there has not been any change, event, occurrence or development that would reasonably be expected to have a material adverse effect on CLFC or that would materially and adversely affect the ability of CLFC to perform its obligations under this Agreement;

      (d) the board of directors of CLFC has adopted all necessary resolutions, and all other necessary corporate action has been taken by CLFC, to approve and permit the Transaction and to enable CLFC to perform its obligations under this Agreement; and

      (e) holders of not more than 5% of the CLFC Common Shares, other than Manulife Financial Corporation or its affiliates, have exercised (and not withdrawn) their rights to dissent in respect of the Transaction.

7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF CLFC. The obligation of CLFC to complete the Transaction will be subject to satisfaction of the following conditions (each of which is for the exclusive benefit of CLFC and may be waived by it on or before the Closing Date):

      (a) the Lifeco Shares issuable on exchange of the Exchangeable Shares have been conditionally approved for listing on the Toronto Stock Exchange, subject to the filing of required documentation, and are "freely tradeable" under applicable Securities Laws, subject to customary exceptions;

      (b) Lifeco has performed or complied with, in all material respects, each of its obligations, agreements and covenants under this Agreement to be performed and complied with by it on or before the Closing Time;

      (c) the representations and warranties made by Lifeco under this Agreement are true and correct in all material respects (or, where such representations and warranties are qualified by materiality, in all respects) as of the Closing Date as if made on and as of such date (except for any representations and warranties made as of a specified date, which will be true and correct in all material respects or in all respects, as appropriate, as of such specified date);

      (d) since the date of this Agreement, there has not been any change, event, occurrence or development that would reasonably be expected to have a material adverse effect on Lifeco or that would materially and adversely affect the ability of Lifeco to perform its obligations under this Agreement; and

      (e) the board of directors of Lifeco has adopted all necessary resolutions, and all other necessary corporate action has been taken by Lifeco, to enable Lifeco to perform its obligations under this Agreement.

7.4 CLOSING MATTERS. Each of Lifeco and CLFC will deliver, at the Closing Time, any customary certificates, resolutions, legal opinions and other closing documents as may be required by the other party, acting reasonably, including a certificate signed by two senior officers of each party confirming compliance with the condition in paragraphs 7.2(a) to (d), in the case of CLFC, and paragraphs 7.3(b) to (e), in the case of Lifeco.

                                    ARTICLE 8
                   ARTICLES. TERMINATION, AMENDMENT AND WAIVER

8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Time (even if the CLFC Common Shareholders have approved the Transaction Resolution at the Meeting):

      (a)   by mutual agreement of Lifeco and CLFC;

      (b) by Lifeco or CLFC, if any Laws make the Transaction or any part of it illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a competent Regulatory Authority enjoining Lifeco or CLFC from proceeding with or completing the Transaction or any part of it is entered and such judgment, injunction, order or decree has become final and non-appealable;

      (c) by Lifeco or CLFC, if either of the conditions set forth in paragraphs 7.1(c) or (d) becomes incapable of satisfaction;

      (d) by Lifeco or CLFC, if the Closing Date does not occur on or prior to the Outside Date; provided, however, that if the Closing Date is delayed by (x) an injunction or order made by a Regulatory Authority of competent jurisdiction or (y) the parties not having obtained any Regulatory Approval which is necessary to permit the completion of the Transaction and the other transactions contemplated by this Agreement, then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval is being actively sought, as applicable, this Agreement may not be terminated pursuant to this paragraph 8.1(d) until the earlier of 30 days after the Outside Date and the fifth Business Day following the date on which such injunction or order ceases to be in effect or such Regulatory Approval is obtained, as applicable; and further provided that the right to terminate this Agreement pursuant to this paragraph will not be available to a party whose failure to perform any material covenant, agreement or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

      (e) by Lifeco if, (i) the board of directors of CLFC fails to recommend or confirm its recommendation within two Business Days of being requested to do so by Lifeco, or withdraws, modifies or changes its approval or recommendation of this Agreement or the Transaction in a manner adverse to Lifeco, (ii) CLFC has materially breached its obligations under any of sections 6.7, 6.8 or 6.9, or (iii) the board of directors of CLFC accepts, approves, recommends or enters into an agreement (other than a confidentiality agreement entered into in compliance with subsection 6.8(3)) with any person with respect to a Superior Proposal;

      (f) by either Lifeco or CLFC, if at the Meeting the requisite votes of the holders of CLFC Common Shares to approve the Transaction Resolution are not obtained;

      (g)   by CLFC in the circumstances described in subsection 6.9(2);

      (h) by Lifeco, if CLFC has breached any of its representations, warranties, agreements or obligations in this Agreement (other than those referred to in clause 8.1(e)(iii)), the breach of which would result in the failure to satisfy one or more conditions in paragraph 7.2(a) or (b) and in the case of paragraph 7.2(a) such breach is not curable or if curable is not cured within 15 days after notice of the breach has been received by CLFC;

      (i) by CLFC, if Lifeco has breached any of its representations, warranties, agreements or obligations in this Agreement, the breach of which would result in the failure to satisfy one or more conditions set forth in paragraph 7.3(b) or (c) and in the case of paragraph 7.3(b) such breach is not curable or if curable is not cured within 15 days after notice of the breach has been received by Lifeco;

      (j) by Lifeco, if there has been since the date of this Agreement (or, if there exists or has previously occurred, there has been disclosed, generally or to Lifeco), any change, event, occurrence or development that would reasonably be expected to have a material adverse affect on CLFC or that would materially and adversely effect the ability of CLFC to perform its obligations under this Agreement; or

      (k) by CLFC, if there has been since the date of this Agreement (or, if there exists or has previously occurred, there has been disclosed, generally or to CLFC), any change, event, occurrence or development that would reasonably be expected to have a material adverse affect on Lifeco or that would materially and adversely effect the ability of Lifeco to perform its obligations under this Agreement.

8.2   EFFECT OF TERMINATION. If this Agreement is terminated in accordance with section 8.1, neither party will have any further liability to perform its obligations under this Agreement except for those under section 6.3(3), this section and sections 8.3 and 9.8, which will continue in effect, but nothing in this Agreement (including payment of the Termination Fee, the CLFC Expense Fee or the Lifeco Expense Fee) will relieve either party from liability for any breach of any covenant contained in this Agreement prior to such termination; provided, however, that the party paying the Termination Fee, the CLFC Expense Fee or the Lifeco Expense Fee will be relieved from liability for any breach of any representation or warranty in this Agreement.

8.3   TERMINATION FEE AND EXPENSES.

(1) If this Agreement is terminated by Lifeco pursuant to paragraph 8.1(e), then, within three Business Days following any such termination, CLFC will pay the Termination Fee to Lifeco in cash by wire transfer in immediately available funds to an account designated by Lifeco.

(2) If (i) prior to the date of the Meeting a BONA FIDE Acquisition Proposal has been made, (other than the initial offer made by Manulife Financial Corporation dated December 27, 2002) and (ii) this Agreement is terminated by either party pursuant to paragraph 8.1(f), then within three Business Days following any such termination, CLFC will pay the Termination Fee to Lifeco in cash by wire transfer in immediately available funds to an account designated by Lifeco.

(3) If this Agreement is terminated by Lifeco pursuant to paragraph 8.1(h), then, within three Business Days following notice of such termination, CLFC will pay to Lifeco in cash by wire transfer in immediately available funds to an account designated by Lifeco an amount equal to the Lifeco Expense Fee as payment in full of Lifeco's costs and expenses in connection with the transactions contemplated by this Agreement; provided, however, if the Agreement is terminated by Lifeco pursuant to paragraph 8.1(c) on the basis that CLFC failed to obtain a required approval for which it had sole or principal responsibility, CLFC will only reimburse Lifeco's actual expenses to a maximum of $5 million.

(4) If this Agreement is terminated by Lifeco pursuant to paragraph 8.1(j), then, within three Business Days following notice of such termination, CLFC will pay to Lifeco in cash by wire transfer in immediately available funds to an account designated by Lifeco an amount equal to $15 million as payment in full of Lifeco's costs and expenses in connection with the transactions contemplated by this Agreement.

(5) If this Agreement is terminated by CLFC pursuant to paragraph 8.1(i), then, within three Business Days following notice of such termination, Lifeco will pay to CLFC in cash by wire transfer in immediately available funds to an account designated by CLFC an amount equal to the CLFC Expense Fee as payment in full of CLFC's costs and expenses in connection with the transactions contemplated by this Agreement; provided, however, if the Agreement is terminated by CLFC pursuant to paragraph 8.1(c) on the basis that Lifeco failed to obtain a required approval for which it had sole or principal responsibility, Lifeco will only reimburse CLFC's actual expenses incurred in respect of the Transaction to a maximum of $5 million.

(6) If this Agreement is terminated by CLFC pursuant to paragraph 8.1(k), then, within three Business Days following notice of such termination, Lifeco will pay to CLFC in cash by wire transfer in immediately available funds to an account designated by CLFC an amount equal to $15 million as payment in full of CLFC's costs and expenses in connection with the transactions contemplated by this Agreement.

(7) If this Agreement is terminated by CLFC pursuant to paragraph 8.1(g), then, within three Business Days of such termination, CLFC will pay the Termination Fee to Lifeco in immediately available funds by wire transfer to an account designated by Lifeco.

8.4 AMENDMENT. This Agreement may not be amended except by mutual written agreement of the parties.

8.5 WAIVER. Lifeco or CLFC, as applicable, may (i) extend the time for the performance by the other of any of its obligations or other acts, (ii) waive compliance by the other with any of its agreements or the fulfillment of any conditions to its own obligations contained in this Agreement or (iii) waive inaccuracies in any of the other's representations or warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

                                    ARTICLE 9
                                     GENERAL

9.1 INVESTIGATION. Any investigation by either party and its advisors will not mitigate, diminish or affect the representations and warranties of the other party.

9.2 ALTERNATIVE STRUCTURE. The parties agree that in the event that they mutually determine that it is inadvisable to complete the Transaction, the parties will promptly enter into an amended and restated agreement which contemplates an alternative transaction structure whereby Lifeco or one of its Subsidiaries would obtain control over CLFC, but which agreement is otherwise on substantially the same terms as this Agreement.

9.3 NOTICES. All notices and other communications under this Agreement must be in writing and may be delivered personally or sent by telecopier or by a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

      (a)   if to Lifeco:

            Great-West Lifeco Inc.
            100 Osborne Street North
            Winnipeg, Manitoba
            R3C 3A5

            Attention:        Raymond L. McFeetors
                              Co-President and Chief Executive Officer
            Telephone:        204.946.1190
            Facsimile:        204.946.7134
            with a copy to:

            Blake, Cassels & Graydon LLP
            Box 25, Commerce Court West
            199 Bay Street
            Toronto, Ontario
            M5L 1A9

            Attention:        J. David A. Jackson
            Telephone:        416.863.2636
            Facsimile:        416.863.2653

      (b)   if to CLFC:

            Canada Life Financial Corporation
            330 University Avenue
            Toronto, Ontario
            M5G 1R8

            Attention:        David A. Nield
                              Chairman and Chief Executive Officer
            Telephone:        416.597.1440
            Facsimile:        416.597.1940


            with a copy to:

            McCarthy Tetrault LLP
            Suite 4700
            Toronto Dominion Tower
            Toronto-Dominion Centre
            Toronto, Ontario
            M5R 1E6

            Attention:        Garth M. Girvan
            Telephone:        416.601.7574
            Facsimile:        416.868.0673

or at such other address of which either party may advise, from time to time, the other party by notice in writing given in accordance with the foregoing. Any such notice or other communication if delivered personally will be deemed to have been given and received on the date on which it was delivered to the relevant address (if a Business Day and, if not, on the next Business Day), if sent by telecopier, will be deemed to have been given and received at the time of receipt and despite the foregoing, if any notice or other communication is received after 4:00 p.m. (Toronto time) on any Business Day or on a day other than a Business Day, it will be deemed to have been given and received the next Business Day.

9.4 ASSIGNMENT. Neither party may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise).

9.5 BINDING EFFECT. This Agreement is binding on, enures to the benefit of and is enforceable by, the parties and their respective successors and permitted assigns.

9.6 THIRD PARTY BENEFICIARIES. For greater certainty, Lifeco and CLFC acknowledge and agree that it is not intended that CLFC Common Shareholders be granted or entitled to any rights under this Agreement as third party beneficiaries.

9.7 FURTHER ASSURANCES. Each party from time to time will and will at all times hereafter, at the request of the other party, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as reasonably required in order to fully perform and carry out the terms and intent of the Agreement.

9.8 EXPENSES. Subject to section 8.3, each party will be responsible for its own costs and expenses in relation to this Agreement and the Transaction, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, all disbursements of advisors, and printing and mailing costs. In particular, CLFC will be responsible for all costs associated with the Meeting, including printing and mailing costs.

9.9 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the Laws of Ontario and the Laws of Canada applicable in Ontario.

9.10  TIME OF ESSENCE. Time is of the essence of this Agreement.

9.11 ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement and the Lifeco CA, constitutes the entire agreement of the parties, and this Agreement supersedes all other prior agreements, understandings, negotiations and discussions (oral or written) (other than the Confidentiality Agreement and the Lifeco CA) between the parties with respect to the subject matter hereof and thereof.

9.12 SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the maximum extent possible.

9.13 REMEDIES. Lifeco and CLFC acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by the other party or its Representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, Lifeco and CLFC agree that, in the event of any breach or threatened breach of this Agreement by the other party or its Representatives, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided it is not in material default under this Agreement.

9.14 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

The parties have executed this Agreement.

                                           GREAT-WEST LIFECO INC.

                                           By:
                                                 -------------------------------
                                           Name:
                                           Title:

                                           By:
                                                 -------------------------------
                                           Name:
                                           Title:

                                           CANADA LIFE FINANCIAL CORPORATION

                                           By:
                                                 -------------------------------
                                           Name:
                                           Title:

                                           By:
                                                 -------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A

                              REGULATORY APPROVALS

      (a) all applicable approvals under the ICA, including the approval of the Minister under subsection 407(1) of the ICA;

      (b)   the approval of the Superintendent;

      (c) the Commissioner shall have issued an advance ruling certificate pursuant to section 102 of the COMPETITION ACT (Canada) in respect of the Transaction or the applicable waiting period under Part IX of the COMPETITION ACT (Canada) shall have expired and the Commissioner shall have advised Lifeco in writing that he does not intend to commence any proceedings under the COMPETITION ACT (Canada) in respect of the Transaction, such advice being on terms and in a form satisfactory to Lifeco, acting reasonably, and not having been rescinded or amended;

      (d) any applicable approvals (or the expiry or termination of any, applicable waiting periods) under the HSR Act and other applicable competition or anti-trust Laws, including those of the European Union;

      (e) any applicable approvals under the TRUST AND LOAN COMPANIES ACT (Canada);

      (f) any applicable approvals under insurance and trust company Laws of each applicable province and territory of Canada and the Isle of Man;

      (g) any applicable approval under Securities Laws (and Investment Dealers Association of Canada by-laws, rules and regulations) of each applicable province and territory of Canada and/or of any other applicable jurisdiction, including approvals relating to:

            (i)     the change in control of a mutual fund manager;

            (ii)    the change in control of a registered dealer;

            (iii)   the permitted holdings of a mutual fund;

            (iv)    the issuance of the Exchangeable Shares; and

            (v) the issuance of the Lifeco Shares on exchange of the Exchangeable Shares;

      (h) any applicable approvals (or the expiry or termination of any applicable waiting periods) under applicable United States insurance Laws (including those of Michigan, New York, Colorado and Puerto
            Rico), under the applicable financial
            services laws of the United Kingdom, and under insurance laws of the United Kingdom, the Isle of Man, Ireland, and any other applicable jurisdiction;

      (i) approval of the Toronto Stock Exchange to the listing at the Closing Time of the Exchangeable Shares into which CLFC Common Shares will be changed at the Closing Time;

      (j) approval of the Toronto Stock Exchange to the listing of the Lifeco Shares issuable on the exchange of the Exchangeable Shares; and

      (k)   any other approvals required by any Regulatory Authority.

                                   SCHEDULE B

                        FORM OF DISSENT RIGHTS AGREEMENT

                            DISSENT RIGHTS AGREEMENT

            THIS AGREEMENT is made as of the ____ day of March, 2003

AMONG:

                CANADA LIFE FINANCIAL CORPORATION,
                a company incorporated under the INSURANCE COMPANIES ACT (Canada), (hereinafter called "CLFC")

                                   - and -

                GREAT-WEST LIFECO INC.,
                a company incorporated under the CANADA BUSINESS CORPORATIONS ACT, (hereinafter called "Lifeco")

                                   - and -

                EACH REGISTERED HOLDER OF CLFC COMMON SHARES WHO DISSENTS FROM THE TRANSACTION RESOLUTION.

RECITALS:

A. WHEREAS under the provisions of the INSURANCE COMPANIES ACT (Canada), CLFC Common Shareholders do not have any right to dissent from the Transaction Resolution;

B. AND WHEREAS CLFC and Lifeco have agreed to offer to CLFC Common Shareholders, by contract, a right to dissent from the Transaction Resolution;

C. AND WHEREAS CLFC and Lifeco have entered into this Agreement to give effect to such contractual right of dissent and to set forth the terms and conditions with which CLFC Common Shareholders must comply in order to exercise such right to dissent;

D. AND WHEREAS each CLFC Common Shareholder who exercises a right to dissent in accordance with the provisions of this Agreement shall be deemed to have accepted and agreed to be bound by the terms and conditions of this Agreement, including the Dissent Procedures.

      NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows.

                                    ARTICLE 1
                                 INTERPRETATION

1.1   DEFINED TERMS.

      In this Agreement and in the recitals hereto, the following terms shall have the following meanings:

      (a)   "AGREEMENT" means this Dissent Rights Agreement.

      (b) "ARBITRATOR" means a retired judge of the Ontario Superior Court of Justice or Ontario Court of Appeal selected by the Co-ordinator from the panel of arbitrators maintained by ADR Chambers: An Alternative Dispute Resolution Group or any replacement body.

      (c) "ARBITRATION" means the proceeding conducted by the Arbitrator pursuant to the provisions of Article 4 of this Agreement.

      (d) "AUTOMATIC EXCHANGE TIME" has the meaning set forth in the Exchangeable Share Provisions.

      (e) "CANADA LIFE" means The Canada Life Assurance Company, a company existing under the INSURANCE COMPANIES ACT (Canada), and a wholly-owned subsidiary of CLFC.

      (f) "CERTIFICATE" means a share certificate issued by CLFC in the name of a holder of CLFC Common Shares and representing such number of CLFC Common Shares as is set forth on the face thereof.

      (g) "CLFC COMMON SHAREHOLDER" means a registered holder of CLFC Common Shares (excluding for greater certainty Non-Certificated Shareholders).

      (h)   "CLFC COMMON SHARES" means common shares in the capital of CLFC.

      (i) "CLFC OWNERSHIP STATEMENT" means a share ownership statement issued by CLFC as a record of the CLFC Common Shares owned by certain Canada Life policyholders following the demutualization of Canada Life.

      (j) "CO-ORDINATOR" means the Co-ordinator of "ADR Chambers: An Alternative Dispute Resolution Group".

      (k) "COMPUTERSHARE" means Computershare Trust Company of Canada, the registrar and transfer agent for the CLFC Common Shares.

      (l) "DEMAND FOR PAYMENT" means the written notice sent by each Dissenting Shareholder to CLFC within the time period and containing the information set forth in section 3.7 hereof.

      (m) "DISSENT PROCEDURES" means those steps and procedures required to be taken or followed, those notices required to be given and all other matters required to be done pursuant to this Agreement in order to exercise a Dissent Right.

      (n) "DISSENT RIGHT" means the right of a CLFC Common Shareholder to dissent from the Transaction Resolution, and to be paid in cash an amount equal to the fair value of its

            CLFC Common Shares, in accordance with and upon the terms and conditions set out in this Agreement.

      (o) "DISSENTING SHAREHOLDER" means a CLFC Common Shareholder who exercises a Dissent Right in accordance with the terms of this Agreement, and who does not thereafter cease to be entitled to exercise a Dissent Right.

      (p) "ELECTED CONSIDERATION" has the meaning set forth in the Transaction Agreement.

      (q) "EXCHANGEABLE SHARES" means the new class of exchangeable shares of CLFC having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

      (r) "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in Schedule 1 to Appendix 1 to Schedule A of the Proxy Circular, together with such additions, deletions or modifications as may be approved by CLFC Common Shareholders at the Special Meeting.

      (s) "NON-CERTIFICATED SHAREHOLDER" means a holder of a CLFC Ownership Statement.

      (t) "NON-REGISTERED CLFC COMMON SHARE" means a CLFC Common Share held by a Non-Registered Holder.

      (u) "NON-REGISTERED HOLDER" means a beneficial owner of CLFC Common Shares that is neither a registered holder of CLFC Common Shares nor a Non-Certificated Shareholder.

      (v) "NOTICE OF OBJECTION" means the written notice of objection to the Transaction Resolution sent to CLFC by a CLFC Common Shareholder pursuant to section 3.3 hereof.

      (w) "NOTICE OF RESOLUTION" means the notice sent by CLFC to each Dissenting Shareholder pursuant to section 3.6 hereof confirming that the Transaction Resolution has been adopted.

      (x) "OFFER TO PAY" means the written offer to pay, sent by Lifeco to each Dissenting Shareholder pursuant to section 3.15 hereof, offering to pay for each Exchangeable Share held by a Dissenting Shareholder, that amount of cash considered by the directors of Lifeco to be the fair value of a CLFC Common Share on the close of business on the day before the Transaction Resolution was adopted, accompanied by a statement showing how the fair value was determined.

      (y)   "PROXY CIRCULAR" means the proxy circular of CLFC dated
            March -, 2003 to be sent to CLFC Common Shareholders in connection with the Special Meeting.

      (z) "SPECIAL MEETING" means the special meeting of CLFC Common Shareholders to be held on May -, 2003 at 10:00 a.m. in Toronto, Ontario, and any adjournment or postponement thereof, to consider and, if deemed advisable, to pass, the Transaction Resolution.

      (aa) "TRANSACTION" means the change of CLFC Common Shares into Exchangeable Shares and the subsequent exchange of such Exchangeable Shares for the Elected Consideration.

      (bb) "TRANSACTION AGREEMENT" means the amended and restated agreement made between CLFC and Lifeco dated as of February 14, 2003, as it may be amended from time to time, pursuant to which CLFC and Lifeco agreed to enter into the Transaction.

      (cc) "TRANSACTION DATE" means the date on which the Transaction becomes effective.

      (dd) "TRANSACTION RESOLUTION" means the resolution of the CLFC Common Shareholders, adopted in accordance with the INSURANCE COMPANIES ACT (Canada), approving certain amendments to the by-laws of CLFC required to implement the Transaction and consenting to the waiver of the application of CLFC's shareholder rights plan to the Transaction, the text of which is annexed as Schedule A to the Proxy Circular.

1.2   INTERPRETATION.

      In this Agreement, unless the context otherwise requires, words importing the singular include the plural and VICE VERSA, and words importing gender include all genders.

1.3   HEADINGS.

         The headings included in this Agreement are for convenience of reference only and are not to be used to interpret, or to define or limit the scope of, any provision of this Agreement.

                                    ARTICLE 2
                  OFFER OF DISSENT RIGHT AND BINDING AGREEMENT

2.1   OFFER OF DISSENT RIGHT.

      Lifeco and CLFC hereby offer to each CLFC Common Shareholder a Dissent Right, which right may be exercised only upon compliance with the terms and conditions set forth in this Agreement.

2.2   BINDING AGREEMENT.

      Each CLFC Common Shareholder who exercises a Dissent Right shall, upon sending a Notice of Objection to CLFC in accordance with section 3.3 hereof, be deemed to have accepted the offer of a Dissent Right made pursuant to section 2.1, and to have agreed to be bound by the terms and conditions of this Agreement in respect of the exercise of such right, without the necessity of taking any other action or formality of any kind, including the execution of this Agreement or a counterpart thereof or any other agreement, instrument or document evidencing the intention of such CLFC Common Shareholder to be bound by this Agreement.

                                    ARTICLE 3
                               DISSENT PROCEDURES

3.1   GENERAL RULE.

      In order to exercise a Dissent Right, a CLFC Common Shareholder must strictly comply with each and every provision of this Agreement to be observed or performed by it. The failure to comply strictly with any such provisions shall result in the loss of its Dissent Right.

3.2   RIGHT OF PAYMENT.

      A CLFC Common Shareholder who complies with the provisions of this Agreement shall, in addition to any other rights it may have, have the right, on or after the Transaction Date, to be paid by Lifeco in cash an amount equal to the fair value of its CLFC Common Shares. Such fair value shall be determined as of the close of business on the day before the Transaction Resolution was adopted and shall be expressed as a cash amount for each such CLFC Common Share.

3.3   NOTICE OF OBJECTION.

      In order to exercise a Dissent Right, a CLFC Common Shareholder must send to CLFC a duly authorized and properly completed Notice of Objection, which must be received by CLFC not later than 2:00 p.m. (Toronto time) on the business day before the Special Meeting.

3.4   NO PARTIAL DISSENT.

      A CLFC Common Shareholder may only exercise a Dissent Right under this Agreement with respect to all CLFC Common Shares held by it on behalf of itself or any one beneficial owner and which are registered in the name of such CLFC Common Shareholder.

3.5   REGISTERED CLFC COMMON SHAREHOLDER REQUIREMENT.

      In order to exercise a Dissent Right, a beneficial owner of CLFC Common Shares must be a CLFC Common Shareholder. Accordingly, (i) a Non-Certificated Shareholder must take all necessary steps to have a Certificate issued in respect of its CLFC Common Shares; and (ii) a Non-Registered Holder must take all necessary steps to have its CLFC Common Shares, which are registered in the name of a nominee, an investment dealer, a clearing agency or other intermediary, re-registered in the name of the such holder, prior to sending to CLFC the Notice of Objection referred to in section 3.3, unless such Non-Registered Holder instructs such intermediary to exercise the Dissent Right on such holder's behalf, in which case such intermediary must comply with all of the provisions of this Agreement in order to exercise the Dissent Right on such Non-Registered Holder's behalf.

3.6   NOTICE OF RESOLUTION.

      CLFC shall, within ten days after adoption of the Transaction Resolution, send a Notice of Resolution to each CLFC Common Shareholder who has filed a Notice of Objection. A Notice of Resolution need not be sent to any CLFC Common Shareholder who voted in favour of the Transaction Resolution or who has withdrawn its Notice of Objection.

3.7   DEMAND FOR PAYMENT.

      In order to maintain its status as a Dissenting Shareholder, a Dissenting Shareholder must, within twenty days after receiving a Notice of Resolution or, if the Dissenting Shareholder does not receive such notice, within twenty days after learning that the Transaction Resolution has been adopted, send to CLFC a Demand for Payment containing:

      (a)   the Dissenting Shareholder's name and address;

      (b)   the number of CLFC Common Shares in respect of which it dissents;
            and

      (c) a demand for payment in cash of an amount equal to the fair value of such shares.

3.8   SENDING OF CERTIFICATE.

      In order to maintain its status as a Dissenting Shareholder, a Dissenting Shareholder must, within thirty days after sending a Demand for Payment pursuant to section 3.7, send the Certificate(s) representing the CLFC Common Shares in respect of which the Dissenting Shareholder dissents to Computershare.

3.9   WITHDRAWAL.

      A Dissenting Shareholder shall, by sending notice to CLFC, have the right to withdraw its Demand for Payment until the Automatic Exchange Time. CLFC may, in its sole judgment, accept or reject any such notice of withdrawal of a Demand for Payment.

      A Dissenting Shareholder will cease to be a Dissenting Shareholder immediately upon voting in favour of the Transaction Resolution and shall be deemed to have withdrawn its Notice of Objection as of such time.

3.10  FORFEITURE OF DISSENT RIGHTS.

      A Dissenting Shareholder who, in the sole judgment of CLFC, fails to strictly comply with the terms of this Agreement, forfeits its right to make a claim under this Agreement.

3.11  ENDORSING CERTIFICATE.

      CLFC shall cause Computershare to endorse on any Certificate received under section 3.8 notice that the holder thereof is a Dissenting Shareholder under this Agreement.

3.12  CERTIFICATES TO BE HELD BY TRANSFER AGENT.

      Any Certificate(s) sent to Computershare in accordance with section 3.8 and endorsed by Computershare in accordance with section 3.11, together with any certificates representing Exchangeable Shares to which a Dissenting Shareholder may otherwise be entitled as a result of the completion of the Transaction, shall be retained by Computershare on behalf of the Dissenting Shareholder until the earliest of:

      (a) the date on which the Dissenting Shareholder withdraws its Demand for Payment in accordance with section 3.9,

      (b) the date on which the Dissenting Shareholder accepts an Offer to Pay,

      (c) the date on which the Arbitrator determines the fair value in cash of the CLFC Common Shares in respect of which the Dissenting Shareholder has exercised a Dissent Right or an Arbitration pursuant to the terms hereof is settled by the parties, and

      (d) the date the Transaction is terminated in accordance with the provisions of the Transaction Agreement,

in which event, either:

      (x) in the circumstances described in (b) or (c), the Certificate(s) representing such shareholder's CLFC Common Shares, together with any certificates representing Exchangeable Shares to which the shareholder may have been entitled as a result of the completion of the Transaction, will be cancelled by Computershare and the shareholder (or any transferee thereof in accordance with the terms of this Agreement, provided that the Dissenting Shareholder provides Computershare with satisfactory evidence of such transfer at least one business day in advance of the delivery of such consideration) shall receive the payment in cash in the amount determined in accordance with the terms hereof,

      (y) in the circumstances described in (a), the shareholder (or to any transferee thereof in accordance with the terms of this Agreement, provided that the Dissenting Shareholder provides Computershare with satisfactory evidence of such transfer at least one business day in advance of the issuance) shall be entitled to participate in the Transaction in accordance with the terms thereof as if such shareholder had not dissented hereunder, or

      (z) in the circumstance described in (d), replacement Certificate(s) representing such shareholder's CLFC Common Shares will be issued by Computershare to the shareholder (or to any transferee thereof in accordance with the terms of this Agreement, provided that the Dissenting Shareholder provides Computershare with satisfactory evidence of such transfer at least one business day in advance of the issuance).

3.13  SUSPENSION OF CLFC COMMON SHAREHOLDER RIGHTS.

      On sending a Demand for Payment pursuant to section 3.7, a Dissenting Shareholder ceases to have any rights as a shareholder of CLFC and any rights to become a shareholder of Lifeco as a result of the exchange of its CLFC Common Shares or its Exchangeable Shares, other than its right to be paid in cash an amount equal to the fair value of such CLFC Common Shares as determined under this Agreement, except where:

      (a) the Dissenting Shareholder withdraws its Demand for Payment in accordance with section 3.9, in which case the Dissenting Shareholder's rights as a CLFC Common Shareholder are reinstated as of the date the Demand for Payment was sent; or

      (b) the Transaction is terminated in accordance with the provisions of the Transaction Agreement, in which case the Dissenting Shareholder's rights as a CLFC Common Shareholder are deemed to have been reinstated as of the date the Demand for Payment was sent.

      Without limiting the generality of the foregoing, on sending a Demand for Payment, a Dissenting Shareholder shall not have the right in relation to the CLFC Common Shares or the Exchangeable Shares into which CLFC Common Shares will be changed as a result of the completion of the Transaction:

      (x)   to vote such shares;

      (y) to receive any dividends or other distributions in respect of such shares; or

      (z)   to transfer such shares, except pursuant to section 3.14 hereof.

3.14  TRANSFER OF SHARES.

      A Dissenting Shareholder is not entitled to transfer those CLFC Common Shares in respect of which it has exercised a Dissent Right or the Exchangeable Shares into which such CLFC Common Shares will be changed as a result of the completion of the Transaction, except to a person who agrees in writing, in a manner satisfactory to CLFC and Lifeco, acting reasonably, to be bound by the provisions of this Agreement.

3.15  OFFER TO PAY.

      Lifeco shall, not later than seven days after the later of the Transaction Date or the day CLFC received the Demand for Payment, send to each Dissenting Shareholder who has sent such a demand an Offer to Pay. Every Offer to Pay shall be on the same terms. An Offer to Pay may only be expressed as the amount of cash for which Exchangeable Shares may be exchanged, and, for greater certainty, may not be expressed, or be required to be expressed, in any other form of consideration. An Offer to Pay will lapse if Lifeco does not receive an acceptance thereof within thirty days after the offer has been made.

3.16  PAYMENT.

      Lifeco shall pay for Exchangeable Shares held by a Dissenting Shareholder within ten days after an Offer to Pay has been accepted by such shareholder.

3.17  APPOINTMENT OF ARBITRATOR.

      If Lifeco fails to make an Offer to Pay, or if a Dissenting Shareholder fails to accept an Offer to Pay, Lifeco may, within fifty days after the Transaction Date apply to the Co-ordinator to appoint an Arbitrator who shall fix in cash the fair value, as of the close of business on the day before the Transaction Resolution was adopted, of the CLFC Common Shares in respect of which any Dissenting Shareholder has exercised a Dissent Right. If Lifeco fails to apply to the Co-ordinator in accordance with the preceding sentence, a Dissenting Shareholder may so apply for the same purpose within a further period of twenty days.

                                    ARTICLE 4
                           CONDUCT OF THE ARBITRATION

4.1   GOVERNING STATUTE.

      The Arbitration conducted under this Agreement shall be governed by, and conducted in accordance with, the provisions of the ARBITRATIONS ACT, 1991 (Ontario), unless the Arbitration is "international" as defined in the UNCITRAL Model Law on International Commercial Arbitration, in which event the INTERNATIONAL COMMERCIAL ARBITRATION ACT (Ontario) shall apply.

4.2   VENUE.

      The Arbitration shall be conducted in Toronto, Ontario at a place to be determined by the Arbitrator.

4.3   ARBITRATION PROCEDURES.

      The Arbitrator shall determine the rules and procedures for the conduct of the Arbitration, provided that such rules and procedures are not inconsistent with the provisions of the ARBITRATIONS ACT, 1991 (Ontario), and provided further that, to the extent reasonably practicable, the Arbitration is conducted in a manner that is consistent with a proceeding in the Ontario Superior Court of Justice (Commercial List) under section 190 of the CANADA BUSINESS CORPORATIONS ACT.

4.4   NO SECURITY FOR COSTS.

      A Dissenting Shareholder is not required to give security for costs in connection with the appointment of the Arbitrator made pursuant to section 3.17.

4.5   PARTIES TO ARBITRATION.

      Upon the appointment of an Arbitrator pursuant to section 3.17,

      (a) all Dissenting Shareholders who have not accepted an Offer to Pay shall be joined as parties and shall be bound by the decision of the Arbitrator; and

      (b) Lifeco shall notify each affected Dissenting Shareholder of the date, place and consequences of the application and of its right to appear and be heard in person or by counsel.

4.6   POWERS OF ARBITRATOR.

      The Arbitrator may determine whether any other person is a Dissenting Shareholder who should be joined as a party to the Arbitration, and the Arbitrator shall then fix the fair value in cash of the Dissenting Shareholders' CLFC Common Shares in accordance with section 3.17.

4.7   APPRAISERS.

      The Arbitrator may in its discretion appoint one or more appraisers to assist the Arbitrator in fixing the fair value in cash of the Dissenting Shareholders' CLFC Common Shares.

4.8   FINAL ORDER.

      The final order of the Arbitrator shall be rendered against Lifeco in favour of each Dissenting Shareholder and shall be expressed as an amount of cash for each affected Exchangeable Share which cash amount shall be determined on the basis of the fair value of each affected CLFC Common Share as of the close of business on the day before the Transaction Resolution was adopted. The making of the final order by the Arbitrator shall constitute a deemed offer by Lifeco to pay each Dissenting Shareholder the Arbitrator's awarded cash amount (including amounts permitted under section 4.9) and such Dissenting Shareholder's deemed acceptance thereof.

4.9   ADDITIONAL AMOUNT.

      In addition to fixing the amount in section 4.8, the Arbitrator may, in its discretion, allow a reasonable rate of interest to be paid on the amount payable to Dissenting Shareholders party to the Arbitration to take into account the time between the Transaction Date and the date of payment.

4.11  MISCELLANEOUS

      The final order of the Arbitrator made pursuant to section 4.8 shall be final and binding on all parties and shall not be subject to appeal on any issue of fact or law by any party.

      The Arbitrator may award the costs of the Arbitration having regard to the factors enumerated in Rule 57.01 of the ONTARIO RULES OF CIVIL PROCEDURE. The costs of the Arbitration shall consist of the parties' legal expenses, the fees and expense of the Arbitration and any other expenses related to the Arbitration. If (i) a party to the Arbitration makes an offer to another party to settle the dispute (which offer takes the form of an offer to pay or accept an amount of cash), (ii) the offer is not accepted and (iii) the Arbitrator's award is not more favourable to the second-named party than was the offer, then the Arbitrator may take such facts into account in awarding costs in respect of the period from the making of the offer to the making of the award.

                                    ARTICLE 5
                               GENERAL PROVISIONS

5.1   NATURE OF CONSIDERATION.

      Notwithstanding anything to the contrary contained in this Agreement, a Dissenting Shareholder shall only be entitled to receive cash as payment for its Exchangeable Shares.

5.2   NOTICES.

      Any notice, communication, application or demand (a "Notice") required or permitted to be given or made hereunder shall be sufficiently given or made for all purposes if (i) delivered personally to the person to whom the Notice is directed, (ii) sent by registered mail, postage prepaid, or (iii) transmitted by facsimile, in each case to the addresses set out below:

if to CLFC:

            Canada Life Financial Corporation
            330 University Avenue
            Toronto, Ontario
            M5G 1R8

            Attention:        Senior Vice President and General Counsel
            Telephone:        416.597.1440
            Facsimile:        416.597.1940
            with a copy to:

            McCarthy Tetrault LLP
            Suite 4700
            Toronto Dominion Tower
            Toronto-Dominion Centre
            Toronto, Ontario
            M5R 1E6

            Attention:        Garth M. Girvan
            Telephone:        416.362.1812
            Facsimile:        416.868.0673


if to Lifeco:

            Great-West Lifeco Inc.
            100 Osborne Street North
            Winnipeg, Manitoba
            R3C 3A5

            Attention:        General Counsel
            Telephone:        204.946.1190
            Facsimile:        204.946.4129

            with a copy to:

            Blake, Cassels & Graydon LLP
            Box 25, Commerce Court West
            199 Bay Street
            Toronto, Ontario
            M5L 1A9

            Attention:        J. David A. Jackson
            Telephone:        416.863.2400
            Facsimile:        416.863.2653

if to a Dissenting Shareholder, to the most recent address of such CLFC
Common Shareholder as is maintained in the books and records of Computershare;

if to Computershare:

            Computershare Trust Company of Canada
            110 University Avenue
            11th Floor
            Toronto, Ontario
            M5J 2Y1

            Attention:        Investor Services
            Facsimile:        416.981.9800
if to the Arbitrator:

            c/o Co-ordinator
            ADR Chambers: An Alternative Dispute Resolution Group
            48 Yonge Street
            Suite 1100
            Toronto, Ontario
            M5E IG6

            Facsimile: 416.362.8825

      All such Notices shall be deemed to have been received on the date when delivered personally or when transmitted by facsimile or electronic means, or, if sent by prepaid registered mail, three business days following the date that the Notice is mailed. Notice of a change of address will also be governed by this section 5.2.

5.3   SEVERABILITY.

      Each of the provisions of this Agreement is distinct and severable, and, accordingly, if any provision of this Agreement is determined to be invalid, void or unenforceable in whole or in part, such determination shall not affect, or be deemed to affect, the validity or enforceability of any other provision of this Agreement.

5.4   ENTIRE AGREEMENT.

      This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof. There are no representations, warranties, covenants or agreements with respect to the subject matter hereof except as expressly set forth in this Agreement.

5.5   WAIVER.

      No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any such waiver constitute a continuing waiver.

5.6   NO ASSIGNMENT.

      This Agreement, including the rights and benefits hereunder, may not be assigned in whole or in part by the parties hereto to any other person, except as otherwise permitted pursuant to section 3.14.

5.7   ENUREMENT.

      This Agreement shall enure to the benefit of and shall be binding on the parties hereto and their respective successors, heirs, executors or personal representatives.

5.8   TIME OF ESSENCE.

      Time is of the essence in this Agreement.

5.9   GOVERNING LAW.

      This Agreement shall be governed in all respects by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

      IN WITNESS WHEREOF CLFC and Lifeco have executed this Agreement as of the date above written.

                            CANADA LIFE FINANCIAL CORPORATION

                            by:
                                ------------------------------------------------
                                  Name: -
                                  Title: -

                            by:
                                ------------------------------------------------
                                  Name: -
                                  Title: -

                            GREAT-WEST LIFECO INC.

                            by:
                                ------------------------------------------------
                                  Name:   -
                                  Title:  -


                            by:
                                ------------------------------------------------
                                  Name:   -
                                  Title:  -

                                  SCHEDULE C-1

                           LIFECO SERIES E TERM SHEET

           NON-CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES E
                           (10 YEAR SOFT RETRACTABLE)

INDICATIVE TERMS
ISSUER:             Great West Lifeco Inc. (the "Company").

ISSUE: 24,000,000 Non-Cumulative First Preferred Shares, Series E (the "Series E Shares")

ISSUE SIZE:         $600,000,000

ISSUE PRICE:        $25.00 per Series E Share

DIVIDENDS:          4.80% per annum, payable quarterly on a non-cumulative basis on the last day of March, June, September and December in each year. The initial dividend will be paid on and will be $ per Series E Share based on an anticipated closing date of [ ], 2003.

REDEMPTION:         The Series E Shares are not redeemable prior to [ ], 2009.
                    On or after [ ], 2009, the Company may, on not less than 30 nor more than 60 days' notice, redeem the Series E Shares in whole or in part, at the Company's option, by the payment in cash of $26.00 per Series E Share if redeemed prior to [ ], 2010, of $25.67 per Series E Share if redeemed on or after [ ], 2010 but prior to [ ], 2011, of $25.33 if redeemed on or after [ ], 2011 but prior to [ ], 2012, and of $25.00 per Series E Share if redeemed on or after [ ], 2012, in each case together with all declared and unpaid dividends up to but excluding the date fixed for redemption.

CONVERSION          On and after [  2009], the Series E Shares  are convertible,
BY THE COMPANY:     in whole or in part, at the option of the  Company on  not less than 30 nor more than 60 days notice into that number of common shares of Great West Lifeco Inc. ("the Common
                    Shares") determined by dividing the then applicable
                    Redemption Price together with declared and unpaid dividends up to but excluding the date of conversion by the greater of $3.00 and 95% of the then Current Market Price of the Common
                    Shares. The Current Market Price is defined as the weighted average trading price of the Common Shares on The Toronto
                    Stock Exchange for the period of 20 trading days which ends on the fourth day prior to the date specified for conversion or, if that fourth day is not a trading day, on the immediately preceding trading day. Fractional Common
                    Shares will not be issued on any conversion of Series E
                    Shares but in lieu thereof, the Company will make cash payments.

           NON-CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES E
                           (10 YEAR SOFT RETRACTABLE)

CONVERSION BY THE   On and after [  2013], and subject to the Company's right on
HOLDER:             at least 2 days notice prior to the conversion date
                    to redeem for cash or to find substitute purchasers, each Series E Share will be convertible at the option of the holder on the last day of each of March, June, September and December in each year on at least 30 days' notice into that number of freely tradeable Common Shares determined by dividing $25.00 together with declared and unpaid dividends up to but excluding the conversion date by the greater of $3.00 and 95% of the then Current Market Price of the Common
                    Shares. Fractional Common Shares will not be issued on any conversion of Series E Shares but in lieu thereof, the Company will make cash payments.

PURCHASE            Subject to restrictions on dividends and retirement of
FOR CANCELLATION:   shares and the provisions of other shares of the Company
                    ranking prior to or pari passu with the Series E Shares, the Company may at any time or times purchase for cancellation in any manner all or any part of the Series E Shares at any price.

RATINGS:            DBRS: Pfd-1 (low)n
                    S&P:  P-1(low)

PRIORITY:           The Series E Shares rank on a parity with the First
                    Preferred Shares of every other series and in priority to any other shares ranking junior to the First Preferred
                    Shares with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Company.

                                      C1-3

           NON-CUMULATIVE REDEEMABLE FIRST PREFERRED SHARES, SERIES E
                           (10 YEAR SOFT RETRACTABLE)

VOTING Holders of Series E Shares will be entitled to receive notice of, to attend and to vote at all meetings of holders of voting shares of the Company (other than meetings of holders of a class or series of shares at which such holders are entitled to vote separately as a class or series) until such time as the public voting requirements currently in
                    Section 411 of the Insurance Companies Act cease to be applicable to the Company. Thereafter, holders of Series E Shares will not be entitled to receive notice of or to attend or to vote at any meeting of the shareholders of the Company, unless and until the Company shall have failed to declare and pay the whole amount of a quarterly dividend on the Series E Shares. In that event and until such time as the Company pays the whole amount of a quarterly dividend on the Series E Shares, the holders of Series E Shares will be entitled to receive notice of and to attend all meetings of the shareholders of the Company and will be entitled to one vote per Series E Share in the election of two directors to be elected in conjunction with the holders of any other series of First Preferred Shares which has such right. The voting rights of the holders of the Series E Shares shall forthwith cease upon payment by the Company of the whole amount of a quarterly dividend on the Series E Shares subsequent to the time such voting rights first arose.

LISTING: An application will be made to list the Series E Shares on The Toronto Stock Exchange.

TAX ELECTION: The Issuer will elect to pay tax under Part VI.1 of the INCOME TAX Act (Canada) on dividends on the Series E Preferred Shares such that no tax under Part IV.1 of such Act will be payable by holders of the Series E Preferred Shares.

ELIGIBILITY:        Eligible for registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans under the Income Tax Act
                    (Canada).

CLOSING:            On or about [ ], 2003.

                                      C1-4

                                  SCHEDULE C-2

                           LIFECO SERIES F TERM SHEET


                 NON-CUMULATIVE FIRST PREFERRED SHARES, SERIES F

INDICATIVE TERMS
ISSUER:             Great West Lifeco Inc. (the "Company").

ISSUE: 8,000,000 Non-Cumulative First Preferred Shares, Series F (the "Series F Shares")

ISSUE               SIZE: $200,000,000

ISSUE               PRICE: $25.00 per Series F Share

DIVIDENDS:          5.90% per annum, payable quarterly on a non-cumulative basis on the last day of March, June, September and December in
                    each year. The initial dividend will be paid on   and will
                    be $ per Series F Share based on an anticipated closing date of [ ], 2003.

REDEMPTION FOR      The Series F Shares are not redeemable prior to [ ], 2008.
CASH:               On or after [ ], 2008, the Company may, on not less than 30 nor more than 60 days' notice, redeem the Series F Shares in whole or in part, at the Company's option, by the payment in cash of $26.00 per Series F Share if redeemed prior to [ ], 2009, of $25.75 per Series F Share if redeemed on or after [ ], 2009 but prior to [ ], 2010, of $25.50 if redeemed on or after [ ], 2010 but prior to [ ], 2011, of $25.25 if redeemed on or after [ ], 2011 but prior to [ ], 2012, and of $25.00 per Series F Share if redeemed on or after [ ], 2012, in each case together with all declared and unpaid dividends up to but excluding the date fixed for redemption.

PURCHASE            Subject to restrictions on dividends and retirement of
FOR CANCELLATION:   shares and the provisions of other shares of the Company
                    ranking prior to or pari passu with the Series F Shares, the Company may at any time or times purchase for cancellation in any manner all or any part of the Series F Shares at any price.

RATINGS:            DBRS: Pfd-1 (low) n
                    S&P: P-1(low)

PRIORITY:           The Series F Shares rank on a parity with the First
                    Preferred Shares of every other series and in priority to any other shares ranking junior to the First Preferred
                    Shares with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Company.

                 NON-CUMULATIVE FIRST PREFERRED SHARES, SERIES F

VOTING Holders of Series F Shares will be entitled to receive notice of, to attend and to vote at all meetings of holders of voting shares of the Company (other than meetings of holders of a class or series of shares at which such holders are entitled to vote separately as a class or series) until such time as the public voting requirements currently in
                    Section 411 of the Insurance Companies Act cease to be applicable to the Company. Thereafter, holders of Series F Shares will not be entitled to receive notice of or to attend or to vote at any meeting of the shareholders of the Company, unless and until the Company shall have failed to declare and pay the whole amount of a quarterly dividend on the Series F Shares. In that event and until such time as the Company pays the whole amount of a quarterly dividend on the Series F Shares, the holders of Series F Shares will be entitled to receive notice of and to attend all meetings of the shareholders of the Company and will be entitled to one vote per Series F Share in the election of two directors to be elected in conjunction with the holders of any other series of First Preferred Shares which has such right. The voting rights of the holders of the Series F Shares shall forthwith cease upon payment by the Company of the whole amount of a quarterly dividend on the Series F Shares subsequent to the time such voting rights first arose.

LISTING: An application will be made to list the Series F Shares on The Toronto Stock Exchange.

TAX ELECTION:       The Issuer will elect to pay tax under Part VI.1 of the
                    INCOME TAX Act (Canada) on dividends on the Series F Shares such that no tax under Part IV.1 of such Act will be payable by holders of the Series F Shares.

ELIGIBILITY:        Eligible for registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans under the Income Tax Act
                    (Canada).

CLOSING:            On or about [ ], 2003.

                                      C2-2

                                  SCHEDULE 4.1

                            ORGANIZATION AND STANDING

1. The Canada Life Insurance Company of Canada, a newly acquired insurance subsidiary, is currently in the process of updating its registrations under Canadian provincial insurance legislation to reflect the recent change of name and change of control.

2. Canada Life Trust Company, a newly established trust company subsidiary, has obtained its letters patent, but is currently in the process of obtaining its order to commence and carry on business. It is also in the process of applying for licences under provincial trust legislation, membership in the Canada Deposit Insurance Corporation and registration as an extra-provincial corporation.

                                 SCHEDULE 4.6(3)

                                PUBLIC DISCLOSURE

1. Letter to Canada Life Financial Corporation from the Ontario Securities Commission dated September 30, 2003, a copy of which has been provided to Lifeco.

                                 SCHEDULE 4.8(1)

                               EMPLOYMENT MATTERS


(1)   EMPLOYMENT, CONSULTING, SEVERANCE OR TERMINATION AGREEMENTS

      The U.S. division of The Canada Life Assurance Company is in the process of settling an agreement which will provide one senior employee with specified post-termination benefits in the event the employee is terminated other than for cause on or before January 1, 2005. The agreement is expected to provide for a severance payment of:

      (a) an amount equal to twice the employee's then current annual base salary (currently U.S. $145,000); and

      (b) if the employee's performance is rated not less than "meets expectations," an additional amount equal to the greater of (i) 75-100% of the employee's maximum award under the US Division incentive compensation plan for the calendar year in which employment is terminated, and (ii) 30% of the employee's then current annual base salary.

      The Agreement is also expected to provide for the continuation of medical insurance coverage for up to 6 months following termination as well as the receipt of outplacement services.

      The Agreement further contemplates the employee receiving guaranteed minimum levels of incentive compensation if the employee remains employed at the end of each of 2003 and 2004, regardless of whether the employee is otherwise eligible to receive any other benefit under the Agreement (including the severance payment described above). Provided the employee is rated not less than "meets expectations" in the applicable year, the employee will be entitled to an amount equal to the greater of (i) 75-100% of the employee's maximum award under the US Division incentive compensation plan for the applicable year; and (ii) 30% of the employee's then current annual base salary.

                                 SCHEDULE 4.8(2)

                        COLLECTIVE BARGAINING AGREEMENTS

      Approximately 210 staff in Bristol, United Kingdom (formerly with Royal & Sun Alliance) have recognition through the AMICUS and UNIFI unions under a collective agreement dated December 18, 2001.

                                  SCHEDULE 4.9

                                   LITIGATION

                             TYPE OF
     PLAINTIFF               LAWSUIT                    JURISDICTION             AMOUNT CURRENTLY BEING CLAIMED
--------------------- --------------------------- -------------------------- ----------------------------------------
J. Argomaniz &        General Agent's Contract    Puerto Rico                U.S.$20 million
Associates            Termination

Carson                Bad faith handling of LTD   New Jersey                 U.S.$15 million.
                      claim.

Foss                  Premium Offset              Ontario                    $20.5 million.

Manulife              Pension Mis-selling         U.K.                       Manulife is seeking up to 23 million
                                                                             PS.

McCorvey              Premium Offset              Alabama                    Unspecified compensatory and punitive
                                                                             damages.

Meloche Monnex        Class actions re charging   Two Ontario, 1 B.C. and    Over $610 million in each of
                      of deductibles to           1 Alberta actions,         compensatory and punitive and
                      insured  owners of          seeking to represent       aggravated damages.
                      written-off vehicles sold   affected insureds in
                      by casualty companies for   every Canadian province
                      salvage                     and territory except
                                                  Quebec, Manitoba and
                                                  Saskatchewan

Mintz                 Deceptive sales and         New Jersey/Texas           Unspecified compensatory and punitive
                      marketing practices                                    damages.

Tseu                  Dividend entitlement        California/Texas (Hong     Unspecified damages.
                      class action                Kong, Taiwan, Macau,
                                                  Singapore, Malaysia,
                                                  Philippines)

Vaughan               Premium Offset class        Quebec                     Unknown damages.
                      action

Zubryn                Premium Offset class        Quebec                     Unknown damages.
                      action

REINSURANCE 9/11 DISPUTES

    PARTY              JURISDICTION                  AMOUNT CURRENTLY BEING CLAIMED
-------------     ----------------------    -------------------------------------------------------
Zurich Re           New York                Canada Life is seeking approximately U.S.$76.5 million

CCR                 New York                Canada Life is seeking approximately U.S.$29.7 million

Guardian            New York                Canada Life is seeking approximately U.S.$56.4 million

AUL                 Indiana                 Canada Life is seeking approximately U.S.$59.8 million

                                  SCHEDULE 4.11

                          PENSION AND EMPLOYEE BENEFITS

      This Schedule is being provided solely for the purpose of identifying CLFC Retirement Plans and CLFC Post-Employment Arrangements that do not have assets equal to or greater than liabilities, and for no other purpose.

FUNDED PENSION PLANS

                                                      ACTUARIAL VALUATION
                                       ----------------------------------------------------------------------------
                                                                                                        Assets
                                           Date of         Assets in           Liabilities in        Greater than
PENSION PLAN                              Estimate          Millions              Millions           Liabilities?
------------------------------------   --------------    ------------------    -----------------  -----------------
Canadian Employees Plan (Defined         01/01/2003            $599                $433(1)              Yes
Benefit)                                                   market value

Crown Canada Plan (Defined               01/01/2003            $99.4               $98(1)               Yes
Benefit/Defined Contribution)                              market value

Canadian Supplemental Plan (Defined      12/31/2002          $173.9(2)             $187.7                No
Benefit)                                                   market value                              ($13.8)

U.S. Consolidated Plan (Defined          01/01/2002      U.S. $30.6 market       U.S. $36.4              No
Benefit)                                                       value                                (U.S. $5.8)

U.K. Staff Plan (Defined Benefit)        10/10/2002        (L)56.7                 (L)70.3               No
                                                           market value                               ((L)13.6)

Bahamas Staff Pension Plan               09/30/2002         Bah $0.736            Bah $0.8               No
                                                                                                    (Bah$0.06)

----------
(1) The estimated liabilities are based on the liabilities determined in the January 1, 2000 actuarial valuation and have been rolled forward using the actuarial assumptions provided for in the applicable plan valuation (see attached valuation summaries).

(2) Of the $173.9 million in total plan assets held in trust, $81.9 million is held by the Canada Customs and Revenue Agency as refundable tax.

CANADA LIFE CANADIAN EMPLOYEES PENSION PLAN

Last Actuarial Valuation: January 1, 2000.

BASIS                   ASSETS              LIABILITIES         SURPLUS/(DEFICIT)
--------------------    -------------       -------------       -----------------
Going Concern           $677,839,000        $341,714,000        $336,125,000

Solvency                $707,459,000        $233,222,000        $474,237,000

Next Valuation: as of January 1, 2003

GOING CONCERN METHOD: Projected unit credit actuarial cost method prorated on credited service.

GOING CONCERN ASSETS: Market Adjusted, i.e. actuarial value, with the gains and losses spread on a straight line basis over three years.

SOLVENCY METHOD: Assumes wind up of the plan on the valuation date and includes all benefits payable immediately, with all members fully vested in their accrued benefits.

SOLVENCY ASSETS: Market value.

Primary actuarial assumptions used in the January 1, 2000 valuation:

                                      GOING CONCERN                       SOLVENCY
---------------------------------     --------------------------          --------------------------------
Discount Rate                         7.0%                                Lump Sums: 6.75% for 15 years,
(Net of expenses)                                                         6.0% thereafter
                                                                          Annuities: 6.5%

Inflation                             3.5%                                2.29%

Salary Escalation                     5.5%                                N/A
                                      (3.5% for disabled)

Increases in YMPE/ITA Maximum         4.0%                                N/A

Mortality                             ACTIVES:                            GAM83
                                      GAM83 projected to 1991
                                      INACTIVES:
                                      GAM83 projected to 1994

Retirement Age                        Staff: Age 62                       Optimal Age
                                      Field Management:
                                      Age 60
                                      Terminated Members:
                                      Age 55

Termination                           See attached table                  N/A

Family Composition                    80% married                         80% married

For complete methods and assumptions please refer to the applicable Valuation Report.

                                     4.11-2

CROWN CANADA PENSION PLAN

Last Actuarial Valuation: January 1, 2000.


BASIS                   ASSETS              LIABILITIES         SURPLUS/(DEFICIT)
--------------------    -------------       -------------       -----------------
Going Concern           $103,672,000        $98,725,000         $4,947,000

Solvency                $103,672,000        $95,183,000         $8,489,000

Next Valuation: as of January 1, 2003

GOING CONCERN METHOD: Projected unit credit actuarial cost method.

GOING CONCERN ASSETS: Market value.

SOLVENCY METHOD: Assumes wind up of the plan on the valuation date and includes all benefits payable immediately, with all members fully vested in their accrued benefits.

SOLVENCY ASSETS: Market Value.

Primary actuarial assumptions used in the January 1, 2000 valuation:

                                      GOING CONCERN                       SOLVENCY
---------------------------------     --------------------------          --------------------------------
Discount Rate                         7.0%                                Lump Sums: 6.75% for 15 years,
(Net of expenses)                                                         6.0% thereafter
                                                                          Annuities: 6.5%

Inflation                             3.5%                                2.29%

Salary Escalation                     5.5%                                N/A
                                      (3.5% for disabled)

Increases in YMPE/ITA Maximum         4.0%                                N/A

Mortality                             ACTIVES:                            GAM83
                                      GAM83 projected to 1991
                                      INACTIVES:
                                      GAM83 projected to 1994

Retirement Age                        62                                  Optimal Age

Termination                           See attached table                  N/A

Family Composition                    80% married                         80% married

For complete methods and assumptions please refer to the applicable Valuation Report.

CANADIAN SUPPLEMENTAL PENSION PLAN

Last Actuarial Valuation: December 31, 2001.

BASIS                   ASSETS              LIABILITIES         SURPLUS/(DEFICIT)
--------------------    -------------       -------------       -----------------
Projected Wind Up       $158,000,000        $163,900,000        ($5,900,000)(1)

Next Valuation: as of December 31, 2002.

PROJECTED WIND-UP METHOD: Assumes plan is terminated at date of valuation with service and earnings projected forward for one year. The projected wind-up liability is 105% of the wind-up liability.

PROJECTED WIND-UP ASSETS: Market Value.

Primary actuarial assumptions used in the December 31, 2001 valuation:

                                      SOLVENCY
                                      -------------------------------------------------------
Discount Rate                         REGISTERED BENEFITS
                                      Pre-Retirement:   6.0%
                                      Post-Retirement:  4.0%

                                      SUPPLEMENTAL BENEFITS
                                      Pre-Retirement: 3.0% for 15 years, 3.0% thereafter
                                      Post-Retirement: 1.0% for 15 years, 1.0% thereafter

Inflation                             2.0%

Earnings                              Estimated 2002 provided by Canada Life

Mortality                             GAM83 50% male

Retirement Age                        Optimal

Family Composition                    80% married

For complete methods and assumptions please refer to the applicable Valuation Report.

----------
(1) Canada Life contributed $5,900,000 to the supplemental plan in June 2002, in accordance with the terms of the plan (i.e. 50% to trust and 50% to CCRA).

                                     4.11-4

TERMINATION RATES FOR
CANADIAN EMPLOYEES AND THE CROWN CANADA PENSION PLANS

Termination Rates

     Age         Male     Female
-------------- -------  ----------
25              5.43%     4.09%

30              4.99%     5.05%

35              4.29%     5.10%

40              3.38%     4.52%

45              2.39%     3.61%

50              1.48%     2.57%

55              0.00%     0.00%

UNITED STATES CONSOLIDATED PENSION PLAN

Last Actuarial Valuation: December 31, 2001.

BASIS                   ASSETS              LIABILITIES         SURPLUS/(DEFICIT)
--------------------    -------------       -------------       -----------------
Going Concern           U.S. $30,624,914    U.S. $36,470,439    U.S. ($5,845,525)

Next Valuation:  as of December 31, 2002.

GOING CONCERN METHOD: Liabilities and contributions are computed using the Individual Entry Age Normal method.

GOING CONCERN ASSETS: Market value.

Primary actuarial assumption used in the December 31, 2001 valuation:

                               GOING CONCERN
                               ------------------------------------------------
Discount Rate                  8%

Inflation                      3.5%

Earnings                       5%

Mortality                      GAM83  projected to 1991

Retirement Age                 65

Marital Characteristics        Wives are assumed to be the same age as husbands

For complete methods and assumptions please refer to the applicable Valuation Report.

                                     4.11-5

UNITED KINGDOM STAFF PENSION PLAN

Last Actuarial Valuation: December 31, 2001.

BASIS                   ASSETS              LIABILITIES         SURPLUS/(DEFICIT)
--------------------    -------------       -------------       -----------------
Going Concern           (L)74,031,000       (L)69,281,000       (L)4,750,000

Next Valuation: as of December 31, 2004.

Note that the United Kingdom had its actuarial valuation updated to October 2002. There was no change to the actuarial assumptions noted below. The updated results are as follows:


BASIS                   ASSETS              LIABILITIES         SURPLUS/(DEFICIT)
--------------------    -------------       -------------       -----------------
Going Concern           (L)56,700,000       (L)70,300,000       ((L)13,600,000)

GOING CONCERN METHOD: Liabilities are calculated using market-related assumptions. Market expectations for inflation is determined from the difference between the yield on fixed interest and index-linked gilts of a similar term.

GOING CONCERN ASSETS: Market value.

Primary actuarial assumption used in the December 31, 2001 valuation:

                                      GOING CONCERN
                                      ------------------------------------
Discount Rate                         7%

Inflation                             2.75%

Earnings                              4.75%

Mortality                             AM92

Retirement Age                        60

Family Composition                    Based on 1991 census figures

For complete methods and assumptions please refer to the applicable Valuation Report.

BAHAMAS STAFF PENSION PLAN

Last Actuarial Valuation: September 30, 2002.


BASIS                   ASSETS              LIABILITIES         SURPLUS/(DEFICIT)
--------------------    -------------       -------------       -----------------
Going Concern           Bah $736,400        Bah $800,000        Bah ($63,600)

Solvency                Bah $775,800        Bah $775,800        Bah ($39,400)

Next Valuation: To be determined.

GOING CONCERN METHOD: Unit credit actuarial cost method.

                                     4.11-6

GOING CONCERN ASSETS: Market value plus receivables minus payables in transit.

SOLVENCY METHOD: Assumes wind up of the plan on the valuation date. Actuarial liabilities represent the actuarial present value of accrued benefits under the plan.

SOLVENCY ASSETS: Market Value plus receivables minus payables in transit.

Primary actuarial assumptions used in the September 30, 2002 valuation:

                        GOING CONCERN                       SOLVENCY
                        -----------------------------       ------------------------------------
Discount Rate           7.5%                                7.0%
(Net of expenses)

Salary Escalation       2.5% for three years and 3.5%       N/A
                        thereafter

Mortality               GAM83                               GAM83

Retirement Age          63                                  65 - all members less than
                                                            age 55
                                                            Immediate - all members
                                                            age 55 or older

Termination             5% each year to age 50              N/A

For complete methods and assumptions please refer to the applicable Valuation Report.

                                     4.11-7

NON-FUNDED PENSION AND EMPLOYEE BENEFIT LIABILITIES

The following liabilities are based on the November 21, 2002 Benefit Expense report prepared by Mercer Human Resource Consulting and have been valued as at the date of Canada Life Financial Corporation's 2002 audited financial statements (i.e. December 31,2002). By definition, all of the plans described below have liabilities exceeding the plan assets.

Unless otherwise indicated, all amounts in the table and footnotes below are in thousands of Canadian dollars. U.S. dollars and U.K. pounds were converted to Canadian dollars using exchange rates of 1.59 and 2.49, respectively.

JURISDICTION        PENSION        POST RETIREMENT    POST EMPLOYMENT
----------------    ------------   ----------------   -----------------
Canada              $54,925(1)     $89,488(2)         $37,757(3)

United States       $7,283(4)      $17,643(5)         $0

United Kingdom      $1,327(6)      $0                 $0

(1). Pension liability of $54,925 consists of: DCI* ($42,962) and Crown Retiring Allowance ($11,963).

(2). Post Retirement liability of $89,488 consists of: Health ($53,699); Life ($16,429) and Dental ($19,360).

(3). Post Employment liability of $37,757 consists of: Vacation ($584); STD ($653); LTD ($17,582) and New York Life Insurance Company (NYLIC)* ($18,938).

(4). Pension liability of $7,283 consists of: Excess pension ($2,889); DCI* ($2,226); Non-Trusteed ($1,607) and Other - DCI in pay ($561).

(5). Post Retirement liability of $17,643 consists of: Health ($14,060); Life ($347); Dental ($1,158) and Puerto Rico ($2,078).

(6). Pension liability of $1,327 represents benefits earned above the U.K. earnings cap (currently (L)97,200) for anyone hired after April 1989.

*     DCI and NYLIC are Deferred Commission Arrangements in place for

      Agents/Former Agents.

                                      4.11-8

The following table provides the primary assumptions used to determine the non-funded pension and employee benefit liabilities on the previous page.

                        Liability  Discount    Expected  long  term     Salary Escalation
Jurisdiction            Rate                   return on assets
--------------------    -------------------    ---------------------    -----------------------
CANADA

-  Pension              6.75%                  7.25%                    5.00%

-  Post/Retirement/     7.00%                  Not applicable           5.50%

   Post Employment

UNITED STATES

-  Pension              6.75%                  8.00%                    4.50%

-  Post/Retirement/     6.75%                  Not applicable           4.50%

   Post Employment

UNITED KINGDOM

-  Pension              5.75%                  6.50%                    3.75%

-  Post/Retirement/     Not applicable         Not applicable           Not applicable

   Post Employment

MULTI-GEOGRAPHIC PENSION POLICY

In addition to the above noted liabilities, Canada Life has a multi-geographic pension policy that is not funded. The multi-geographic policy applies to employees who have pension service in more than one Canada Life pension plan internationally. The Multi-geographic policy provides a benefit that would have been earned if the final average earnings used in the first country were increased by the percentage the employee's earnings increased during his/her service in the second country. The supplement is paid upon termination, retirement or death of the employee.

                                     4.11-9

HONG KONG MANDATORY PROVIDENT FUND

Canada Life maintains and contributes to a Mandatory Provident Fund Scheme whereby the employer contributes 5% of relevant pay and the employee contributes 5% of relevant pay. The Scheme is administered by the Hong Kong and Shanghai Banking Corporation in accordance with the Mandatory Provident Fund Schemes Ordinance.

No valuation is conducted since the Mandatory Provident Fund is a savings plan and therefore the assets and liabilities are equal (assuming 100% vested). Employer contributions vest 10% per year of service.

As of June 30, 2002 the market value of assets in the Scheme were:

      HK      $1,731,468
      CDN.    $  349,903

                             SCHEDULE 6.1(1)(b)(IV)

              EXCLUDED TRANSACTIONS IN THE COURSE OF IMPLEMENTATION

Agreements, arrangements and understandings with respect to:

1.    the proposed sale of Canada Life's Puerto Rico operations; and

2.    the proposed sale of Canada Life's Bahamas operations.

                             SCHEDULE 6.1(1)(b)(vi)

                              LIFECO DIVIDEND DATES

COMMON SHARES
LIFECO / GWL&A FIN (CAN) / GWL&A (NS) / GWL / LIG / LL

Declaration       January 30      April 30       July 30            October 28

RECORD            March 17        June 16        September 16       December 17

Payment           March 31        June 30        September 30       December 31

LIFECO PREF SHARES, CLASS A, SERIES 1
GWL PREF SHARES, SERIES L & O

Declaration       January 30      April 30       July 30            October 28

Record            April 16        July 17        October 17         January 16/04

Payment           April 30        July 31        October 31         January 31/04

LIFECO - PREF SHARES, SERIES C & D
LL - PREF SHARES, SERIES C
GWL - PREF SHARES, SERIES Q

Declaration       January 30      April 30       July 30            October 28

Record            March 17        June 16        September 16       DECEMBER 17

Payment           March 31        June 30        September 30       December 31

                              SCHEDULE 6.1(1)(d)(i)

                         2003 LONG-TERM INCENTIVE GRANT
               (All Amounts in Canadian $ unless otherwise noted)

                                                                                                        TOTAL
                                                        LTIP PAYOUT          LTIP PAYOUT               PAYOUT
                                     LTIP GRANT          @ TARGET                @ 50%                  @ 50%
                                     # OF UNITS       (LOCAL CURRENCY)      (LOCAL CURRENCY)         (CDN $) (1)
-------------------------------------------------------------------------------------------------------------------
SENIOR EXECUTIVE(2)                      77,803             $7,780,300             $3,890,150         $3,890,150

CANADA                                   42,472             $4,247,200             $2,123,600         $2,123,600

UNITED STATES(3)                         14,540          USD 1,454,000            USD 727,000         $1,112,310

UNITED KINGDOM(4)                         9,629             (L)481,450             (L)240,725           $596,998

IRELAND(5)                                9,068          (EURO)453,400          (EURO)226,700           $371,788


TOTAL                                   153,512                                                       $8,094,846

(1) Estimated Canadian dollar equivalent of payout obligation, calculated as at January 20, 2003
(2) Includes Chairman and CEO, President and COO and senior executives in Canada
(3)   Includes Ron Beettam
(4)   Includes Ian Gilmour
(5)   Includes Tom Barry

                                  SCHEDULE 6.11

                                CLFC D&O POLICIES

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CHUBB INSURANCE COMPANY OF CANADA

MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCONVER

PREMIUM BILL

Policy Period        JUNE 1, 2000 To JUNE 1, 2003

Policy Number        7022 71 05(C)

Insured              CANADA LIFE FINANCIAL CORPORATION

Date Issued          JULY 5, 2000 / OR

Producer             MARSH CANADA LIMITED
                     TORONTO, ONTARIO

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THIS BILLING IS TO BE ATTACHED TO AND FORM A PART OF THE POLICY

     Please Send Payment To Agent or Broker

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     COVERAGE                                      PREMIUM
     Directors & Officers Liability - Renewal     $ 360,000.
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When sending payment please indicate policy or certificate number.

Note: Please return this bill with payment and include any additional changes.

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                                               DECLARATIONS
                                               FINANCIAL INSTITUTION
                                               EXECUTIVE LIABILITY AND
                                               INDEMNIFICATION POLICY

Item 1.   PARENT ORGANIZATION:                 Policy Number    7022 71 05(C)
          (name and address)
                                               CHUBB INSURANCE COMPANY OF CANADA
          CANADA LIFE FINANCIAL CORPORATION    herein called the Company
          330 University Avenue
          Toronto, Ontario M5G 1R8

This is a Claims Made Policy. Except as otherwise provided herein, this Policy covers only CLAIMS first made against the INSURED PERSONS during the POLICY PERIOD. This Policy does not provide for any duty by the Company to defend those insured under the Policy. Please read carefully.

Item 2.   Limits of Liability

          (A)  Each LOSS                                         $ 25,000,000.
          (B)  Aggregate Limit of Liability Each POLICY PERIOD   $ 25,000,000.

Note that the Limit of Liability and any Deductible Amounts are reduced or exhausted by Defense Costs.

Item 3.   Coinsurance Percent:   NIL

Item 4.   Deductible Amounts:

          Insuring Clause 1(A)  $ NIL         each INSURED PERSON
                           (B)  $ NIL         all INSURED PERSONS
          Insuring Clause 2(C)  $ 1,000,000.  Executive Indemnification

Item 5.   Policy Period:   Inception Date:  From 12.01 A.M.     June 1, 2000
                           Expiration Date:  To  12.01 A.M.     June 1, 2003
                           Local time at the address shown in Item 1.

Item 6.   Extended Reporting Period:

          (A)  Additional Premium:  150%
          (B)  Additional Period:   6 years

Item 7.   Pending or Prior Date:    June 1, 1995

Item 8.   Endorsements effective at Inception: 1-20

In witness whereof, the Company issuing this policy has caused this policy to be signed by its authorized officers, but it shall not be valid unless also signed by a duly authorized representative of the Company.

                        CHUBB INSURANCE COMPANY OF CANADA

Toronto, Ontario    July 31, 2000 / or                     /s/ [ILLEGIBLE]
-------------------------------------------            -------------------------
Issued at           Date                               Authorized Representative

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                             In consideration of payment of the premium and
                             subject to the Declarations, limitations, conditions, provisions and other terms of this Policy, the Company agrees as follows:

INSURING CLAUSE 1
EXECUTIVE LIABILITY          1.  The Company shall pay on behalf of each of the
COVERAGE                         INSURED PERSONS all LOSS for which the INSURED
                                 PERSON is not indemnified by the ORGANIZATION and which the INSURED PERSON becomes legally obligated to pay on account of any CLAIM first made against such INSURED PERSON, individually or otherwise, during the POLICY PERIOD or, if exercised, during the Extended Reporting
                                 Period, for a WRONGFUL Act committed,
                                 attempted, or allegedly committed or attempted by such INSURED PERSON before or during the POLICY PERIOD.

INSURING CLAUSE 2
EXECUTIVE INDEMNIFICATION    2.  The Company shall pay on behalf of the
COVERAGE                         ORGANIZATION all LOSS for which the
                                 ORGANIZATION grants indemnification to each
                                 INSURED PERSON, as permitted or required by law, which the INSURED PERSON has become legally obligated to pay on account of any CLAIM first made against such INSURED PERSON individually or otherwise, during the POLICY
                                 PERIOD or, if exercised, during the Extended
                                 Reporting Period, for a WRONGFUL ACT committed, attempted, or allegedly committed or attempted by such INSURED PERSON before or during the POLICY PERIOD.

EXTENDED REPORTING PERIOD    3.  If this Policy is terminated or nonrenewed for
                                 any reason other than for nonpayment of
                                 premium, the PARENT ORGANIZATION, on behalf of the INSURED PERSONS shall have the right, upon payment of the additional premium set forth in
                                 Item 6(A) of the Declarations for this Policy, to an extension of the coverage granted by this Policy for the period set forth in Item 6(B) of the Declarations for this Policy (Extended
                                 Reporting Period) following the effective date of termination or nonrenewal with respect to any CLAIM OR CLAIMS made during the Extended
                                 Reporting Period, but only for any Wrongful Act committed, attempted, or allegedly committed or attempted prior to the effective date of termination or nonrenewal. This right of extension shall lapse unless written notice of such election, together with payment of the additional premium due, is received by the Company within thirty (30) days following the effective date of termination or nonrenewal.
                                 Any CLAIM made during the Extended Reporting
                                 Period shall be deemed to have been made during the immediately preceding Policy Period.

                                 If the Extended Reporting Period is purchased, the entire premium noted in Item 6A of the Declarations shall be deemed fully earned at the inception of the Extended Reported Period.

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EXCLUSIONS
EXCLUSIONS APPLICABLE TO     4.  The Company shall not be liable for LOSS on
INSURING CLAUSES 1 AND 2         account of any CLAIM made against any INSURED
                                 PERSON:

                                 (a) based upon, arising from, or in consequence
                                     of any circumstances if written notice of such circumstance has been given under any policy of which this Policy is a renewal or replacement and if such prior policy affords coverage (or would afford such coverage except for the exhaustion of its limits of liability) for such LOSS, in whole or in part, as a result of such notice;

                                 (b) based upon, arising from, or in consequence
                                     of any demand, suit or other proceeding
                                     pending, or order, decree or judgment
                                     entered against any INSURED PERSON or the ORGANIZATION on or prior to the Pending or Prior Date set forth in Item 7 of the Declarations, or the same or substantially the same fact, circumstance or situation underlying or alleged therein;

                                 (c) brought or maintained by or on behalf of
                                     any other INSURED PERSON or the
                                     ORGANIZATION except

                                     (i)   a CLAIM that is a derivative action
                                           brought or maintained on behalf of
                                           the ORGANIZATION by one or more
                                           persons who are not INSURED PERSONS
                                           and who bring and maintain the CLAIM
                                           without the solicitation, assistance
                                           or participation of any INSURED
                                           PERSON or the ORGANIZATION,

                                     (ii)  a CLAIM brought or maintained by an
                                           INSURED PERSON, other than an INSURED
                                           PERSON who is or was a director of
                                           the ORGANIZATION, for the actual or
                                           alleged wrongful termination of the
                                           INSURED PERSON, or

                                     (iii) a CLAIM brought or maintained by an
                                           INSURED PERSON for contribution or
                                           indemnity, if the CLAIM directly
                                           results from another CLAIM covered
                                           under this Policy;

                                 (d) for any WRONGFUL ACT OF INSURED PERSONS
                                     serving in their capacities as fiduciaries, (including fiduciaries as defined by the Pension Benefit Standards Act, 1985 of Canada, by the Employee Retirement Income Security Act of 1974 of the United States of America, and any amendments thereto or similar provisions of any federal, provincial, state or local statutory law or common law), of any pension, profit sharing, health and welfare or other employee benefit plan or trust established or maintained for the purpose of providing benefits to employees of the ORGANIZATION.

                                 (e) for bodily injury, mental or emotional
                                     distress, sickness, disease or death of any person or damage to or destruction of any tangible property including loss of use thereof;

                                 (f) based upon, arising from, or in consequence
                                     of (i) the actual, alleged or threatened discharge, release, escape or disposal of POLLUTANTS into or on real or personal property, water or the atmosphere; or (ii) any direction or request that the ORGANIZATION test for, monitor, clean up, remove, contain, treat detoxify or neutralize POLLUTANTS, or any voluntary decision to do so; including but not limited to any CLAIM for financial Loss to the ORGANIZATION, its security holders or its creditors based upon, arising from, or in consequence of the matters described in
                                     (i) or (ii) of this exclusion; or

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EXCLUSIONS
EXCLUSIONS APPLICABLE TO         (g) for defamation libel, slander, wrongful
INSURING CLAUSES 1 AND 2             entry, eviction, false arrest, false
(CONTINUED)                          imprisonment, malicious prosecution,
                                     assault or battery.


EXCLUSIONS APPLICABLE ONLY   5.  The Company shall not be liable under Insuring
TO INSURING CLAUSE 1             Clause 1 for LOSS on account of any CLAIM MADE
                                 against any INSURED PERSON:

                                 (a) for an accounting of profits made from the
                                     purchase or sale by such INSURED PERSON of securities of the ORGANIZATION within the meaning of Section 75 of the Securities Act of 1978 of the Province of Ontario and amendments thereto, or within the meaning of Section 16(b) or the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of any federal, provincial, state or local statutory law or common law;

                                 (b) based upon, arising from or in consequence
                                     of any dishonest, deliberately criminal or deliberately fraudulent act or omission or any willful violation of any statute or regulation by such INSURED PERSON, provided, however, that this exclusion shall not apply unless it is established in fact that such CLAIM was brought about or contributed to by a dishonest, deliberately criminal or deliberately fraudulent act or omission or any willful violation of any statute or regulation by the INSURED PERSON; or

                                 (c) based upon, arising from, or in consequence
                                     of such INSURED PERSON having gained in
                                     fact any personal profit, remuneration or advantage to which such INSURED PERSON was not legally entitled.

SEVERABILITY OF EXCLUSIONS   6.  With respect to the Exclusions of this Policy,
                                 no fact pertaining to or knowledge possessed by any INSURED PERSON shall be imputed to any other INSURED PERSON to determine if coverage is available.

LIMIT OF LIABILITY,          7.  All Loss arising out of the same WRONGFUL ACT
DEDUCTIBLE AND COINSURANCE       and all INTERRELATED WRONGFUL ACTS of any
                                 INSURED PERSONS shall be deemed one LOSS, and such LOSS shall be deemed to have originated in the earliest POLICY PERIOD in which a CLAIM is first made against any INSURED PERSON alleging any such WRONGFUL ACT or INTERRELATED WRONGFUL
                                 ACTS.

                                 The Company's maximum liability for each LOSS, whether covered under Insuring Clause 1 or Insuring Clause 2 or both, shall be the Limit of Liability for each Loss set forth in Item 2(A) of the Declarations. The Company's maximum aggregate liability for all Loss on account of all CLAIMS first made during the same POLICY PERIOD, whether covered under Insuring Clause 1 or Insuring Clause 2 or both, shall be the Limit of Liability for each POLICY PERIOD set forth in Item 2(B) of the Declarations.

                                 The Company's liability under Insuring Clause 1 or Insuring Clause 2 or both shall apply only to that part of each LOSS which is excess of the applicable Deductible Amount set forth in
                                 Item 4 of the Declarations and such Deductible Amount shall be borne by the INSURED PERSONS and/or ORGANIZATION uninsured and at their own risk.

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LIMIT OF LIABILITY,              If a single LOSS is covered in part under
DEDUCTIBLE AND COINSURANCE       Insuring Clause I and in part under Insuring
(CONTINUED)                      Clause 2, the maximum Deductible Amount
                                 applicable to the LOSS shall be the Insuring
                                 Clause 2 deductible set forth in Item 4 of the Declarations.

                                 With respect to all Loss (excess of the
                                 Deductible Amount) originating in any one
                                 POLICY PERIOD, the INSURED PERSONS and the
                                 ORGANIZATION shall bear uninsured and it their own risk that percent of all such LOSS specified as the Coinsurance Percent in Item 3 of the Declaration, and the Company's liability hereunder shall apply only to the remaining percent of all such LOSS.

                                 The Limit of Liability available during the Extended Reporting Period, if exercised, shall be the remaining portion, if any, of the Aggregate Limit of Liability provided by the immediately preceding POLICY PERIOD.

PRESUMPTIVE                  8.  If the Organization:
INDEMNIFICATION
                                 (a) fails or refuses, other than for reason of
                                     FINANCIAL IMPAIRMENT, to indemnify the
                                     INSURED PERSON for Loss; and

                                 (b) is permitted or required to indemnify the
                                     INSURED PERSON for such LOSS pursuant to the fullest extent permitted by LAW;

                                     then, notwithstanding any other conditions, provisions or terms of this Policy to the contrary, any payment by the Company of such LOSS shall be subject to (i) the Insuring Clause 2 Deductible Amount set forth in Item 4 of the Declarations for this Policy, and (ii) all of the Exclusions of this Policy.

DEFENSE AND SETTLEMENT       9.  Subject to this section, it shall be the duty
                                 of the INSURED PERSONS and not the duty of the Company to defend CLAIMS made against the INSURED PERSONS.

                                 The INSURED PERSONS and the ORGANIZATION agree not to settle any Claim, incure any DEFENSE COSTS or otherwise assume any contractual obligation or admit any liability with respect to any Claim without the Company's written consent, which shall not be unreasonably withheld. The Company shall not be liable for any settlement, DEFENSE COSTS, assumed obligation or admission to which it has not consented.

                                 The Company shall have the right and shall be given the opportunity to effectively associate with the INSURED PERSONS and the ORGANIZATION in the investigation, defense and settlement, including but not limited to the negotiation of a settlement, of any Claim that appears reasonably likely to be covered in whole or in part by this Policy.

                                 The INSURED PERSONS and the ORGANIZATION agree to provide the Company with all information, assistance and cooperation which the Company reasonably requests and agree that, in the event of a CLAIM, the INSURED PERSONS and the ORGANIZATION will do nothing that may prejudice the Company's position or its potential or actual rights of recovery.

                                 DEFENSE COSTS are part of and not in addition to the Limits of Liability set forth in Item 2 of the Declarations for this Policy, and the payment by the Company of Defense Costs reduces such Limits of Liability.

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ALLOCATION                   10. If both LOSS covered by this Policy and loss
                                 not covered by this Policy and incurred, either because a CLAIM against the INSURED PERSONS includes both covered and uncovered matters or because a CLAIM is made against both as INSURED PERSON and others, including the ORGANIZATION, the INSURED PERSONS, ORGANIZATION and the Company shall use their best efforts to agree upon a fair and proper allocation of such amount between covered LOSS and uncovered loss.

                                 If the INSURES PERSONS, ORGANIZATION and the
                                 Company agree on an allocation of DEFENSE
                                 COSTS, the Company shall advance on a current basis DEFENSE COSTS allocated to the covered LOSS. If the INSURED PERSONS, ORGANIZATION and the Company cannot agree on an allocation:

                                 (a) no presumption as to allocation shall exist
                                     in any arbitration, suit or other
                                     proceeding;

                                 (b) the Company shall advance on a current
                                     basis DEFENSE COSTS which the Company
                                     believes to be covered under this Policy until a different allocation is negotiated, arbitrated or judicially determined; and

                                 (c) the Company, if requested by the INSURED
                                     PERSONS and/or the ORGANIZATION, shall
                                     submit the dispute to binding arbitration.
                                     The arbitration panel shall consist of one arbitrator selected by the INSURED PERSONS and the ORGANIZATION, and one arbitrator selected by the Company, and a third independent arbitrator selected by the first two arbitrators.

                                 Any negotiated, arbitrated or judicially determined allocation of DEFENSE COSTS on account of a CLAIM shall be applied retroactively to all DEFENSE COSTS on account of such CLAIM, notwithstanding any prior advancement to the contrary. Any allocation or advancement of DEFENSE COSTS on account of a CLAIM shall not apply to or create any presumption with respect to the allocation of other LOSS on account of such CLAIM.

REPORTING AND NOTICE         11. The INSURED PERSONS and the ORGANIZATION shall,
                                 as a condition precedent to exercising their rights under this Policy, give to the Company written notice as soon as practicable, but in no event later than ninety (90) days after the termination of the POLICY PERIOD, of any CLAIM made against the INSURED PERSONS for a WRONGFUL ACT.

                                 If an INSURED PERSON or the ORGANIZATION becomes aware of circumstances which could give rise to a CLAIM and gives written notice of such circumstance(s) to the Company during the POLICY PERIOD, then any CLAIMS subsequently arising from such circumstances shall be considered to have been made during the POLICY PERIOD in which the circumstances were first reported to the Company.

                                 The INSURED PERSONS and/or the ORGANIZATION shall, as a condition precedent to exercising their rights under this Policy, give to the Company such information and cooperation as it may reasonably require, including but not limited to a description of the CLAIM or circumstances, the nature of the alleged WRONGFUL ACT, the nature of the alleged or potential damage, the names of actual or potential claimants, and the manner in which the INSURED PERSONS and/or ORGANIZATION first became aware of the CLAIM or circumstances.

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GENERAL CONDITIONS           12. Notice to the Company under this Policy shall
Notice be given in writing addressed to the following or any branch office of the Company:


                                 Notice of CLAIM:      All Other Notices:

                                 National Claims       Department of Financial
                                 Department
                                 Institutions
                                 One Financial Place   One Financial Place
                                 1 Adelaide Street     1 Adelaide Street
                                 East                  East
                                 Toronto, Ontario      Toronto, Ontario
                                 MSC 2V9               MSC 2V9

                                 Such notice shall be effective on the date of receipt by the Company at such address or any branch office of the company

ESTATES AND LEGAL            13. Coverage shall extend to CLAIMS for the
REPRESENTATIVES                  WRONGFUL ACTS of INSURED PERSONS made against
                                 the estates, heirs, legal representatives, or assigns or assigns of INSURED PERSONS who are deceased or against the legal representatives or assigns of INSURED PERSONS who are incompetent, insolvent or bankrupt.

OTHER INSURANCE              14. If any LOSS arising from any CLAIMS made
                                 against any INSURED PERSONS is insured under any other valid policy(ies), prior or current, then this Policy shall cover such LOSS, subject to its limitations, conditions, provisions, and other terms, only to the extent that the amount of such Loss is in excess of the amount of payment from such other insurance whether such other insurance is stated to be primary, contributory, excess, contingent or otherwise, unless such other insurance is written only as specific excess insurance over the Limits of Liability provided in this Policy.

CHANGES IN EXPOSURE
ACQUISITION OR CREATION      15. If the ORGANIZATION (i) acquires securities or
OF ANOTHER ORGANIZATION          voting rights in another organization or
                                 creates another organization, which as result of such acquisition or creation becomes a SUBSIDIARY, or (ii) acquires any organization by merger into or consolidation with an ORGANIZATION, coverage shall apply to the INSURED PERSONS of such organization under this Policy but only with respect to WRONGFUL ACTS committed, attempted, or allegedly committed or attempted, after such acquisition or creation unless the Company agrees, after presentation of a complete application and all appropriate information, to provide coverage by endorsement for WRONGFUL ACTS committed, attempted, or allegedly committed or attempted, by such INSURED PERSONS prior to such acquisition or creation.

                                 If the fair value of the assets of the acquired or created organization exceeds 10% of the total assets of the PARENT ORGANIZATION as reflected in the PARENT ORGANIZATION'S most recent audited consolidated financial statements, the PARENT ORGANIZATION shall give written notice of such acquisition or creation to the Company as soon as practicable together with such information as the Company may require and shall pay any reasonable additional premium required by the Company.

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CHANGES IN EXPOSURE
(CONTINUED)

ACQUISITION OF PARENT        16. If (i) the PARENT ORGANIZATION merges into or
ORGANIZATION BY ANOTHER          consolidates with another organization, or (ii)
ORGANIZATION                     another Organization or person or group of
                                 organizations and/or persons acting in concert acquires securities or voting rights which result in ownership or voting control by the other organization(s) or person(s) of more than 50% of the outstanding securities representing the present right to vote for the election of directors of the PARENT ORGANIZATION, or (iii) the ORGANIZATION completely ceases to actively engage in its primary business ("cessation"), or (iv) upon the FINANCIAL IMPAIRMENT of the ORGANIZATION, coverage under this Policy shall continue until termination of this Policy, but only with respect to CLAIMS for WRONGFUL ACTS committed, attempted, or allegedly committed or attempted, by INSURED PERSONS prior to such merger, consolidation, acquisition, cessation of FINANCIAL IMPAIRMENT. The PARENT
                                 ORGANIZATION shall give written notice of such merger, consolidation, acquisition or cessation to the Company as soon as practicable together with such information as the Company may require. The full annual premium for the POLICY
                                 PERIOD shall be deemed fully earned immediately upon the occurrence of any event outlined in Items (i) through (iv) above.

CESSATION OF SUBSIDIARIES    17. In the event an organization ceases to be a
                                 SUBSIDIARY before or after the Inception Date of this Policy, coverage with respect to such SUBSIDIARY and its INSURED PERSONS shall continue until termination of this Policy but only with respect to CLAIMS for WRONGFUL ACTS committed, attempted or allegedly committed or attempted prior to the date such organization ceased to be a SUBSIDIARY.

REPRESENTATIONS AND          18. It is agreed by the ORGANIZATION and INSURED
APPLICATION FORM                 PERSONS that the particulars and statements
                                 contained in the Application Form and the attachments and materials submitted with the Application Form (which shall be retained on file by the Company and shall be deemed attached hereto, as if physically attached hereto) are true and are the basis of the Policy and are to be considered as incorporated in and constituting a part of this Policy. It is further agreed by the ORGANIZATION and the INSURED PERSONS that such particulars and statements are material to the decision to issue this Policy and that the Policy is issued in reliance upon the truth of such particulars and statements. All such particulars and statements shall be deemed to be made by each and every one of the INSURED PERSONS provided, however, that, except for any misstatements or omissions of which the signers of the Application Form are aware, any misstatement or omission in such Application Form or the attachments and materials submitted with it concerning a specified WRONGFUL ACT by a particular INSURED PERSON or his cognizance of any matter which he has reason to suppose might afford grounds for a future CLAIM against him shall not be imputed, for purposes of any rescission of this Policy, to any other INSURED
                                 PERSONS who are not aware of the omission or the falsity of the statement.

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INVESTIGATION AND            19. The Company may make any investigation it deems
SETTLEMENT                       necessary and may, with the written consent of
                                 the ORGANIZATION, on behalf of the INSURED
                                 PERSONS, make any settlement of a CLAIM it deems expedient.

SUBROGATION                  20. In the event of any payment under this Policy,
                                 the Company shall be subrogated, to the extent of such payment, to all the INSURED PERSONS' and the ORGANIZATION'S rights of recovery, and the INSURED PERSONS and the ORGANIZATION shall execute all papers required and shall do everything necessary to secure and preserve such rights, including the execution of such documents necessary to enable the Company effectively to bring suit in the name of the INSURED PERSONS or the ORGANIZATION.

ACTION AGAINST THE COMPANY   21. No action shall lie against the Company unless,
                                 as a condition precedent thereto, there shall have been full compliance with all the terms of this Policy. No person or organization shall be have any right under this Policy to join the Company as a party to any action against the INSURED PERSONS and/or the ORGANIZATION to determine the INSURED PERSONS' liability nor shall the Company be impleaded by the INSURED PERSONS and/or the ORGANIZATION or their legal representatives.

BANKRUPTCY OR INSOLVENCY     22. Bankruptcy or insolvency of an INSURED PERSON
                                 or the estate of an INSURED PERSON shall not relieve the Company of its obligations nor deprive the Company of its rights under this Policy.

AUTHORIZATION CLAUSE         23. By acceptance of this Policy, the PARENT
                                 ORGANIZATION agrees to act on behalf of all INSURED PERSONS and the ORGANIZATION with respect to the giving and receiving of notice of CLAIM or termination, the payment of premiums and the receiving of any return premiums that may become due under this Policy, the negotiation, agreement to and acceptance of endorsements, and the giving or receiving of any notice provided for in this Policy, and the INSURED PERSONS and the ORGANIZATION agree that the PARENT ORGANIZATION shall act on their behalf.

ALTERATION OR ASSIGNMENT     24. No change in, modification of, or assignment of
                                 interest under this Policy shall be effective except when made by a written endorsement to this Policy which is signed by an authorized employee of the Chubb Insurance Company of Canada.

TERMINATION OF POLICY        25. This Policy shall terminate at the earliest of
                                 the following times:

                                 (a) upon the receipt by the Company of written
                                     notice of termination from the PARENT
                                     ORGANIZATION,

                                 (b) upon expiration of the Policy Period as set
                                     forth in Item 5 of the Declarations of this Policy, or

                                 (c) at such other time as may be agreed upon by
                                     the Company and the PARENT ORGANIZATION, or

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TERMINATION OF POLICY            (d) sixty (60) days after receipt by the PARENT
(CONTINUED)                          ORGANIZATION of a written notice of
                                     termination from the Company.

                                 The Company shall refund the unearned premium computed at customary short rates if the Policy is terminated by the ORGANIZATION. Under any other circumstances the refund shall be computed pro rata.

VALUATION AND FOREIGN        26. All premiums, limits, retentions, LOSS and
CURRENCY other amounts under this Policy are expressed and payable in the currency of Canada. Except as otherwise provided in any coverage section, if judgment is rendered, settlement is denominated or another element of LOSS under this Policy is stated in a currency other than Canadian dollars, payment under this Policy shall be made in Canadian dollars at the rate of exchange published in THE GLOBE AND MAIL on the date the final judgment is reached, the amount of the settlement is agreed upon or the other element of LOSS is due, respectively.

DEFINITIONS                  27. CLAIM means:

                                     (i)   a written demand for monetary
                                           damages,

                                     (ii)  a civil proceeding commenced by the
                                           service of a complaint or similar
                                           pleading,

                                     (iii) a criminal proceeding commenced by a
                                           return of an indictment, or

                                     (iv)  a formal administrative or regulatory
                                           proceeding commenced by the filing of
                                           a notice of charges, formal
                                           investigate order or similar
                                           document,

                                     against any INSURED PERSON for a WRONGFUL
                                     ACT, including any appeal therefrom.

                             DEFENSE COSTS means that part of LOSS consisting of reasonable costs, charges, fees (including but not limited to attorneys' fees and experts' fees) and expenses (other than regular or overtime wages, salaries or fees of the directors, officers or employees of the ORGANIZATION) incurred in defending or investigating CLAIMS and the premium for appeal, attachment or similar bonds.

                             FINANCIAL IMPAIRMENT means the financial position of the ORGANIZATION as a debtor as that term is defined and used in Canada within the provisions of the Bankruptcy Act R.S., c.B-3 and without limiting the generality of the foregoing shall occur when
                             (i) any receiver, conservator, liquidator, trustee, sequestrator, or similar official has been appointed by a provincial, state or federal court, agency, official or by a creditor to take control of, supervise, manage or liquidate the ORGANIZATION, (ii) a reorganization proceeding relating to the ORGANIZATION has been brought in Canada under the Companies' Creditors Arrangement Act, R.S., c.C-36, or (iii) the ORGANIZATION becomes a debtor in possession under Title 11 of the United States Code, Bankruptcy.

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DEFINITIONS                  INSURED CAPACITY means the INSURED PERSON'S
(CONTINUED)                  position or capacity but shall not include any
                             position or capacity in any entity other than the ORGANIZATION, even if the ORGANIZATION directed or requested the INSURED PERSON to serve in such other position or capacity.

                             INSURED PERSON, either in the singular or plural, means any past, present or future duly elected director or duly elected or appointed officer of the ORGANIZATION.

                             INTERRELATED WRONGFUL ACTS means all causally connected WRONGFUL ACTS.

                             LOSS means the total amount which any INSURED PERSON becomes legally obligated to pay on account of each CLAIM and for all CLAIMS in each POLICY PERIOD and the Extended Reporting Period, if exercised, made against them for WRONGFUL ACTS for which coverage applies, including, but not limited to, damages, judgments, settlements, costs and DEFENSE COSTS. LOSS does not include: (i) any amount not indemnified by the ORGANIZATION for which the INSURED PERSON is absolved from payment by reason of any covenant, agreement or court order; (ii) any amount incurred by the ORGANIZATION (including its board of directors or any committee of the board of directors) in connection with the investigation or evaluation of any CLAIM or potential CLAIM by or on behalf of the ORGANIZATION; (iii) fines or penalties imposed by law including but not limited to punitive or exemplary damages; or the multiplied portion of any multiplied damage award; or (iv) matters uninsurable under the law pursuant to which this Policy is construed.

                             ORGANIZATION shall mean the PARENT ORGANIZATION and any SUBSIDIARY.

                             PARENT ORGANIZATION means the entity named in Item 1 of the Declarations.

                             POLICY PERIOD means the period of time specified in
                             Item 5 of the Declarations, subject to prior termination in accordance with Section 25. If this period is less than or greater than one year, then the Limits of Liability specified in Item 2 of the Declarations shall be the Company's maximum limit of liability under this Policy for the entire period.

[CHUBB LOGO]

DEFINITIONS                  POLLUTANTS means any substance located anywhere in
(CONTINUED)                  the world exhibiting any hazardous characteristics
                             as defined by, or identified on a list of hazardous substances issued by, the Canadian Environmental
                             Protection Act, the United States Environmental
                             Protection Agency or a federal, provincial, state, county, municipality or locality counterpart thereof. Such substances shall include, without limitation, solids, liquids, gaseous or thermal irritants, contaminants or smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste materials. POLLUTANTS shall also mean any other air emission, odor, waste water, oil or oil products, infectious or medical waste, asbestos or asbestos products and any noise.

                             SUBSIDIARY, either in the singular or plural, means any entity that, at the Inception Date of this Policy, is named in the Application Form and of which more than 50% of the outstanding securities or voting rights representing the present right to vote for election of directors is owned or controlled by the PARENT ORGANIZATION either directly or through one or more of its SUBSIDIARIES or any entity of which more than 50% of the outstanding securities or voting rights representing the right to vote for election of directors was owned or controlled by the PARENT ORGANIZATION either directly or through one or more of its SUBSIDIARIES prior to the Inception Date of this Policy.

                             WRONGFUL ACT means any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed, attempted, or allegedly committed or attempted, by an INSURED PERSON, individually or otherwise, in his INSURED CAPACITY, or any matter claimed against him solely by reason of his serving in such INSURED CAPACITY.

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     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 1

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:      CANADA LIFE FINANCIAL CORPORATION

It is agreed that Section 4, EXCLUSIONS Applicable to Insuring Clauses 1 and 2, is amended by adding the following:

     (h) Insurer shall not be liable to make any payment for LOSS in connection with any CLAIM or CLAIMS based upon, arising out of, related to in consequence of or in any way involving the ORGANIZATION or the INSURED PERSON'S performance of professional services for others in the ORGANIZATION or the INSURED PERSON'S capacity as a broker, dealer, financial adviser, investment adviser, investment banker, investment manager, clearing agent, or service rendered as a trustee or other fiduciary or agent for individuals, governments, corporations or other entities provided, however, that the foregoing exclusion shall not be applicable to any derivative or class action brought by SECURITY HOLDERS or MEMBERS, in their capacity as MEMBERS, of the ORGANIZATION, against the INSURED PERSON'S in connection with the performance of such professional services or the supervision thereof.

          For the purposes of this endorsement, MEMBERS of the ORGANIZATION, are those policy holders entitled to vote for the election of directors or trustees of the ORGANIZATION, and to receive dividends or rebates on future premiums.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                          /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

PROFESSIONAL SERVICES EXCLUSION WITH DERIVATIVE AND MEMBERS

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 2

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:      CANADA LIFE FINANCIAL CORPORATION

It is understood and agreed that the INSURER shall not be liable to make any payment for LOSS in connection with any Claim based upon, arising out of, relating to, in consequence of, or in any way involving:

1) any policy of insurance, reinsurance, or bond, including, without limitation, annuities, endowments or pension contracts (hereinafter collectively referred to as "Insurance Policy") issued by the ORGANIZATION; or

2) any insurance policy issued by any other entity, or self-insured program, for which the ORGANIZATION provides services of any kind or character whatsoever; or

3) the issuance of, refusal to issue or renew, or cancellation of any insurance policy by the ORGANIZATION; or

4) the issuance of, refusal to issue or renew, or cancellation of any insurance policy issued by any other Organization, or of any evidence of insurance under any self-insured program; for which the ORGANIZATION provides services of any kind or character whatsoever; or

5) any claim under any insurance policy issued by the ORGANIZATION, or any insurance policy issued by any other entity or any self-insured program for which the ORGANIZATION provides services of any kind or character whatsoever; or

6) the handling by the ORGANIZATION or any of its representatives of any claim or obligation arising out of any insurance policy issued by the ORGANIZATION, or any insurance policy issued by any other entity or self-insured program for which the ORGANIZATION provides services of any kind or character whatsoever.

     It is further understood and agreed that the foregoing exclusion shall not be applicable to any derivative or class action, brought by security holders or members, in their capacity as MEMBERS, of the ORGANIZATION, against the INSURED PERSON in connection with the performance of such professional services or the supervision thereof.

     For the purposes of this endorsement, MEMBERS of the ORGANIZATION are those policy holders entitled to vote for the election of directors or trustees of the ORGANIZATION and to receive dividends or rebates on future premiums.

                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                           /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

INSURANCE COMPANY E & O WITH DERIVATIVE FOR MEMBERS

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 3

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:      CANADA LIFE FINANCIAL CORPORATION

It is agreed that;

1) EXCLUSIONS shall be amended by deleting a paragraph (f) and replacing it with the following:

     (f)  based on, arising from, or in consequence of:

          (i) the actual, alleged or threatened discharge, release, escape or disposal of POLLUTANTS into or on real or personal property, water or the atmosphere; or

          (ii) any direction or request that the Insured test for, monitor, clean up, remove, contain, treat, detoxify or neutralize POLLUTANTS or any voluntary decision to do so;

          including, but not limited to, any claim for financial loss to the ORGANIZATION, its security holders, its MEMBERS, or creditors based upon, arising from, or in consequence of the matter described in (i) and (ii) above. However, this exclusion shall not apply to that part of LOSS which is DEFENSE COSTS for claims brought, commenced and conducted in the territorial limits and jurisdiction of Canada; and for which the ORGANIZATION either is not permitted, or fails by reason of FINANCIAL IMPAIRMENT, to indemnify the INSURED PERSON(S). For purposes of this Endorsement, the certificate of incorporation, by-laws and shareholder and board of director resolutions of the ORGANIZATION shall be deemed to provide indemnification to the INSURED PERSON(S) to the fullest extent permitted by law.

2) The Limits of Liability, Item 2 of the Declarations page, with respect to any coverage provided by this endorsement under paragraph 1) above shall not exceed five million dollars ($5,000,000.00) each LOSS and each POLICY PERIOD.

3) For the purposes of this endorsement, MEMBERS of the ORGANIZATION, are those policy holders entitled to vote for the election of Directors or Trustees of the ORGANIZATION and to receive dividends or rebates on future premiums.

                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                           /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

POLLUTION DEFENSE COVERAGE

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 4

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:       CANADA LIFE FINANCIAL CORPORATION

It is agreed that if a CLAIM against an INSURED PERSON includes a CLAIM against the INSURED PERSON'S lawful spouse solely by reason of:

     (a)  such spouse's status as a spouse of the INSURED PERSON, or

     (b) such spouse's ownership interest in property which the claimant seeks as recovery for alleged WRONGFUL ACTS of the INSURED PERSON, all LOSS which such spouse becomes legally obligated to pay on account of such CLAIM shall be treated for purposes of this Policy as LOSS which the INSURED PERSON becomes legally obligated to pay on account of the CLAIM made against the INSURED PERSON. All limitations, conditions, provisions and other terms of coverage (including the deductible) applicable to the INSURED PERSON'S LOSS shall also be applicable to such spousal LOSS.

The coverage extension afforded by this Endorsement does not apply to any CLAIM alleging any WRONGFUL ACT or omission by the INSURED PERSON'S spouse.

                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                           /s/[ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

SPOUSAL EXTENSION

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 5

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:      THE CANADA LIFE ASSURANCE COMPANY

It is agreed that:

1. INSURED PERSON(S), set forth in the DEFINITIONS shall be amended by adding the following:

     a)   or any Advisory Board Member or Trustee of the ORGANIZATION;

     b) All present and future EMPLOYEE(S), but only if such EMPLOYEE(S) in named as a Co-defendant in a civil suit filed in a court of law with a Director or an officer, duly elected or appointed in conformance with the written by-laws of the ORGANIZATION.

2.   DEFINITIONS, is amended to include the following definition:

     EMPLOYEE(S) means, a person while in the regular service of the ORGANIZATION in the ordinary course of the ORGANIZATION'S business during the terms of this policy and who the ORGANIZATION compensates by salary, wages and/or commissions and has the right to govern and direct in the performance of such service; and shall also mean:

     (A) Any trustee of the ORGANIZATION while performing acts coming within the scope of the usual duties of an EMPLOYEE.

                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                           /s/[ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

EMPLOYEE AS CO-DEFENDANT

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 6

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:  CANADA LIFE FINANCIAL CORPORATION

In consideration of the premium paid, it is agreed that ALLOCATION, is deleted in its entirety and the following is inserted:

                                   ALLOCATION

If both LOSS covered by this coverage section and LOSS not covered by this coverage section are incurred, either because a CLAIM against an INSURED PERSON includes both covered and uncovered matters or because a CLAIM is made against both an INSURED PERSON and others, including the ORGANIZATION, the INSURED PERSONS and the Company shall allocate such amount as follows:

(a) with respect to DEFENSE COSTS, to create certainty in determining a fair and proper allocation of DEFENSE COSTS, 90% of all DEFENSE COSTS which must be otherwise be allocated as described above shall be allocated to covered LOSS and shall be advanced by the Company on a current basis; provided, however, that no DEFENSE COSTS shall be allocated to the ORGANIZATION to the extent the ORGANIZATION is unable to pay by reason of FINANCIAL IMPAIRMENT.

The DEFENSE COST allocation shall be the final and binding allocation of such DEFENSE COSTS and shall not apply to or create any presumption with respect to the allocation of any other LOSS;

(b)  with respect to LOSS other than DEFENSE COSTS:

     (i) the INSURED PERSONS and the Company shall use their best efforts to agree upon a fair and proper allocation of such amount between covered LOSS and uncovered loss; and

     (ii) if the INSURED PERSONS and the Company cannot agree on any allocation, no presumption as to allocation shall exist in any arbitration, suit or other proceeding. The Company, if requested by the INSURED PERSONS, shall submit the allocation dispute to binding arbitration. The arbitration panel shall consist of one arbitrator selected by the INSURED PERSONS, one arbitrator selected by the Company, and a third independent arbitrator selected by the first two arbitrators.

[CHUBB LOGO]

(c) with respect to this endorsement only, the Company shall not be liable for LOSS on account of any claim made against any insured person:

     (i) based upon, arising from, or in consequence of, or in any way involving, directly, or indirectly, the purchase, sale, participation, grant, commitment, restructure, termination, transfer, repossession or foreclosure of any loan, lease or extension of credit, or rendering or any advice in connection with any loan, lease or extension of credit.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                       /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 7

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:          CANADA LIFE FINANCIAL CORPORATION

It is agreed that the EXTENDED REPORTING PERIOD shall be amended by reducing the written notice of the right of extension from thirty (30) days to ten (10) days.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                       /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 8

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:          CANADA LIFE FINANCIAL CORPORATION

It is agreed that:

1. Section 4 (d) of the EXCLUSIONS Applicable to Insuring Clauses 1 and 2, is deleted in its entirety and replaced with the following:

     (d) for any WRONGFUL ACT of INSURED PERSONS serving in their capacities as fiduciaries, (including fiduciaries as defined by the Employment Retirement Income Security Act of 1974 of the United States of America, and any amendments thereto or similar provisions of any federal, provincial, state or local statutory law or common law), of any pension, profit sharing, health and welfare or other employee benefit plan or trust established or maintained for the purpose of providing benefits to employees of the ORGANIZATION.

2. Section 5 (a) of the EXCLUSIONS Applicable Only to Insuring Clause 1, is deleted in its entirety and replaced with the following:

     (a) for an accounting of profits made from the purchase or sale by such INSURED PERSON of Securities of the ORGANIZATION within the meaning of
          Section 76 of the Securities Act of 1990 of the Province of Ontario and amendments thereto, or within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar provisions of any federal, provincial, state or local statutory law or common law.

3. Section 27, of the DEFINITIONS, FINANCIAL IMPAIRMENT is deleted in its entirety and replaced with the following:

     FINANCIAL IMPAIRMENT means the financial position of the ORGANIZATION as a debtor as that term is defined and used in Canada within the provisions of the Bankruptcy and Insolvency Act and amendments thereto, and without limiting the generality of the foregoing shall occur when (i) any receiver, conservator, liquidator, trustee, sequestrator, or similar official has been appointed by a provincial, state or federal court, agency, official or by a creditor to take control of, supervise, manage or liquidate the ORGANIZATION, (ii) a reorganization proceeding relating to the ORGANIZATION has been brought in Canada under the Companies' Creditors Arrangement Act and amendments thereto, or (iii) the ORGANIZATION becomes a debtor in possession under Title 11 of the United States Code, Bankruptcy.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                       /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 9

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:          CANADA LIFE FINANCIAL CORPORATION

It is understood and agreed that the INSURER shall not be liable to make any payment for LOSS in connection with any CLAIM or CLAIMS based upon, arising out of, related to, in consequence of, or in any way involving the ORGANIZATION'S or the INSURED PERSONS and the Securities and Investments Board's (U.K.) investigation/inquiry of sales practices with respect to the purchase and sale of tax sheltered retirement plans by the Canada Life Assurance Company of Great Britain Limited as more fully described in the appendix attached to the ORGANIZATION'S signed Executive Liability Insurance-Financial Institutions application. This application shall be deemed attached to and shall form part of this Policy No. 7022 71 05 (C)


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                       /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 10

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:          CANADA LIFE FINANCIAL CORPORATION

It is understood and agreed that in the event of a CLAIM based upon, arising from, or in consequence of an EMPLOYMENT RELATED ACT the following shall apply:

     1.   Definitions, with respect to this endorsement only.

          a) INSURED PERSONS is amended to include any past, present or future employee of the ORGANIZATION

          b) WRONGFUL ACT shall include, but not be limited to, EMPLOYMENT RELATED ACTS.

               EMPLOYEE RELATED ACTS means wrongful dismissal, discharge or termination of employment, breach of any oral or written employment contract, or quasi-employment contract, employment-related misrepresentation, violation of employment discrimination laws (including work place harassment), wrongful failure to employ or promote, wrongful discipline, wrongful deprivation of career opportunity, failure to grant tenure, negligent evaluation, invasion of privacy employment-related defamation or employment-related wrongful infliction of emotional distress.

          c) BENEFITS means prerequisites, fringe benefits, payments in connection with any employee benefit plan and any other payment, other than salary or wages, to or for the benefit of an employee arising out of the employment relationship.

     2.   EXCLUSIONS, with respect to this endorsement only.

          a) for an actual or alleged violation of the responsibilities, obligations or duties imposed by the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Occupational Safety and Health Act, rules or regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law or common law;

          b) based upon, arising from, or in consequence of such INSURED PERSON intentionally violating in fact any statute, rule, regulation, agreement or judicial or regulatory order;

[CHUBB LOGO]

          c) based upon, arising from or in consequence of any actual or alleged obligation of any ORGANIZATION pursuant to any worker's compensation, unemployment insurance, social security, disability benefits or similar law; provided, however, this Exclusion shall not apply to any CLAIM based upon, arising from, or in consequence of any actual or alleged retaliatory treatment of the claimant by the INSURED PERSON on account of the claimant's exercise of rights pursuant to any such law;

          d) based upon, arising from, or in consequence of liability of others assumed by the ORGANIZATION under any contract or agreement, either oral or written, except to the extent that the ORGANIZATION would have been liable in the absence of the contract or agreement;

          e)   based upon, arising from, or in consequence of:

               (1) any litigation; arbitration; claims; demands; causes of action; equitable; legal or quasi-legal proceedings; decrees of judgments (collectively referred to as LITIGATION against the ORGANIZATION and/or any INSURED PERSON where such LITIGATION was prior to or pending as of June 1, 1995 and where the ORGANIZATION and/or the INSURED PERSON received notice or otherwise had knowledge as of such date; or

               (2) any subsequent LITIGATION arising from, or based on substantially the same matters as alleged in the prior or pending litigation; or

               (3) any WRONGFUL ACT of the ORGANIZATION and/or any INSURED PERSON which gave rise to the prior or pending litigation;

          (f) based upon, arising from, in consequence of, or any actual or alleged EMPLOYMENT RELATED ACTS committed, attempted or allegedly committed or attempted by an INSURED PERSON while serving as a director or officer of any entity than the ORGANIZATION.

          (g) based upon, arising from, in consequence of, bodily injury, sickness, disease, or death of any person, or damage to or destruction of any tangible property including losses of use thereof;

          (h) by, on behalf of, or at the behest of any other INSURED PERSON or the ORGANIZATION, except for a MEMBER or security holder derivative action brought on behalf of the ORGANIZATION by one or more MEMBERS or security holder who are not INSURED PERSONS and make such CLAIM without the cooperation or solicitation of any INSURED PERSONS or the ORGANIZATION, provided, however, this exclusion shall not apply to EMPLOYMENT RELATED ACTS brought by an employee, other than an employee who is or was a Director of the ORGANIZATION.

[CHUBB LOGO]

     3) It is further agreed with respect to this endorsement only the Company shall not be liable for that part of LOSS, other than DEFENSE COSTS which:

          A. constitutes BENEFITS due to become due or the equivalent value of such BENEFITS;

          B. is based upon, arises from or is in consequence of the employment reinstatement of the claimant by the ORGANIZATION or the continued employment of the claimant;

          C. constitutes front pay, future damages or other future economic relief, or the equivalent thereof, if the ORGANIZATION has the option pursuant of a judgment or other final adjudication but fails to reinstate; or

          D. is based upon, arises from or is in consequence of mental anguish, emotional distress or humiliation.

For the purposes of this endorsement, MEMBERS OF THE ORGANIZATION are those policy holders entitled to vote for the election of Directors or Trustees of the ORGANIZATION and to receive dividends or rebates on future premiums.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                       /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 11

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:          CANADA LIFE FINANCIAL CORPORATION

It is agreed that:

1. The Company shall issue to the Insureds an excess policy which follows the form of this policy, except as set forth in paragraph three of this endorsement, if:

     a. A claim is reported to the Company pursuant to the reporting and notice requirements of this policy, and

     b. The PARENT ORGANIZATION provides the Company with a written request for such excess policy after the first annual anniversary of the inception of this policy.

     The PARENT ORGANIZATION may make only one such request of, and may be issued only one such excess policy by, the Company.

2. An additional premium of 150% of the unearned premium, however, not less than 150% of the annual premium of $160,000, required by the Company for such excess policy shall be paid by the PARENT ORGANIZATION on or before the inception date of such excess policy.

3.   Such excess policy shall include the following terms and conditions:

     a. The limits of liability for each coverage section of such excess policy shall be equal to the limits of liability set forth in the Declarations for the respective coverage section of this policy. However, if a claim is covered under both a coverage section of this policy and such excess policy (or if any claim would be so covered if not for the exhaustion of the limits of liability of this policy), the Company's maximum aggregate liability for such claim shall be the Limit of Liability set forth in Item 2 of the Declarations for the applicable coverage section of this policy.

     b. The policy period for such excess policy shall incept on the date of the PARENT ORGANIZATION'S written request for such policy, and shall terminate on the same date of termination of this policy.

     c. Such excess policy shall not provide coverage for any claim based upon, arising from or in consequence of any demand, suit or other proceeding pending, or order decree judgment entered against any Insured on or prior to the inception date of such excess policy as described in paragraph 3b of this endorsement.

     d. Such excess policy shall be excess over this policy and any policy which is written as excess over this policy.

[CHUBB LOGO]

     e. Such excess policy shall not provide coverage for any claim first made against any Insured, or any facts or circumstances reported to the Company, prior to the inception date of such excess policy as described in paragraph 3b of this endorsement.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                       /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER             ENDORSEMENT

Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.: 12

                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)

Issued to:          CANADA LIFE FINANCIAL CORPORATION

                           NON CANCELLABLE ENDORSEMENT

It is agreed that section 25, Termination of Policy, is amended by deleting subsections (a), (d) and the last paragraph.

It is further agreed that this policy is non-cancellable by either the ORGANIZATION or the Company, except in the event of non-payment of premium.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                       /s/ [ILLEGIBLE]
                                                       -------------------------
                                                       Authorized Representative

                                                             July 5, 2000
                                                       -------------------------
                                                                 Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.:  13


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is hereby agreed that Section 27. DEFINITIONS, LOSS is deleted in its entirety and replaced by the following:

Loss means the total amount which any INSURED PERSON becomes legally obligated to pay on account of each CLAIM and for all CLAIMS in each POLICY PERIOD and the Extended Reporting Period, if exercised, made against them for WRONGFUL ACTS for which coverage applies, including, but not limited to, compensatory or punitive damages, judgments, settlements, costs and DEFENSE COSTS. LOSS does not include:
(i) any amount not indemnified by the ORGANIZATION for which the INSURED PERSON is absolved from payment by reason of any covenant, agreement or court order;
(ii) any amount incurred by the ORGANIZATION (including its board of directors or any committee of the board of directors) in connection with the investigation or evaluation of any CLAIM or potential CLAIM by or on behalf of the ORGANIZATION; (iii) fines or penalties imposed by law, the multiplied portion of any multiplied damage award; or (iv) any other matters or sanctions which may be deemed uninsurable under the law pursuant to which this Policy in construed.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED


                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                          July 5, 2000
                                                 -------------------------------
                                                              Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.:  14


                                            To be attached to and form
                                            part of : Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is agreed that:

1.   This policy is amended by adding the following:

     Insuring Clause 3

     ORGANIZATION COVERAGE

     The Company shall pay on behalf of the ORGANIZATION all LOSS for which it becomes legally obligated to pay on account of any CLAIM first made against it during the POLICY PERIOD or, if exercised, during the Extended Reporting Period, for a WRONGFUL ACT committed, attempted, or allegedly committed or attempted, by an INSURED PERSON or the ORGANIZATION before or during the POLICY PERIOD.

2.   Section 27, Definitions, is amended as follows:

     a. The Definitions of CLAIM and WRONGFUL ACT are deleted in their entirety and replaced with the following:

           CLAIMS means

           (a)  For purposes of coverage under Insuring Clauses 1 or 2:

                (i)     a written demand for monetary or non-monetary damages;
                (ii) a civil proceeding commenced by the service of a complaint or similar pleading;
                (iii) a criminal proceeding commenced by the return of an indictment; or
                (iv) a formal administrative or regulatory proceeding commenced by the filing of a notice of charges, formal investigative order or similar document,

                against an INSURED PERSON for a WRONGFUL ACT, including any appeal therefrom;

           (b)  For purposes of coverage under Insuring Clauses 3:

                (i)     a written demand for monetary or non-monetary damages;
                (ii) a civil proceeding commenced by the service of a complaint or similar pleading; or
                (iii) a criminal proceeding commenced by the return of an indictment;

                against the ORGANIZATION for WRONGFUL ACT, including any appeal therefrom.

Entity Percentage Endorsement
Form 17-02-1331 (Ed.6/96)                                            Page 1 of 4

[CHUBB LOGO]

           WRONGFUL ACT means:

           (a) For purposes of coverage under Insuring Clauses 1 or 2, any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed, attempted, or allegedly committed or attempted, by an INSURED PERSON, individually or otherwise, in his INSURED CAPACITY, or any matter claimed against him solely by reason of his serving in such INSURED CAPACITY;

           (b) For purposes of coverage under Insuring Clause 3, any error, misstatement, misleading statement, act, omission, neglect, or breach of duty committed, attempted, or allegedly committed or attempted, by an INSURED PERSON or the ORGANIZATION based upon, arising from, or in consequence of a SECURITIES TRANSACTION.

     b.    The following definition is added:

           SECURITIES TRANSACTION means the purchase or sale of, or offer to purchase or sell, any securities issued by the ORGANIZATION.

     c. The definitions of INSURED PERSON and LOSS are amended by adding the following:

           INSURED PERSON also means:

           (i) For purposes of coverage under Insuring Clause 1 or 2, any past, present and future employee of the ORGANIZATION, but only for WRONGFUL ACTS based upon, arising from or in consequence of any SECURITIES TRANSACTION; and
           (ii) For purposes of coverage under Insuring Clause 3, the ORGANIZATION.

           LOSS does not include any amount allocated to uncovered loss pursuant to Section 10, Allocation. For purposes of coverage under Insuring Clause 3, LOSS includes punitive or exemplary damages which the ORGANIZATION becomes legally obligated to pay, provided the punitive or exemplary damages are otherwise covered under Insuring Clause 3 and are insurable under the law pursuant to which this Policy is construed.

3. The heading for Section 4 is deleted in its entirety and replaced with the following:

     Exclusions Applicable to all Insuring Clauses.

4. Section 4, Exclusions Applicable to all Insuring Clauses, is amended by adding the following to paragraph (c):

     (iv) a Claim that is brought by any INSURED PERSON identified in section 2c(1) of this Endorsement for any WRONGFUL ACT based upon, arising from or in consequence of any SECURITIES TRANSACTION.

5. Exclusions is amended by adding the following Section after Exclusions Applicable Only to Insuring Clause 1:

     Exclusions Applicable Only to Insuring Clause 3:

     5A. The Company shall not be liable, under Insuring Clause 3, for LOSS on account of any CLAIM made against the ORGANIZATION based upon, arising from, or in consequence of any deliberately fraudulent act or omission or any willful violation of any statute or regulation by any past, present or future chief financial officer, President or Chairman if a judgment or other final adjudication adverse to the ORGANIZATION establishes such a deliberately fraudulent act or omission or willful violation.

Entity Percentage Endorsement
Form 17-02-1331 (Ed.6/96)                                            Page 2 of 4

[CHUBB LOGO]

     5B. The Company shall not be liable, under Insuring Clause 3, for that part of LOSS, other than DEFENSE COSTS:

           (a) which is based upon, arises from, or is in consequence of the actual or proposed payment by the ORGANIZATION of allegedly inadequate or excessive consideration in connection with its purchase of securities issued by the ORGANIZATION; or

           (b) Which is based upon, arises from, or is in consequence of the ORGANIZATION having gained in fact any profit or advantage to which it was not legally entitled.

6. The second, third and fourth paragraphs of Section 7, Limit of Liability, Deductible and Coinsurance, are deleted in their entirety and replaced with the following:

     The Company's maximum liability for each LOSS, whether covered under one or more Insuring Clauses, shall be the Limit of Liability for each LOSS set forth in Item 2(A) of the Declarations. The Company's maximum aggregate liability for all LOSS on account of all CLAIMS first made during the same POLICY PERIOD, whether covered under one or more Insuring Clauses, shall be the Limit of Liability for each POLICY PERIOD set forth in Item 2(B) of the Declarations.

     The Company's liability under Insuring Clause 1 or Insuring Clause 2 or Insuring Clause 3 shall apply only to the part of each LOSS which is excess of the applicable Deductible Amount set forth in Item 4 of the Declarations, and such Deductible Amount shall be borne by the INSURED PERSONS and/or the ORGANIZATION uninsured and at their own risk. However, the Deductible Amount applicable to each LOSS on account of any CLAIM for WRONGFUL ACTS based upon, arising from or in consequence of any SECURITIES TRANSACTION shall:

     (a)   apply only to that part of LOSS which constitutes DEFENSE COSTS; and

     (b)   not apply if:

           (i) a final adjudication which prejudice pursuant to a trial, motion to dismiss or motion for summary judgment in such CLAIM, or
           (ii) a complete and final settlement of such CLAIM with prejudice establishes that no INSURED PERSON and/or the ORGANIZATION in such CLAIM is liable for any LOSS, other than DEFENSE COSTS. The Company shall reimburse any INSURED PERSON and/or the ORGANIZATION which has funded a Deductible Amount if such amount subsequently becomes inapplicable based upon (i) or (ii) above.

     The maximum Deductible Amount applicable to a single LOSS which is covered under more than one Insuring Clause shall be the Insuring Clause 2 deductible set forth in Item 4 of the Declarations.

7. The first paragraph of Section 10, Allocation, is deleted in its entirety and replaced with the following:

     (a) If a CLAIM based on, arising from or in consequence of a SECURITIES TRANSACTION covered, in whole or in part, under Insured Clauses 2 or 3 results in both LOSS covered by this Policy and loss not covered by this Policy, because such CLAIM includes both covered and uncovered matters or is made against both covered and uncovered parties, the INSURED PERSONS, ORGANIZATION and the Company shall allocate such amount to Loss as follows:

           (i) 100% of such amount constituting defense costs shall be allocated to covered LOSS; and
           (ii) 100% of such amount other than defense costs shall be allocated to covered LOSS.

Entity Percentage Endorsement
Form 17-02-1331 (Ed.6/96)                                            Page 3 of 4

[CHUBB LOGO]

     (b) If any other CLAIM results in both LOSS covered by this Policy and loss not covered by this Policy, because such CLAIM includes both covered and uncovered matters or is made against both covered and uncovered parties, the INSURED PERSONS, ORGANIZATION and the Company shall allocate such amount between covered LOSS and uncovered loss based upon the relative legal exposures of the parties to such matters.

8. For purposes of coverage Under insuring clause 3 only, Section 18, Representations and Severability, is amended by adding the following:

     With respect to the declarations and statements contained in the written application(s) for coverage, all declarations and statements contained in such application and knowledge possessed by any INSURED PERSON shall be imputed to the ORGANIZATION for the purpose of determining if coverage is available.

9. For purpose of coverage under INSURING CLAUSE 3 only, Section 6, Severability of Exclusions, is deleted in its entirety and replaced with the following:

     SEVERABILITY OF EXCLUSIONS

     6. With respect to the exclusions in Sections 4, 5A and 5B, only facts pertaining to and knowledge possessed by any past, present or future chief financial officer, President or Chairman of the ORGANIZATION shall be imputed to the ORGANIZATION to determine if coverage is available for such ORGANIZATION.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED


                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                          July 5, 2000
                                                 -------------------------------
                                                              Date


Entity Percentage Endorsement
Form 17-02-1331 (Ed.6/96)                                            Page 4 of 4

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.:  15


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is agreed that under Section 27, DEFINITIONS, the definition of INSURED PERSON is deleted in its entirety and replaced with the following:

INSURED PERSON, either in the singular or plural, means any past, present or future duly elected director or duly elected or appointed officer of:

                (i)     The Organization;

                (ii)    Mutual Fund managed by the Organization;

                (iii)   Segregated Fund managed by the Organization; or

                (iv)    Investment Trust managed by the Organization

organized under federal, state or provincial laws of Canada or the United States of America, or any equivalent executive position under applicable law in any country other than Canada or the United States of America.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED


                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                          July 5, 2000
                                                 -------------------------------
                                                              Date

GLOBAL TITLES ENDORSEMENT

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.:  16


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is agreed that:

1.   The following Insuring Clause is added to this Policy:

     INSURING CLAUSE 3 Investigative Costs Coverage

     The Company shall pay on behalf of the ORGANIZATION all INVESTIGATION COSTS which such ORGANIZATION becomes legally obligated to pay on account of any SHAREHOLDER DERIVATIVE DEMAND first made during the POLICY PERIOD or, if exercised, the Extended Reporting Period, for a WRONGFUL ACT committed, attempted, or allegedly committed or attempted, by an INSURED PERSON before or during the POLICY PERIOD.

2. The heading for Section 4. Exclusions Applicable to Insuring Clauses 1 and 2, is deleted in its entirety and replaced with the following:

     Exclusions Applicable to all Insuring Clauses

3. Section 7, Limit of Liability, Deductible and Coinsurance, is amended as follows:

     a.    The following is added to the second paragraph:

           The Company's maximum liability for all INVESTIGATION COSTS covered under Insuring Clause 3 on account of all SHAREHOLDER DERIVATIVE DEMANDS first made during the same POLICY PERIOD shall be $250,000. This is a sublimit which further limits and does not increase the Company's maximum liability under this Policy as set forth in Item 2(B) of the Declarations for this Policy.

     b.    The following is added to the third paragraph:

           No deductible amount shall apply to INVESTIGATION COSTS covered under Insuring Clause 3.

4. Section 9, Defense and Settlement, is amended for purposes of coverage under Insuring Clause 3 by deleting the first paragraph in its entirety and replacing it with the following:

     Subject to this Section, it shall be the duty of the ORGANIZATION and not the duty of the Company to investigate and evaluate any SHAREHOLDER DERIVATIVE DEMAND.

FORM 17-82-1435 (Ed.12/97)                                           Page 1 of 2

[CHUBB LOGO]

5.   Section 27, Definitions, is amended by adding the following:

     INVESTIGATION COSTS means reasonable costs, charges, fees (including but not limited to attorney's fees and expert's fees) and expenses (other than regular or overtime wages, salaries or fees of the directors, officers or employees of the ORGANIZATION) incurred by the ORGANIZATION (including its board of directors or any committee of the board of directors) in connection with the investigation or evaluation of any SHAREHOLDER DERIVATIVE DEMAND.

     SHAREHOLDER DERIVATIVE DEMAND means any written demand, by one or more shareholders of an ORGANIZATION, upon the board of directors of such ORGANIZATION, to bring a civil proceeding in a court of law against any INSURED PERSON for a WRONGFUL ACT committed, attempted, or allegedly committed or attempted by an INSURED PERSON before or during the POLICY PERIOD.

6.   For purposes of coverage under Insuring Clause 3 only:

     a. all references in this Policy to LOSS or DEFENSE COSTS shall only mean INVESTIGATION COSTS; and.

     b. all references in this Policy to CLAIM or to CLAIM against any INSURED PERSON shall only mean any SHAREHOLDER DERIVATIVE DEMAND.


                ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                          July 5, 2000
                                                 -------------------------------
                                                              Date

INVESTMENT COST COVERAGE ENDORSEMENT
Form 17-02-1435 (Ed. 12/97)                                          Page 2 of 2

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.:  17


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is agreed that Section 27, DEFINITIONS, is amended to include the following:

1.   OUTSIDE DIRECTORSHIP means:

     (A) The executive position held by an INSURED PERSON(S) at the specific request of the ORGANIZATION in any corporation, joint venture, partnership, trust or other enterprise which is not included in the definition of ORGANIZATION; and

     (B) The position held by a Director(s), Officer(s) or Employee(s) with the approval of any ORGANIZATION as a Director, Officer, Governor, Trustee or Committee Member of any non-profit organization which is not included in the definition of ORGANIZATION.

2. Coverage under this policy shall extend to an OUTSIDE DIRECTORSHIP(S) held by an INSURED PERSON(S) only if such OUTSIDE DIRECTORSHIP(S) are at the specific request of the ORGANIZATION or was part of the duties regularly assigned to the INSURED PERSON(S) by the ORGANIZATION or is included by endorsements during the policy period. Any coverage under this policy resulting from such inclusion shall be subject to the following:

     (A) such coverage shall not be construed to extend to the Organization in which such OUTSIDE DIRECTORSHIP is held or to any of the other Officers, Directors, or Employees of such organization; and

     (B) such coverage shall be specifically excess of any other indemnity or insurance available to such INSURED PERSON(S) from the OUTSIDE ORGANIZATION by reason of serving in such OUTSIDE DIRECTORSHIP.

3. The amount payable for LOSS under this policy shall be reduced by the amount(s) paid or payable under any other policy issued by any one of the Chubb Group of Insurance Companies for any one claim for LOSS or series of interrelated claims for LOSS.


ODL NON-PROFIT AND FOR-PROFIT ENTITIES                               Page 1 of 2

[CHUBB LOGO]

4. If the ORGANIZATION is permitted or required by law to indemnify an INSURED PERSON(S) referred to in 5(A) below and does not in fact do so, other than for reason of FINANCIAL IMPAIRMENT of the ORGANIZATION, then the Company shall pay all such LOSS on behalf of such INSURED PERSON(S), but subject to the deductible amount set forth in Item 4 of the Declarations, all of the exclusions set forth in Section V and all other provisions, terms and conditions in this policy.

5.   Coverage under this policy shall extend to:

     (A) Any INSURED PERSON(S) of any ORGANIZATION who holds an OUTSIDE DIRECTORSHIP position with the approval of the ORGANIZATION.



                ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.


                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                          July 5, 2000
                                                 -------------------------------
                                                              Date

ODL NON-PROFIT AND FOR-PROFIT ENTITIES                               Page 2 of 2

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.:  18


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is agreed that under Section 15. CHANGES IN EXPOSURE ACQUISITION OR CREATION OF ANOTHER ORGANIZATION is deleted in its entirety and replaced with the following:

15. If the ORGANIZATION (i) acquires securities or voting rights in another organization or creates another organization, which as a result of such acquisition or creation becomes a SUBSIDIARY, or (ii) acquires any organization by merger into or consolidation with an ORGANIZATION, coverage shall apply to the INSURED PERSONS of such organization under this policy but only with respect to WRONGFUL ACTS committed, attempted, or allegedly committed or attempted, after such acquisition or creation unless the Company agrees, after presentation of a complete application and all appropriate information, to provide coverage by endorsement for WRONGFUL ACTS committed, attempted, or allegedly committed or attempted, by such INSURED PERSONS prior to such acquisition or creation.

     If the fair value of the assets of the acquired or created organization exceeds 20% of the total assets of the PARENT ORGANIZATION as reflected in the PARENT ORGANIZATION'S most recent audited consolidated financial statements, the PARENT ORGANIZATION shall give written notice of such acquisition or creation to the Company as soon as practicable together with such information as the Company may require and shall pay any reasonable additional premium required by the Company.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED


                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                           July 5, 2000
                                                 -------------------------------
                                                               Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.:  19


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is agreed that under Section 11. REPORTING AND NOTICE is deleted in its entirety and replaced with the following:

11. The DIRECTOR, CORPORATE SERVICES shall, as a condition precedent to exercising their rights under this Policy, give to the Company written notice as soon as practicable, but in no event later than ninety (90) days after the termination of the POLICY PERIOD, of any CLAIM made against the INSURED PERSONS for a WRONGFUL ACT.

     If an INSURED PERSON or the ORGANIZATION becomes aware of circumstances which could give rise to a CLAIM and gives written notice of such circumstance(s) to the Company during the POLICY PERIOD, then any CLAIMS subsequently arising from such circumstances shall be considered to have been made during the POLICY PERIOD in which the circumstances were first reported to the Company.

     The INSURED PERSONS and/or the ORGANIZATION shall, as a condition precedent to exercising their rights under this Policy, give to the Company such information and cooperation as it may reasonably require, including but not limited to a description of the CLAIM or circumstances, the nature of the alleged WRONGFUL ACT, the nature of the alleged or potential damage, the names of actual or potential claimants, and the manner in which the INSURED PERSONS and/or ORGANIZATION first became aware of the CLAIM or circumstances.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED


                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                          July 5, 2000
                                                 -------------------------------
                                                              Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.:  20


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is hereby agreed:

Within 60 days after the end of the first year of the POLICY PERIOD the PARENT ORGANIZATION shall have the option to extend the policy for one (1) year at no less favourable terms and conditions, provided that none of the following events occur:

1.   A loss is paid or reported under this policy; or

2. The PARENT ORGANIZATION fails to maintain the minimum regulatory capital requirements during the previous annual period; or

3.   The PARENT ORGANIZATION experiences a material change as outlined in section 15 of the policy, CHANGES IN EXPOSURE.

The additional premium(s) upon exercise of this option shall be as follows:

1. The premium shall be payable within 30 days upon the exercise date of this option.

2. The premium for this one (1) year extension shall not be greater than fifteen percent (15%) of the previous year's annual premium.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED


                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                          July 31, 2000
                                                 -------------------------------
                                                              Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   JUNE 1, 2000            Endorsement No.:  21


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is hereby agreed that Endorsement No.: 19 is deleted and replaced by the following:

It is agreed that under Section 11. REPORTING AND NOTICE is deleted in its entirety and replaced with the following:

11. The ASSISTANT VP, CORPORATE SERVICES shall, as a condition precedent to exercising their rights under this Policy, give to the Company written notice as soon as practicable, but in no event later than ninety (90) days after the termination of the POLICY PERIOD, of any CLAIM made against the INSURED PERSONS for a WRONGFUL ACT.

     If an INSURED PERSON or the ORGANIZATION becomes aware of circumstances which could give rise to a CLAIM and gives written notice of such circumstances(s) to the Company during the POLICY PERIOD, then any CLAIMS subsequently arising from such circumstances shall be considered to have been made during the POLICY PERIOD in which the circumstances were first reported to the Company.

     The INSURED PERSONS and/or the ORGANIZATION shall, as a condition precedent to exercising their rights under this Policy, give to the Company such information and cooperation as it may reasonably require, including but not limited to a description of the CLAIM or circumstances, the nature of the alleged WRONGFUL ACT, the nature of the alleged or potential damage, the names of actual or potential claimants, and the manner in which the INSURED PERSONS and/or ORGANIZATION first became aware of the Claim or circumstances.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED


                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                       September 22, 2000
                                                 -------------------------------
                                                              Date

Issued: September 22nd, 2000/or

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   OCTOBER 3, 2001         Endorsement No.:  22


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is agreed that Paul Wharram is added as an INSURED PERSON.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED


                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                       February 6, 2002/or
                                                 -------------------------------
                                                              Date

[CHUBB LOGO]

     CHUBB INSURANCE COMPANY OF CANADA

     MONTREAL - TORONTO - OAKVILLE - CALGARY - VANCOUVER   ENDORSEMENT


Effective date of
this endorsement:   MAY 1, 2002             Endorsement No.:  23


                                            To be attached to and form
                                            part of Policy No.: 7022 71 05 (C)


Issued to:          CANADA LIFE FINANCIAL CORPORATION


It is agreed that:

1. Section 27, Definitions, the definition of INSURED PERSON is amended to include a past, present or future employee of the ORGANIZATION while s/he is acting as an APPROVED PERSON.

2.   Section 27, Definitions, is further amended to add the following:

     APPROVED PERSON either in the singular or plural, means a person whose performance of a CONTROLLED FUNCTION as an employee of the ORGANIZATION has been approved by the Financial Services Authority pursuant to Section 60 of
     Part V of the Financial Services and Markets Act 2000 (U.K.), Chapter c.8

     CONTROLLED FUNCTION either in the singular or plural, means any of the functions numbered 1 through 20, specified by the Financial Services Authority in its Table of Controlled Functions of its Supervision Manual, SPECIFICATION OF FUNCTIONS, at 10.4.5 in Block 3 of its Handbook, and for which an employee of the ORGANIZATION has been approved by the Financial Services Authority pursuant to Section 60 of Part V of the Financial Services and Markets Act 2000 (U.K.), Chapter c.8.


                 ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

                                                         /s/ [ILLEGIBLE]
                                                 -------------------------------
                                                    Authorized Representative


                                                        July 8, 2002/or
                                                 -------------------------------
                                                              Date

SUMMARY OF INSURANCE 2002 TO 2003      CANADA LIFE

                                                                    CONFIDENTIAL


19

FIDUCIARY LIABILITY

NAMED INSURED           Canada Life Financial Corporation, et al

INSURER                 Liberty Mutual Insurance Company

POLICY NUMBER           RR1-B71-030169-062

POLICY TERM             June 1, 2002 to June 1, 2003

SUBJECT OF INSURANCE    Pays on behalf of

                        -   Canada Life (Sponsor Organization);

                        -   Named Plans;

                        - Any persons serving as past, present or future trustee or fiduciary of such Plans

                        All loss for which they are legally obligated to pay on account of any claims first made during the policy period for a wrongful act committed, attempted, or allegedly committed or attempted by an insured or by any personal for whose wrongful acts the insured is legally responsible.

LIMITS OF LIABILITY     U.S. $10,000,000   Each Loss

                        U.S. $10,000,000   Each Policy Period

                        Limits of Liability are reduced or exhausted by Defence Costs

DEDUCTIBLES             $      NIL     Non-Indemnifiable loss (where the Plan or
                                       Sponsor organization is not permitted or required to indemnify, or cannot due to insolvency)

                        U.S. $25,000   Indemnifiable Loss

MARSH                                                                         40

SUMMARY OF INSURANCE 2002 TO 2003      CANADA LIFE

                        Any deductible amount is reduced or exhausted by Defence Costs

KEY EXTENSIONS          -   Prior Acts for Reported Plans

                        -   Continuity: October 2, 1987

                        - Full severability of exclusions; no fact pertaining to or knowledge possessed by any insured shall be imputed to any other insured

                        - Coverage extended to protect estates, heirs, legal representatives for claims arising out of the wrongful acts of an insured person

                        -   60 Days Notice of Cancellation

                        - 15 days automatic extension of coverage upon termination of policy if no replacement policy effected.

                        - Extended Reporting Period (if the Insured terminates or refuses to renew):

                            (a)  Additional Premium:   To be determined at time
                                                       of request

                            (b)  Additional Period:    7 Years

KEY EXCLUSIONS          -   Pending or Prior Litigation Exclusion - June 1, 2002

                        -   Libel, Slander Exclusion

                        -   Willful Violation - Intentional Acts Exclusion

                        -   Dishonest or Fraudulent Acts Exclusion

                        -   Personal Injury Exclusion

                        -   Property Damage including Loss of Use Exclusion

TERRITORY               Fiduciary Liability for Employee Benefits Plans as
                        reported to the insurer

REPORTING               -   Annual Renewal Application

REQUIREMENTS            -   Annual Schedule of benefit plans

                        -   Annual Audited Statements for each Plan

                        - Notice as soon as practicable of any new newly created or acquired plans, or of any terminated plans

                        - This is a claims made policy. All claims against the Insured or circumstances which arise in the policy period that may result in a claim should be reported immediately. Failure to comply with the claims reporting provisions of this policy could result in the insurer denying coverage for a claim under the policy. Special attention must be given prior to expiry to ensure that all incidents which may give rise to a claim and all actual claims are reported to insurers prior to the expiry date of the policy

THIS IS A SUMMARY ONLY. Please refer to the actual policies for a complete statement of terms, conditions, exclusions and limitations regarding coverage.


MARSH                                                                         41

                                                                          [SEAL]

[LIBERTY INTERNATIONAL UNDERWRITERS CANADA(TM) LOGO]

                    LIBERTY INTERNATIONAL UNDERWRITERS CANADA
                (a division of Liberty Mutual Insurance Company,
                        hereinafter called "the Company")

                          FIDUCIARY LIABILITY INSURANCE
                                  DECLARATIONS

--------------------------------------------------------------------------------

          Policy Number:      RR3-B71-030169-012

          Renewal of:         NEW

          Item I              Parent Organization:

                              CANADA LIFE FINANCIAL CORPORATION

          Item II             Parent Organization's Address:

                              330 University Avenue
                              Toronto, Ontario
                              M5G 1R8

--------------------------------------------------------------------------------

THIS IS A CLAIMS MADE POLICY. This policy covers only claims first made against an insured (as defined in the policy) and reported to the Company during the policy period or during the discovery period (both as defined in the policy). Please read the attached policy terms carefully.

    Item III     Policy Period:        (A) From 12:01 a.m.                June 1, 2002
                                       (B) To 12:01 a.m.                  June 1, 2003
                                       Both local time at the address shown in Item II

    Item IV      Limits of Liability:  (A) Each loss                      $10,000,000 US
                                       (B) Aggregate per policy year      $10,000,000 US

    Item V       Insured Organization Deductible:                         $25,000 US

    Item VI      Plans                 ANY EMPLOYEE BENEFIT PLAN, BENEFIT
                                       PROGRAM OR INSURED PLAN NOW EXISTING OR
                                       HEREINAFTER CREATED

    Item VII     Endorsement(s):                                          1-4

This Policy (consisting of this declaration, the applicable application, the attached policy terms and the endorsement(s) referred to in Item VII) is valid only if, in addition to the facsimile signature of the President of Liberty Mutual Insurance Company, it is dated and signed below by a duly authorized representative of Liberty Mutual Insurance Company.

                                  BROKER'S COPY

/s/ [ILLEGIBLE]
---------------------------------
Authorized Representative

Liberty International Underwriters Canada
Liberty Mutual Insurance Company

OCTOBER 16, 2002
---------------------------------
Date

--------------------------------------------------------------------------------
            Liberty Executive Advantage Fiduciary Liability Insurance

Form (7/94)

[LIBERTY INTERNATIONAL UNDERWRITERS CANADA(TM) LOGO]

                    LIBERTY INTERNATIONAL UNDERWRITERS CANADA
                (a division of Liberty Mutual Insurance Company,
                        hereinafter called "the Company")

                                  POLICY TERMS

         (Words and expressions, other than in the headings, printed in bold are defined in paragraph 24 below.)

Relying upon the completeness and accuracy of the statements and disclosures in the application for this policy, in consideration of the payment of the premium as due and subject to the terms, provisions, limitations, conditions and exclusions of this policy, the Company AGREES as follows:

1. INSURING AGREEMENT: In respect of a loss resulting from a WRONGFUL ACT which an insured individual(s) becomes legally obligated to pay on account of any claim first made against him or her during the policy period and reported to the Company during the policy period or discovery period, the Company shall pay:

     1.1 on behalf of the insured individual(s), as and to the extent permitted or required by the applicable law, the loss for which the insured individual(s) are not indemnified by the INSURED ORGANIZATION or the plan; and

     1.2 on behalf of the INSURED ORGANIZATION or the plan, the loss for which the INSURED ORGANIZATION or the plan has granted indemnification to such insured individual(s) as and to the extent permitted or required by the applicable law.

2. EXCLUSIONS: The Company shall not be liable under this policy to make any payment for loss respecting a claim:

     2.1 resulting from or contributed to by the fraud, dishonesty, criminal act or willful violation of any applicable act or any other law or regulation of/by the INSURED INDIVIDUAL determined by a final judgement or adjudication and which was material to the outcome of the judgment or adjudication - the exclusion in this paragraph 2.1 applies to paragraph 1.1 only; or

     2.2 to the extent that it is an illegal benefit - the exclusion in this paragraph 2.2 applies to paragraph 1.1 only; or

     2.3       brought by an insured; or

     2.4 for bodily injury, sickness, disease or the death of any person, or for damage to or destruction of any tangible property including loss of use thereof; or

     2.5       for or in respect of a pollution loss; or

     2.6 alleging, arising out of, based upon or attributable to any failure or omission on the part of an insured to effect and maintain insurance or bonding for plan property, assets or obligations; or

--------------------------------------------------------------------------------
            Liberty Executive Advantage Fiduciary Liability Insurance

Form (7/94)

     2.7 alleging, arising out of, based upon or attributable to the facts alleged, or to the same or related WRONGFUL ACTS alleged or contained, in any claim which has been reported, or in any circumstances or which notice has been given, under any policy of which this policy is a renewal or replacement or which it may succeed in time; or

     2.8 alleging, arising out of, based upon or attributable to any act or omission of INSURED INDIVIDUAL(S) in their capacities as fiduciaries or administrators of any plan other than a covered plan, or by reason of their status as a fiduciary of such other plan;

     2.9 for discrimination whether on the basis of local, state or federal law, statutory or common, including but not limited to APPLICABLE LAW; or

     2.10 for failure to fund a PLAN in accordance with APPLICABLE LAW or a PLAN INSTRUMENT, or the failure to collect contributions owed to a plan; provided, however, that this exclusion shall not apply to the payment or reimbursement of DEFENCE COSTS; or

     2.11 alleging, arising out of, based upon or attributable to any WRONGFUL ACT as respects a PLAN taking place at any time when the INSURED ORGANIZATION did not sponsor such PLAN.

3. SEVERABILITY: With respect to paragraph 2 and with respect to the statements and disclosures in the application for this policy, the wrongful act or knowledge of any INSURED INDIVIDUAL shall not be imputed to any other INSURED INDIVIDUAL.

4. REPORTING REQUIREMENTS: The INSURED, as a condition precedent to their rights under this policy, shall give written notice during the POLICY PERIOD or DISCOVERY PERIOD of any claim together with full particulars to the Company as soon as practicable and shall give the Company such information and cooperation as it may require. Notice shall be given as provided in paragraph 19.

5. INITIAL REPORT: If during the POLICY PERIOD or DISCOVERY PERIOD, any INSURED becomes aware of CIRCUMSTANCES which could reasonably give rise to a CLAIM and written notice together with full particulars of such circumstance(s) is given to the COMPANY, then any claims subsequently arising from such circumstances shall be considered to have been reported during the POLICY PERIOD or DISCOVERY PERIOD, as applicable, in which the circumstances were reported.

6. DUTY: Upon a CLAIM being made, the INSURED shall cooperate fully and promptly with the COMPANY and its representatives.

7. LIABILITY LIMIT: The total limit of the Company's obligation to pay any loss under paragraph 1 (including DEFENCE COSTS) shall not exceed the limits of liability set forth in Item IV of the declarations.

8.   DEDUCTIBLE:

     8.1 There is no deductible in respect of the Company's obligation respecting a loss under paragraph 1.1.

     8.2 The COMPANY'S obligation respecting each loss under paragraph 1.2 is only to pay the amount which is excess of the deductible amount specified in Item V of the DECLARATIONS. The deductible amount shall be borne by the INSURED ORGANIZATION or the PLAN, as the case may be, uninsured and at its own risk.

     This policy assumes that the PARENT ORGANIZATION, each applicable subsidiary of the PARENT ORGANIZATION and each applicable PLAN has indemnified the INSURED INDIVIDUALS(S) to the full extent permitted or required by applicable law. However, if the PARENT ORGANIZATION or any such subsidiary or plan is financially unable to pay the deductible under this policy in respect of such indemnity because: (i) a receiver, liquidator, trustee or similar official has been properly

--------------------------------------------------------------------------------
            Liberty Executive Advantage Fiduciary Liability Insurance

Form (7/94)
     appointed by a court, or by a creditor, to control, manage or liquidate it;
     (ii) a proceeding to reorganize it has been brought under the Companies' Creditors Agreements Act (Canada) R.S.C. 1985 c. C-36; or (iii) it becomes a debtor in possession under title 11 of the United States Code, Bankruptcy, the Company shall advance such deductible on behalf of, and with a full right of recovery against, the parent organization or such subsidiary or plan, as the case may be.

9. DEFENCE: The Company has no duty to defend CLAIMS. DEFENCE COSTS shall only be incurred with the consent of the Company, such consent not to be unreasonably withheld and any DEFENCE COSTS incurred without such consent are deemed excluded from LOSS. Any amount paid by the Company prior to final determination of the LOSS shall be considered to be an advance only, any such amount which is subsequently determined as not being covered by this policy, shall be promptly repaid by the INSURED on whose behalf it was advanced and the payment of any such amount is without prejudice to such subsequent determination.

10. ALLOCATION: In the event that a CLAIM involves a LOSS that is covered by this POLICY and a LOSS or payment not covered by this POLICY or if the CLAIM is against an INSURED INDIVIDUAL and another person(s) (including the INSURED ORGANIZATION or PLAN), the INSURED and the Company will in good faith NEGOTIATE an agreement respecting a fair and reasonable allocation between such covered loss and such uncovered loss or payment whereupon the Company will, subject to paragraph 9, advance on a current basis DEFENCE COSTS it has agreed to and based upon such agreed upon allocation. If the allocation of DEFENCE COSTS is not agreed upon:

     10.1 The Company will, subject to paragraph 9, advance on a current basis such DEFENCE COSTS as it considers appropriate until a different allocation is finally determined by agreement, arbitration or litigation and without prejudice to such final determination; and

     10.2 if the INSURED disagree with the allocation under paragraph 10.1, at the written request of the INSURED affected, the allocation respecting DEFENCE COSTS shall be determined by a single arbitrator agreed to by such INSURED and the COMPANY, or, failing such agreement, by a single arbitrator appointed in accordance with the arbitration legislation of the province or territory of the address of the PARENT ORGANIZATION set out in Item II of the DECLARATIONS which shall also govern the arbitration, the arbitrator, in making his award, shall disregard any advances made by the Company hereunder and the decision of the arbitrator shall be final and binding and shall not be subject to appeal.

     Any amount advanced by the Company, which is subsequently determined by AGREEMENT, arbitration or litigation as not being covered by this policy shall be promptly repaid by the INSURED on whose behalf it was advanced.

11. SETTLEMENTS: No settlement shall be made without the consent of the Company (consent not to be unreasonably withheld) and any settlement made without such consent shall be deemed not to be a loss.

12. OTHER INSURANCE: If any other insurance policy(ies) covers a loss or any amount of a LOSS which would, but for this paragraph, be covered by this POLICY, then this POLICY shall cover the LOSS (subject to the terms, limitations, exclusions and conditions of this policy), to and only to the extent in excess of the coverage provided by such other insurance policy(ies) (regardless of whether they are stated to be primary, umbrella, contributory, excess or otherwise) provided that the limitation in this paragraph 12 shall not apply to an insurance policy(ies) that expressly refers to this POLICY and that is specifically written as excess to the limits of this POLICY.

13.  DISCOVERY PERIOD:

     13.1 If the Company terminates or refuses to renew this policy, other than for nonpayment of premium or if the PARENT ORGANIZATION fails to renew this policy, there shall be an

--------------------------------------------------------------------------------
            Liberty Executive Advantage Fiduciary Liability Insurance

Form (7/94)
               automatic extension of the coverage granted by this policy for a period of 15 days following the effective date of termination, but only for any wrongful act occurring prior to the effective date of termination and only if there is no replacement policy obtained providing coverage anytime during such 15 day period.

     13.2. If the Company terminates or refuses to renew this policy, other than for nonpayment of premium, the insured may, by giving written notice to the Company together with payment of an additional premium equal to 70% of the then most current annual premium, all within 30 days following the effective date of termination, extend the coverage granted by this policy for a period of 12 months following the effective date of termination, but only for any wrongful act occurring prior to the effective date of termination and in this event the automatic extension in paragraph 13.1 shall form part of and shall not be in addition to such period.

     The DISCOVERY PERIOD is deemed to be part of the then last policy year and does not increase the limits under paragraph 7. In paragraph 13.1, replacement policy means any fiduciary liability insurance policy whether or not its terms, conditions and premiums are comparable to those offered by the Company. An offer of renewal terms and conditions or premiums different from those in effect prior to renewal shall not constitute refusal to renew and, in such event, extension under paragraph 13.2 may only be obtained by an appropriate endorsement to this policy.

14. SALE OR DISSOLUTION: In the event of the sale or the dissolution of the PARENT ORGANIZATION, this policy shall, until its termination date, continue to apply to claims but only for WRONGFUL ACTS occurring prior to the time of such sale of dissolution. In the event of the sale or the dissolution of another member of the INSURED ORGANIZATION, with respect to that member, plan(s) sponsored by that member and the INSURED INDIVIDUAL(S) respecting such plan(s), this policy shall, until its termination date, continue to apply to claims but only for WRONGFUL ACTS occurring prior to the time of such sale or dissolution. Sale of the PARENT ORGANIZATION means a change in the control (within the meaning of subsection 2(3) of the Canada Business Corporations Act R.S.C. 1985 c. C-44) of the PARENT ORGANIZATION or a sale, lease or exchange of more than 50% of its property. Sale of a SUBSIDIARY means a sale of such number of shares of the SUBSIDIARY such that the INSURED ORGANIZATION no longer owns more than 50% of the issued and outstanding shares of the former SUBSIDIARY.

15. SUBROGATION: The Company shall be subrogated to the extent of any payment under this policy to all the rights of recovery of any of the insured and shall be entitled to seek recovery in the name(s) of any of the insured.

16.  TERMINATION: This policy terminates at the earliest of the following times:

     16.1.     upon the date set forth in Item III(B) of the declarations;

     16.2. the later of the date of receipt or deemed receipt by the Company of written notice of termination from the PARENT ORGANIZATION or the date specified in such notice;

     16.3. the later of the date which is 90 days after receipt or deemed receipt of a written notice of termination from the Company or the date specified in such notice; or

     16.4. at such other date as may be mutually agreed upon by the Company and the PARENT ORGANIZATION.

17. PREMIUM REFUND: If this policy is terminated pursuant to paragraph 16.2, the Company shall refund any unearned premium computed at short rates. If this policy is terminated under paragraphs 16.3 or 16.4 the refund shall be computed pro rata.

18. PARENT ORGANIZATION AS AUTHORIZED REPRESENTATIVE: The Company shall deal with the PARENT ORGANIZATION on behalf of all insured with respect to matters respecting this policy, the giving and receiving of any notices hereunder, the payment or return of premiums, the receiving of any

--------------------------------------------------------------------------------
            Liberty Executive Advantage Fiduciary Liability Insurance

Form (7/94)
     return premiums that may become due under this policy, the delivery and acceptance of endorsements, and the giving or receiving of any other notice provided for in this policy; and by accepting this policy the PARENT ORGANIZATION represents and warrants to the Company that it is authorized to so act on behalf of the insured. The PARENT ORGANIZATION is not an agent of the Company.

19. NOTICE: All notices required or permitted to be given hereunder shall be sufficiently given if: (1) delivered personally; (2) sent by prepaid registered mail; or (3) transmitted by facsimile telecommunication (fax) but only if it is also sent by prepaid registered mail as soon as possible and no later than four days after such transmission:

     19.1. In the case of notice to the insured or any of them, to the PARENT ORGANIZATION at the address or the fax number designated in Item II of the declarations; and

     19.2. in the case to notice of Liberty International Underwriters Canada, to: Suite 1000, P.O. Box 744, BCE Place, 181 Bay Street, Toronto, Ontario, M5J 2T3, Attention: Vice President of Claims, Fax:(416) 307-4372.

     Any notice delivered personally to the party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day and at the time it is so delivered at such address. Any notice transmitted by facsimile telecommunication (fax) if it is also so mailed, shall be deemed given and received on the day of its completed transmission as verified by the sending fax machine. Any notice mailed as aforesaid shall be deemed to have been given and received on the fourth day next following the date of its mailing provided that during such period postal service is not interrupted at either the jurisdiction of origin or the jurisdiction of destination. A party may by written notice hereunder to the other party change its address or its fax number from time to time provided that a fax number must always be provided.

20. FURTHER ASSURANCES: The insured will execute such further and other documents and do such further acts as may be necessary or desirable to carry out and give effect to the intent of this policy including doing everything necessary to preserve, secure and give effect to paragraph 15.

21. AMENDMENT OR ASSIGNMENT: Any amendment or change to or assignment, in whole or in part, of an interest in this policy shall only be effective if made in writing and signed by an authorized representative of the Company.

22. SPOUSAL BENEFIT AND ENUREMENT: If a claim against an INSURED INDIVIDUAL for a WRONGFUL ACT includes a claim against his legal spouse because and only because: (1) they are married; or (2) the claimant seeks to obtain recovery against property in which the spouse has an interest, the amount which the spouse becomes legally obligated to pay in respect of such claim (including the applicable DEFENCE COSTS) shall be deemed to be a loss of such INSURED INDIVIDUAL under this policy and subject to its terms, limitations, exclusions and conditions. This policy shall be binding upon and ensure to the benefit of the estates, heirs, executors, administrators and legal representatives of an INSURED INDIVIDUAL but only in respect of the wrongful act of such INSURED INDIVIDUAL.

23.  INTERPRETATION: In this policy:

     23.1. a reference to a paragraph followed by a number means the provision of this policy bearing that number and includes all provisions commencing with that number, for example, a reference to paragraph 1 includes paragraph 1.1 and paragraph 1.2;

     23.2 words and expressions shall be read with such changes in gender or number as the context shall require;

     23.3. the headings to the paragraphs and the table of contents, if any, are inserted for convenience only and shall not affect the construction hereof;

--------------------------------------------------------------------------------
            Liberty Executive Advantage Fiduciary Liability Insurance

Form (7/94)

     23.4. a reference to an act, statute, regulation or other legislation shall be deemed to extend to and include any amendments thereto and successor legislation and any rules, regulations, orders or directives issued thereunder;

     23.5. all dollar amounts expressed herein refer to the lawful currency of Canada; and

     23.6.     time shall be of the essence hereof.

24.  DEFINITIONS: In this policy:

     24.1. "ADMINISTRATOR" means any natural person in the performance of administrative (non-fiduciary) duties regarding a plan.

     24.2. "APPLICABLE LAW" means the Canada Pension Plan, R.S.C. 1985, c, C-8 the Pension Benefits Act of Ontario, R.S.O. 1990, c.P-8, the Employee Retirement Income Security Act of 1974 of the United States of America, 29 U.S.C.A. Sections 1001-1461 or any similar common or statutory law of Canada, the United States or any province, state or territory thereof, the regulations thereto, all as amended from time to time provided however, that "APPLICABLE LAW" shall not include any such law concerning government mandated or run workers' compensation, unemployment insurance, social security or disability benefits.

     24.3. "CLAIMS" means any verbal or written claim or allegation made anywhere in the world against or in respect of an insured which may reasonably result in a loss.

     24.4. "DECLARATIONS" means the most current applicable declarations or renewal certificate.

     24.5. "DEFENCE COSTS" means that part of the loss consisting of reasonable and necessary costs, charges and expenses (including premiums for any appeal bond, attachment bond or similar bond) incurred in investigating, defending, appealing or monitoring legal actions, claims, or proceedings respecting a loss or possible loss.

     24.6. "DISCOVERY PERIOD" means the period of time under paragraph 13.1 or, if exercised in accordance with the provisions of paragraph 13.2, the period of time in such paragraph 13.2, but in either case only if the requirements of paragraph 13 are met.

     24.7. "FIDUCIARY" means any person who has or exercise discretionary authority or control over the management of any plan or its assets and who therefore is subject to fiduciary obligations under the APPLICABLE LAW.

     24.8. "ILLEGAL BENEFIT" means a loss from a claim: (1) based upon or attributable to such INSURED INDIVIDUAL having gained any personal profit or advantage to which he was not legally entitled; (2) for the return by such INSURED INDIVIDUAL of any remuneration paid to him without the required approval(s) if it is legally determined that such remuneration is in violation of any APPLICABLE LAW or if under a settlement agreement it is agreed that such remuneration is to be repaid to the INSURED ORGANIZATION or the plan.

     24.9. "INSURED INDIVIDUAL" means: (1) any past, present or future natural person, director, officer, partner or employee of the INSURED ORGANIZATION or of a plan, in his or her capacity as a fiduciary or administrator of a plan; and (2) any other natural person who is included in the definition of "INSURED " by specific written endorsement attached to this policy, but only in his or her capacity as a FIDUCIARY or ADMINISTRATOR OF A PLAN

     24.10.    "INSURED" means: (1) the INSURED ORGANIZATION; (2) A PLAN; and
               (3) any INSURED INDIVIDUAL.

     24.11. "INSURED ORGANIZATION" means the PARENT ORGANIZATION and any SUBSIDIARY of the PARENT ORGANIZATION.

--------------------------------------------------------------------------------
            Liberty Executive Advantage Fiduciary Liability Insurance

Form (7/94)

     24.12. "LOSS" means the total amount which an insured become legally obligated to pay on account of each claim and for all claims first made in a policy year against the insured for wrongful acts for which coverage applies under this policy, including, but not limited to damages, judgments, settlements, costs and defence costs but excluding:(1) civil or criminal fines or penalties imposed by law; (2) punitive or exemplary damages; (3) the multiplied portion of multiplied damages; (4) taxes; (5) any amount for which the insured is not financially liable or which are without legal recourse to the insured; (6) plan benefits, or that portion of any settlement or award in an amount equal to such plan benefits, unless and to the extent that recovery of such benefits is based upon a covered wrongful act and is payable as a personal obligation of an insured individuals; (7) matters which are uninsurable under the law of the jurisdiction pursuant to which this policy shall be construed; or (8) regular or overtime wages, salaries or fees of the directors, officers or employees of the insured organization incurred in assessing, investigating, dealing with or assisting others to deal with the claim. all loss attributable to interrelated wrongful acts are deemed one loss originating in and attributable to the earliest policy year in which the applicable claim occurred.

     24.13. "PARENT ORGANIZATION means the entity designated as the Parent Organization in Item I of the declarations.

     24.14. "PLAN", means: (1) any pension plan designated in Item VI of the declarations, whether in Canada, the United States of America or elsewhere, which was on or prior to the inception date of this policy sponsored solely by the INSURED ORGANIZATION or sponsored jointly by the INSURED ORGANIZATION and a labour organization, solely for the benefit of the employees of the INSURED ORGANIZATION including any pension plan merged into or consolidated with such pension plan prior to such inception date;
               (2) any specified type of benefit including health care, disability, death or welfare plan subject to regulation under APPLICABLE LAW which was, is now or hereinafter becomes sponsored solely by the INSURED ORGANIZATION or sponsored jointly by the INSURED ORGANIZATION and a labour organization, solely for the benefit of the employees of the INSURED ORGANIZATION; or (3) any pension plan which during the policy period becomes sponsored solely by the insured organization or jointly by the insured organization and a labour organization, solely for the benefit of the employees of the insured organization, but only upon the condition that within 90 days of its becoming so sponsored, the insured organization shall have provided the Company with a completed application for such plan, agreed to any additional premium and/or amendment of the provisions of the policy required by the Company relating to such new plan, and paid same when due, and the Company shall by endorsement have added such new plan to
               Item VI of the declarations.

     24.15. "POLICY" means the application received by the Company for the coverage hereunder, the declarations, the terms, provisions, limitations, conditions and exclusions hereof and the endorsements hereto and, in the case of renewal by means of a renewal certificate, means the application received by the Company for the renewal, the renewal certificate, the then most current terms, provisions, limitations, conditions and exclusions, and all applicable endorsements.

     24.16. "policy period" means from the date specified in Item III(A) of the declarations to the date of termination of this policy under paragraph 16.

     24.17. "policy year" means the period of one year following the commencement date of this policy or any anniversary of such date provided that if the period between such commencement or anniversary date and the termination of this policy is less than one year, such lesser period. The discovery period is deemed to be part of the then last policy year.

     24.18. "pollution loss" means a loss resulting from or attributable to or in any way involving, directly or indirectly, (1) the actual, alleged or threatened seepage, discharge, dispersal,

--------------------------------------------------------------------------------
            Liberty Executive Advantage Fiduciary Liability Insurance

Form (7/94)
               release or escape of pollutants in contravention of; or (2) any direction or request to test for, monitor, clean up, remove, contain, treat, detoxify or neutralise pollutants under, the Environmental Protection Act of the Province of Ontario R.S.O. 1990 c. E-19 or any federal, provincial, state, municipal or other governmental statute, law, regulation or ordinance or the common law (including nuisance and trespass) or equity. Pollutants include (but are not limited to) any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapour, soot, fumes, acids, alkalies, chemicals and waste. Waste includes (but is not limited to) materials to be recycled, reconditioned or reclaimed.

     24.19. "subsidiary" of the parent organization means a company of which the parent organization owns more than 50% of the issued and outstanding shares voting in all circumstances either directly or through one or more subsidiaries of the parent organization.

     24.20. "wrongful act" means: (1) as respects a fiduciary of a plan, a plan or the insured organization; a violation of any of the responsibilities, obligations or duties imposed upon fiduciaries by the applicable legislation or any matter claimed against the insureds solely with respect to the applicable plan and solely by reason of their status as a fiduciary of a plan, a plan or the insured organization; and
               (2) as respects an administrator of a plan, any act, error or omission solely in the performance of one or more of the following administrative duties or activities but only with respect to the applicable plan: (a) counselling employees with respect to the plan; (b) providing interpretations with respect to the plan; (c) handling of records in connection with the plan; or (d) activities affecting enrollment, termination or cancellation of employees under the plan.



                      /s/ [illegible]                 /s/ [illegible]
                         President                       Secretary

[LIBERTY INTERNATIONAL UNDERWRITERS CANADA(TM) LOGO]

                    LIBERTY INTERNATIONAL UNDERWRITERS CANADA

                (a division of Liberty Mutual Insurance Company,
                        hereinafter called "the Company")

                                 ENDORSEMENT #1

                      PRIOR & PENDING LITIGATION EXCLUSION

--------------------------------------------------------------------------------
This endorsement, effective June 1, 2002          forms part of

Policy No. RR1-B71-030169-062 issued to CANADA LIFE FINANCIAL CORPORATION by Liberty International Underwriters Canada
--------------------------------------------------------------------------------

IT IS HEREBY UNDERSTOOD AND AGREED THAT:

SECTION 2: Exclusions, shall be amended to include the following:

     arising from any litigation, claims, demands, causes of action, legal or quasi-legal proceedings, decrees or judgments against any Insured, occurring prior to, or pending as of June 1, 2002 which any Insured had received notice or otherwise had knowledge as of such date; or arising from any subsequent litigation, claims, demands, causes of action, legal or quasi-legal proceedings, decrees or judgments against any Insured arising from, or based upon substantially the same matters as alleged in the pleadings of such prior or pending litigation, claims, demands, causes of action, legal or quasi-legal proceedings, decrees or judgments against any Insured.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

/s/ [ILLEGIBLE]
-----------------------
Authorized Representative

Liberty International Underwriters Canada
Liberty Mutual Insurance Company

OCTOBER 16, 2002
-----------------------
Date

--------------------------------------------------------------------------------
03/97                                       PRIOR & PENDING LITIGATION EXCLUSION
EAD File: DO.22B                                          (FOR FIDUCIARY POLICY)
                            Fiduciary Liability Standard Endorsement Form DO.22B

[LIBERTY INTERNATIONAL UNDERWRITERS CANADA(TM) LOGO]

                    LIBERTY INTERNATIONAL UNDERWRITERS CANADA

                (a division of Liberty Mutual Insurance Company,
                        hereinafter called "the Company")


                                 ENDORSEMENT #2

              SPECIAL ENDORSEMENT - U.K. FINES & PENALTIES COVERAGE

This endorsement effective June 1, 2002         forms part of

Policy No. RR1-B71-030169-062 issued to CANADA LIFE FINANCIAL CORPORATION by Liberty International Underwriters Canada

IT IS HEREBY UNDERSTOOD AND AGREED THAT:

Exclusion with respect to the underlying plan only, is deleted in its entirety and replaced with the following:

The Company shall not be liable, under the Fiduciary Liability Insuring Clause, for that part of loss, other than defense costs:

    (a) which constitutes fines or penalties or the multiple portion of any multiplied damage award, other than five percent or less or the twenty percent or less, civil penalties imposed upon an insured as a fiduciary under Section 502 (i) or (I), respectively of the Employee Retirement Income Security Act of 1974, as amended.

     However, fines and penalties shall not include any civil penalties imposed by the Pension Ombudsman of England and the Occupational Pensions Regulatory Authority of England pursuant to the English Pension Scheme Act of 1993, the English Pension Act of 1995, and rules and regulations thereunder, if:

     (i)  the premium for this endorsement is paid prior to its effective date;
          and
     (ii) the funds or assets of the pension scheme shall not be used to fund, pay or reimburse the premium for this coverage or any portion thereof.

The definitions, are amended by adding the following paragraph to the definition of claim:

     Any fact -finding investigation by the Pension Ombudsman appointed by the Secretary of State for Social Services and/or by the Occupational Pension Regulatory Authority or any successor body to it.


ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

/s/ [ILLEGIBLE]
-----------------------
Authorized Representative

Liberty International Underwriters Canada
Liberty Mutual Insurance Company

OCTOBER 16, 2002
-----------------------
Date

October 2002              SPECIAL ENDORSEMENT - U.K. FINES or PENALTIES COVERAGE

[LIBERTY INTERNATIONAL UNDERWRITERS CANADA(TM) LOGO]

                    LIBERTY INTERNATIONAL UNDERWRITERS CANADA

                (a division of Liberty Mutual Insurance Company,
                        hereinafter called "the Company")

                                 ENDORSEMENT # 3

                         AMENDMENT TO TERMINATION CLAUSE

This endorsement, effective June 1, 2002        forms part of

Policy No. RR1-B71-030169-062 issued to CANADA LIFE FINANCIAL CORPORATION by Liberty International Underwriters Canada

IT IS HEREBY UNDERSTOOD AND AGREED THAT:

Termination Section 16.2 is deleted in its entirety and replaced with the following:

     16.2 This policy may be cancelled by the PARENT ORGANIZATION any time by written notice or by surrender of this policy to the Company. This policy may also be cancelled by or on behalf of the Company by delivery to the PARENT ORGANIZATION or by mailing to the Parent Corporation, by registered, certified or other first class mail, at the address shown in Item II of the Declaration, written notice stating when, not less than sixty (60) days thereafter, the cancellation shall become effective. The mailing of such notice as aforesaid shall be sufficient proof of notice and this policy shall terminate at the date and the hour specified in such notice.


ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

/s/ [ILLEGIBLE]
-----------------------
Authorized Representative

Liberty International Underwriters Canada
Liberty Mutual Insurance Company

OCTOBER 16, 2002
-----------------------
Date

08/01                                            AMENDMENT TO TERMINATION CLAUSE
EAD D&O File: Form DO.03D                                 (FOR FIDUCIARY POLICY)
                                            D&O Standard Endorsement Form DO.03D

[LIBERTY INTERNATIONAL UNDERWRITERS CANADA(TM) LOGO]

                    LIBERTY INTERNATIONAL UNDERWRITERS CANADA

                (a division of Liberty Mutual Insurance Company,
                        hereinafter called "the Company")

                                 ENDORSEMENT # 4

                        APPLICATION RELIANCE ENDORSEMENT

This endorsement, effective June 1, 2002       forms part of

Policy No. RR1-B71-030169-062 issued to CANADA LIFE FINANCIAL CORPORATION by Liberty International Underwriters Canada

IT IS HEREBY UNDERSTOOD AND AGREED THAT:

In consideration of the premium paid, notwithstanding any other information furnished to the Company, this policy is issued in reliance upon the statements and disclosures made in any insurance application submitted to the Company, including but not limited to the Chubb Insurance Company of Canada Fiduciary Application signed and dated October 2, 1987, and any renewal or supplemental application, and that these applications will form part of the policy.


ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

/s/ [ILLEGIBLE]
-----------------------
Authorized Representative

Liberty International Underwriters Canada
Liberty Mutual Insurance Company

OCTOBER ??, 2002
-----------------------
Date


October 2002                                    APPLICATION RELIANCE ENDORSEMENT

                                                          [LETTERHEAD OF MARSH]

Coverage             : FIDUCIARY LIABILITY       Binder No.    : 2002014063 - 0
Assigned Policy No.  : TBA                       Date          : May 31, 2002
Binder

THE CANADA LIFE ASSURANCE COMPANY
ATTN: RITA NOVIELLI
330 UNIVERSITY AVE.
TORONTO, ON, MSG 1R8

This is to certify that in accordance with your instructions, the following insurance has been offered on your behalf against which a certificate/s and/or policy/ies will be issued by the insurer/s at which time the insurance under this binder shall cease. It is agreed that insurance contracts and premium agreements subsequently issued shall conform to this binder or amendments thereto.

NAMED INSURED:

     CANADA LIFE FINANCIAL CORPORATION

MAILING ADDRESS:

     ATTN: RITA NOVIELLI
     330 UNIVERSITY AVE.
     TORONTO, ON, M5G 1R8

PERIOD OF INSURANCE:

     From JUNE 1, 2002 to JUNE 1, 2003
     Birth Dates at 12:01 am standard time at the mailing address of the Insured

DETAILS OF COVERAGE:

     COVERAGE 1 -        FIDUCIARY LIABILITY

       LIMITS OF LIABILITY: (Including Sublimits, Aggregates)

                              US$ 10,000,000 each loss
                              US$ 10,000,000 each policy period

       DEDUCTIBLES:

                              (A) Non-Indemnifiable Loss, NIL
                              (B) Indenmifiable Loss, $25,000 U.S.

       ADDITIONAL DETAILS:

       Canada Life Financial

       Fiduciary Liability

       Subject to:

       Fully completed Liberty International Underwriters Canada application Copy of most recent warranty statement
       Current financials for all funds except Ireland, as soon as practicable Fiduciary Application for UK plan
       Actuary certification that Bahamas plan is funded adequately
       Client meeting within 60 days of binding
       Notification of cancellation for non-payment endorsement - as agreed
       UK Premium Fine and Penalties endorsement - as agreed

--------------------------------------------------------------------------------
                                                                     Page 1 of 2

                                                          [LETTERHEAD OF MARSH]

Coverage             : FIDUCIARY LIABILITY       Binder No.    : 2002014063 - 0
Assigned Policy No.  : TBA                       Date          : May 31, 2002

Binder
--------------------------------------------------------------------------------

    LIU Fiduciary Wording
        Print and Pending litigation Exclusion - policy inception
        Continuity endorsement - October 1, 1987, upon receipt of last warranty statement
        Full severability of Exclusions
    Coverage extended to protect estates, heirs, legal representatives for claims arising out of the wrongful acts of an insured person. Extended Reporting Period - 7 years, premium to be determined at time of request.

    PREMIUM:

                                                       US  $44,000.00

    Total for Coverage                                 US  $44,000.00


ADDITIONAL INTERESTS:

    Various

INSURERS AND PARTICIPATION:

         Insurers Interest (%)     US Premium   Underwriter  Authorized     Date
                                                             Signature
                                                             and Stamp

    COVERAGE 1-     FIDUCIARY LIABILITY

    LIBERTY MUTUAL       100.0000                   $44,000.00   /s/ [ILLEGIBLE]
    INSURANCE COMPANY(                                           -----------------------
                                                                 Liberty International Underwriters Canada
                                                                 Liberty Mutual Insurance Company
                         --------                   ----------
    Total for Coverage:  100.0000                   $44,000.00

CANCELLATION: Insurance may be cancelled by the Insurers by mailing at least 60 days written notice to the Named Insured at the address stated herein, except for Non-Payment of premium which is 15 days by registered mail or 5 days hand delivered.

[1] The Insurers are severally and not jointly liable, each for the percentage interest set against its name.
[2] The subscribing Insurers' obligations under contracts of insurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing Insurers are not responsible for the subscription of any co-subscribing Insurer who for any reason does not satisfy all or part of its obligation.

CURRENCY CODES USED:               Direct Enquires To:

    US - US DOLLAR                        Neil Gilberman
                                          416) 868 8893

                                          Jeffrey Traynor
                                          416) 868 2756

--------------------------------------------------------------------------------
                                                                     Page 2 of 2